UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Cigna Corporation

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2016 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Together, all the way.®

Cigna.

March 18, 2016

900 Cottage Grove Road

Bloomfield, Connecticut 06002

Dear Cigna Shareholder:

On behalf of the Cigna Corporation Board of Directors, our Enterprise Leadership Team and our more than 39,000 colleagues around the globe, we are pleased to cordially invite you to attend our 2016 Annual Meeting of Shareholders on April 27, 2016. The attached Notice of 2016 Annual Meeting of Shareholders and Proxy Statement contains important information about the business to be conducted at the Annual Meeting.

2015 marked the sixth consecutive year of strong financial and operating performance for Cigna, in which we again delivered outstanding results for our shareholders. We continue to be driven by our Company’s clear mission and the effective execution of our focused global strategy, as rapidly evolving market forces present exciting opportunities to deliver value to a variety of stakeholders.

Paramount to our approach to value creation, and our ability to consistently achieve competitively attractive results and strong shareholder returns, is putting the customer at the center of everything we do. This commitment is underscored through continuing investments in our business, the expansion of our personalized offerings in targeted geographic markets, and our efforts to transform the health care delivery system through innovative, aligned incentive and engagement programs with providers and customers.

Further accelerating our strategy, in mid-2015 we entered into an historic agreement to combine with Anthem, representing a unique opportunity to improve health service access, quality and affordability for consumers. Your vote in support of this combination was an important one in bringing together two complementary businesses, with strong value propositions, committed to building a more sustainable, value-based health care system.

In this proxy statement, you will find a discussion of our pay-for-performance compensation program that ensures the performance goals of Cigna’s executives are well aligned with the objectives of our Company based on disciplined measures of performance. We also provide detail on two significant governance changes — the beginning of the previously announced phased implementation of our declassified board structure, and the adoption of a separate Directors Code of Business Conduct and Ethics for our Board.

Our Board of Directors, comprised of individuals with diverse experiences and skills, is committed to strong corporate governance as a framework for financial integrity, shareholder transparency and competitively attractive performance.

Your vote is very important. Whether or not you plan to attend the 2016 Annual Meeting, we hope that you will cast your vote as soon as possible. Please review the instructions on each of your voting options described in the Important Notice Regarding the Availability of Proxy Materials. Additional instructions on how to vote can be found on pages 75 through 77 of the proxy statement.

We look forward to seeing you at the 2016 Annual Meeting. As always, thank you for your continued support of Cigna.

Sincerely,

/s/ David M. Cordani	/s/ Isaiah Harris, Jr.

David M. Cordani President and Chief Executive Officer	Isaiah Harris, Jr. Chairman of the Board

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME:	Wednesday, April 27, 2016 at 8:00 a.m.
PLACE:	Windsor Marriott Hotel, Ballroom 4 28 Day Hill Road Windsor, Connecticut 06095
ITEMS OF BUSINESS:

Proposal 1: Election of four director nominees for one-year terms expiring in April 2017.

Proposal 2: Advisory approval of executive compensation.

Proposal 3: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016.

Consideration of any other business properly brought before the meeting.

RECORD DATE:	You may vote on the matters presented at the Annual Meeting if you were a shareholder of record on Monday, February 29, 2016.
PROXY VOTING:	Your vote is very important, regardless of the number of shares you own. We urge you to promptly vote by telephone, by using the Internet, or, if you received a proxy card or instruction form, by completing, dating, signing and returning it by mail.

March 18, 2016	By order of the Board of Directors,
/s/ Neil Boyden Tanner
Neil Boyden Tanner
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders To Be Held on April 27, 2016

The Notice of Annual Meeting, Proxy Statement and Annual Report for

the fiscal year ended December 31, 2015 are available at www.envisionreports.com/ci.

PROXY STATEMENT SUMMARY

Mission and Strategy

Cigna’s mission is to improve the health, well-being and sense of security of the people we serve in our more than 90 million customer relationships around the globe. Our strategic focus is centered on delivering high quality, affordable, and personalized solutions for our customers and clients by leveraging our insights, brand, talent and localized approach. Creating value for our customers, and in turn, our shareholders, is a direct result of the effective execution of our Go Deep, Go Global, Go Individual strategy that we implemented in 2010.

As we execute our Go Deep, Go Global, Go Individual strategy, we are guided by a clear framework that drives ongoing value creation. First, we continue to leverage our differentiated capabilities across our diversified portfolio of businesses to create value for our customers and clients, which drives strong revenue and earnings growth. Second, our businesses generate strong margins, and have done so consistently over time, as well as strong free cash flow, which gives us significant financial flexibility and the opportunity to effectively deploy capital for the benefit of shareholders. Finally, we continue to position ourselves to capitalize on opportunities to expand in new buying segments, new distribution marketplaces, and new geographies. We believe that our guiding framework will continue to drive differentiated value for our customers and shareholders.

Consistent with our mission, we believe in being a good corporate citizen. Every day, Cigna employees around the world make meaningful contributions to improve the health of the communities where we live and work. Our goal is to help ensure that everyone has the best opportunity to achieve their optimal health.

In July 2015, we entered into a merger agreement with Anthem, Inc. (Anthem). Our shareholders overwhelmingly approved this merger at our special meeting in December 2015, with approximately 99% of the votes cast voting in favor of the adoption of the merger agreement, representing approximately 82% of Cigna’s outstanding shares as of the record date for the special meeting. We continue to expect the merger to close in the second half of 2016.

Until the merger with Anthem closes, we remain a separate and independent company, focused on delivering competitively attractive earnings and revenue growth to Cigna shareholders, as we have over the past several years through the successful execution of our strategy.

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	1

PROXY STATEMENT SUMMARY

Business Performance

In 2015, Cigna again delivered strong results with revenue and earnings contributions across the Company’s diversified portfolio of businesses. Consolidated revenue increased 8% over 2014 to $37.9 billion. Consolidated adjusted income from operations* increased to $2.3 billion compared to $2.1 billion for 2014. This reflects strong revenue growth and continued favorable medical and operating costs in the Global Health Care segment. The following charts demonstrate our track record for consistent growth.

CONSOLIDATED REVENUES (IN BILLIONS)	CONSOLIDATED ADJUSTED INCOME FROM OPERATIONS* (IN BILLIONS)

* We encourage you to review our Annual Report on Form 10-K for the year ended December 31, 2015 for more complete financial information. Consolidated adjusted income from operations is a measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income. This consolidated measure is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. For a reconciliation of consolidated adjusted income from operations to shareholders’ net income, see Annex A.

Total Shareholder Return

The following chart shows our cumulative Total Shareholder Return (TSR) as of December 31, 2015, on a one-, three- and five-year basis. For Cigna’s TSR relative to its Strategic Performance Share performance peer group and the S&P 500 Index, see page 30.	CUMULATIVE TOTAL SHAREHOLDER RETURN

2	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY

Board of Directors

CURRENT DIRECTORS	AGE	OCCUPATION	CURRENT TERM EXPIRATION	COMMITTEE MEMBERSHIPS
David M. Cordani	50	President and Chief Executive Officer of Cigna	2016	Executive
Eric J. Foss	57	Chairman, President and Chief Executive Officer of ARAMARK Corporation	2017	Corporate Governance People Resources
Michelle D. Gass	48	Chief Merchandising & Customer Officer of Kohl’s Corporation	2017	Audit Corporate Governance
Isaiah Harris, Jr.	63	Former President and Chief Executive Officer of AT&T Advertising & Publishing – East	2016	Chairman of the Board Executive (Chair)
Jane E. Henney, M.D.	68	Former Senior Vice President, Provost and Professor of Medicine, University of Cincinnati College of Medicine	2016	Corporate Governance (Chair) Executive People Resources
Roman Martinez IV	68	Private Investor	2017	Audit (Chair) Executive Finance
John M. Partridge	66	Former President of Visa, Inc.	2018	Finance (Chair) Executive People Resources
James E. Rogers	68	Former Chairman, President and Chief Executive Officer of Duke Energy Corporation	2018	Audit Finance
Eric C. Wiseman	60	Chairman and Chief Executive Officer of VF Corporation	2018	Finance People Resources
Donna F. Zarcone	58	President and Chief Executive Officer of The Economic Club of Chicago	2016	Audit Finance
William D. Zollars	68	Former Chairman, President and Chief Executive Officer of YRC Worldwide, Inc.	2017	People Resources (Chair) Executive Corporate Governance

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	3

PROXY STATEMENT SUMMARY

Corporate Governance

Cigna is committed to ensuring strong corporate governance practices on behalf of our shareholders. We believe that strong corporate governance provides the foundation for financial integrity, shareholder confidence and attractive performance.

At the Annual Meeting, the phased implementation of the Board’s declassified structure begins and, at the 2018 annual meeting of shareholders, all directors will be elected to one-year terms and the classified structure will be fully eliminated.

In 2015, the Board adopted a Director Code of Business Conduct and Ethics. The Board believes that having a separate code of conduct for the Board meaningfully enhances Cigna’s governance framework. Also in 2015, the Board and the Corporate Governance Committee conducted a thorough review of its governance practices and developed a set of Board Corporate Governance Guidelines (the Guidelines). The Guidelines set forth the key governance principles that guide the Board while also meeting the New York Stock Exchange (NYSE) listing standards.

KEY GOVERNANCE PRACTICES

•   Independent board of directors with diversity in composition, skills and experience

•   Independent Chairman of the Board

•   Regular executive sessions of the Board and its committees

•   Director elections by majority voting

•   Separate Code of Business Conduct and Ethics for the Board of Directors

•   Independent Audit, Corporate Governance, Finance and People Resources Committees

•   Annual self-evaluations of Board, committees and individual directors, including periodic independent third party assessments

•   Majority of director compensation delivered in Cigna common stock

•   Meaningful stock ownership guidelines for directors

4	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY

Executive Compensation

Cigna’s executive compensation program is based on the philosophy that executive pay should strongly align with the interests of our shareholders, directly link to Company and individual performance, and attract and retain executive talent. We believe the achievement of our corporate goals will result in the creation of meaningful and sustained long-term value for our shareholders. In 2015, our shareholders overwhelmingly cast advisory votes in favor of our executive compensation program, with 93.7% of votes cast in favor.

COMPENSATION GOVERNANCE AND CONTROLS

•   “Double trigger” requirement for change of control benefits

•   No tax gross-up of severance pay upon a change of control

•   Regular review of executive compensation governance market practices, particularly when considering the adoption of new practices or changes to existing programs or policies

•   Robust stock ownership guidelines and holding requirements for equity awards to align executives’ interests with shareholders

•   Prohibition of hedging of Cigna stock by all directors and employees, including the executive officers, and restrictions on pledging of Cigna stock by directors and Section 16 officers

•   A disgorgement of awards (clawback) policy beyond the mandates of Sarbanes-Oxley

•   Management of Long-Term Incentive Plan annual share usage (or burn rate) and total dilution by setting an annual share usage limit, which is below the maximum permitted under the plan

•   Limited executive officer perquisites

•   Ongoing review by the People Resources Committee of people development, including assessments of executive officers and key senior management

•   CEO and executive officer succession plans overseen by the Board of Directors, with assistance from the People Resources Committee

•   An annual assessment by the People Resources Committee of any potential risks and associated internal controls in our incentive compensation programs and policies

The target pay mix for the Chief Executive Officer and the other named executive officers during 2015 reflects our executive compensation philosophy. The percentages shown below are targets only and will not match the percentages calculable from the compensation reflected in the Summary Compensation Table on page 51.

CEO TARGET PAY MIX	OTHER NEO AVERAGE TARGET PAY MIX

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	5

PROXY STATEMENT SUMMARY

Voting Matters and Board Recommendations

PROPOSALS	BOARD RECOMMENDATION

Proposal 1. Election of Directors.

The Board and the Corporate Governance Committee believe that the four director nominees, David M. Cordani, Isaiah Harris, Jr., Jane E. Henney, M.D., and Donna F. Zarcone, bring a combination of diverse qualifications, skills and experience that is required for a well-rounded Board. Each director nominee has proven leadership ability, good judgment and has been an active and valued participant on the Board during his or her tenure.

FOR each of the nominees

Proposal 2. Advisory Approval of Executive Compensation.

The Board believes that Cigna’s executive compensation program design effectively aligns the interests of our executive officers with those of our shareholders by tying a significant portion of their compensation to Cigna’s performance and rewarding our executive officers for the creation of long-term value for Cigna’s shareholders. Because your vote is advisory, it will not be binding upon the Board. However, the Board and People Resources Committee value your opinion and will review and consider the voting results when making future executive compensation decisions.

FOR

Proposal 3. Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Accounting Firm for 2016.

The Audit Committee approved the appointment of PricewaterhouseCoopers LLP as Cigna’s independent registered public accounting firm for 2016. The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment.

FOR

6	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

Election of Directors (Proposal 1)

The Board of Directors is elected by Cigna’s shareholders. At the Annual Meeting, the Board is nominating four directors for one-year terms expiring in 2017 for election by shareholders. The role of the Board, its leadership structure and governance practices are described below in the Corporate Governance Policies and Practices section beginning on page 16. This section describes the process for director elections and director nominations, identifies the director responsibilities and qualifications considered by the Board and the Corporate Governance Committee in selecting and nominating directors, and presents the biographies, skills and qualifications of the director nominees and those directors continuing in office.

PROCESS FOR DIRECTOR ELECTIONS

In 2012, in response to feedback from shareholders, the Board decided to employ a measured, phased approach to implementing a declassified board structure. At the Annual Meeting, the phased implementation of the Board’s declassified structure begins. Directors elected at the Annual Meeting will serve a one-year term, expiring at the 2017 annual meeting of shareholders. A director (or his or her successor) who has been elected to a three-year term that does not expire at the 2016 Annual Meeting will complete such three-year term, and thereafter will stand for election for a one-year term. At the 2018 annual meeting of shareholders, all directors will be elected to one-year terms and the classified structure will be fully eliminated.

Cigna has adopted a majority voting standard for the election of directors in uncontested elections. Under this standard, each director must receive a majority of the votes cast with respect to that director. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee for the director to be elected. Each director has agreed to tender, and not withdraw, his or her resignation if he or she does not receive a majority of the votes cast at the Annual Meeting. The Corporate Governance Committee will make a recommendation to the Board on whether to accept the resignation. The Board has discretion to accept or reject the resignation. A director whose resignation is under consideration will not participate in the decisions of the Corporate Governance Committee or the Board concerning his or her resignation. In contested elections, the voting standard is a plurality of votes cast.

PROCESS FOR SELECTING AND NOMINATING DIRECTORS

Director Selection and Nomination Process

The Corporate Governance Committee retains a third-party search firm to assist in identifying and evaluating candidates for Board membership. The Corporate Governance Committee also considers suggestions for Board nominees submitted by shareholders, which are evaluated using the same criteria as new director candidates and current director nominees.

Once a potential candidate has been identified, the Corporate Governance Committee reviews the background of the new director candidate and presents him or her to the Board for consideration. When considering director candidates and the current composition of the Board, the Corporate Governance Committee and the Board consider how each candidate’s background, experiences, skills and/or prior board and committee service will contribute to the diversity of the Board. In addition, the Corporate Governance Committee and the Board consider the Company’s business strategy and how each director candidate’s background complements that strategy. Candidates interview with the Chair of the Corporate Governance Committee and the Chairman of the Board, as well as other members of the Board, as appropriate.

The Corporate Governance Committee assesses the Board’s composition as part of the annual self-evaluation of the Board (described on page 18). When considering whether to nominate current directors for re-election, the Corporate Governance Committee and the Board review the Board’s annual self-evaluation and the individual director’s performance against the expectations for Board membership (identified below under Director Expectations and Qualifications). The Board considered its composition as part of its annual evaluation. The Board may nominate for election and appoint to fill vacant or new Board positions only those persons who agree to adhere to the Company’s majority voting standard (described above under Process for Director Elections).

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	7

CORPORATE GOVERNANCE MATTERS

Director Expectations and Qualifications

The Corporate Governance Committee, in consultation with the Board, has identified individual director expectations and qualifications, characteristics, skills and experience that it believes every member of the Board should have. In addition, the Corporate Governance Committee has developed a list of areas of expertise that it believes supports Cigna’s business strategy and contributes to a well-rounded Board. The Corporate Governance Committee and the Board take into consideration these criteria and the mix of experience as part of the director recruitment, selection, evaluation and nomination process. While the Board does not have a formal policy with regard to diversity, the Corporate Governance Committee works to ensure that the Board is comprised of individuals with expertise in fields relevant to Cigna’s business, experience from different professions and industries, a diversity of age, ethnicity, gender and global experience and a range of tenures to provide a balance of fresh perspective and continuity.

Expectations of Every Director

•   Understand Cigna’s businesses and the importance of the creation of shareholder value

•   Participate in an active, constructive and objective way at Board and committee meetings

•   Review and understand advance briefing materials

•   Contribute effectively to the Board’s evaluation of executive talent, compensation and succession planning

•   Contribute effectively to the Board’s assessment of strategy and risk

•   Share expertise, experience, knowledge and insights as related to the matters before the Board

•   Advance Cigna’s business objectives and reputation

•   Demonstrate an ongoing commitment to consult and engage with the CEO and senior management outside of Board and committee meetings on matters affecting Cigna

Qualifications, Characteristics, Skills and Experience of Every Director

•   Good judgment and strong commitment to ethics and integrity

•    Ability to analyze complex business and public policy issues and provide relevant input concerning strategy

•    Free of conflicts of interest

• Ability to assess different risks and impact on shareholder value • Contribution to the Board’s overall diversity of thought • High degree of achievement in their respective fields

8	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

AREAS OF EXPERTISE THAT CONTRIBUTE TO A WELL-ROUNDED BOARD	RELEVANCE TO BUSINESS STRATEGY
Business Leader

Directors who have served as a chief executive officer, a CEO-equivalent or a business unit leader of a large company bring a practical understanding of large organizations, processes, strategy and risk management.

Finance

An understanding of finance, capital markets and financial reporting processes is necessary for a well-rounded Board because of the importance we place on accurate financial reporting and robust financial controls and compliance. In addition, Cigna’s business involves complex financial transactions.

Healthcare and Delivery Systems

As we work to create a sustainable health care ecosystem, the Board requires directors with experience on issues related to reducing health costs to patients through provision of care management and the use of innovative delivery system solutions.

Information Technology

Our business is highly dependent on maintaining both effective information systems and the integrity and timeliness of the data we use to serve our customers and health care professionals and to operate our business. For this reason, the Board needs directors with leadership experience related to the development, installation, implementation, security or maintenance of computer systems, applications and digital informatics.

International/Global	In furtherance of our Go Global strategy, the Board requires directors with leadership experience overseeing non-U.S. operations and working in diverse cultures around the world.
Marketing and Consumer Insights

The Go Deep and Go Individual aspects of our strategy necessitate that the Board include directors with leadership experience over marketing, advertising and consumer insight functions. These directors also have experience with product development and brand building, particularly as it focuses on end-user consumers.

Regulated Industry/Public Policy

Our business is highly regulated at the federal, state, local and international levels. For this reason, the Board needs directors with experience in regulated industries and public policies to help us identify, assess and respond to new trends in the legislative and regulatory environment.

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	9

CORPORATE GOVERNANCE MATTERS

Other Practices and Policies Related to Director Service

In addition to requiring that the Board is comprised of diverse and qualified individuals, the Board has adopted the following governance policies and practices that contribute to a highly functioning Board.

Limits on Public Company Directorships

To ensure each director is able to devote sufficient time and attention to his or her responsibilities as a board member, the Board has established the following limits on outside directorships:

•   Each director who also is a chief executive officer of a public company may not serve on more than one other public company board in addition to Cigna’s Board and the board of his or her employer (for a total of three public company directorships); and

•   Each director who is not a chief executive officer of a public company may serve on no more than four boards of other public companies (for a total of five such directorships).

All of our directors are in compliance with these limits on outside directorships.

Change in Director’s Principal Position

If a director changes his or her principal employment position, that director is required to tender his or her resignation to the Corporate Governance Committee. The committee will then recommend to the Board whether to accept or decline the resignation.

Mandatory Retirement Age	A director is required to retire no later than the annual meeting of shareholders coinciding with or following his or her 72nd birthday.
Continuing Education for Directors

The Board is regularly updated on Cigna’s businesses, strategies, customers, operations and employee matters, as well as external trends and issues that affect the Company. Directors also are encouraged to attend continuing education courses relevant to their service on Cigna’s Board. The Corporate Governance Committee oversees the continuing education practices, and the Company is kept apprised of director participation.

BOARD OF DIRECTORS’ NOMINEES

Upon the recommendation of the Corporate Governance Committee, the Board is nominating the four directors listed below for re-election for one-year terms to expire in April 2017. All nominees have consented to serve, and the Board does not know of any reason why any nominee would be unable to serve. If a nominee becomes unavailable or unable to serve before the Annual Meeting, the Board may either reduce its size or designate another nominee. If the Board designates a nominee, your proxy will be voted for the substitute nominee.

Below are biographies, skills and qualifications for each of the nominees and for each of the directors continuing in office. Each of the director nominees currently serves on the Board. The Board believes that the combination of the various experiences, skills and qualifications represented contributes to an effective and well-functioning Board and that the nominees and directors continuing in office possess the qualifications, based on the criteria described above, to provide meaningful oversight of Cigna’s business and strategy.

The Board of Directors unanimously recommends that shareholders vote FOR the nominees listed below.

10	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

DAVID M. CORDANI President, Chief Executive Officer and Director of Cigna AGE: 50 DIRECTOR SINCE: 2009 COMMITTEES: Executive

Mr. Cordani has served as Cigna’s Chief Executive Officer since December 2009 and as President since June 2008. He served as Chief Operating Officer from June 2008 until December 2009; President, Cigna HealthCare from 2005 until 2008; and Senior Vice President, Customer Segments & Marketing, Cigna HealthCare from 2004 until 2005. He has been employed by Cigna since 1991. Mr. Cordani has served as a director of General Mills, Inc., a publicly traded global manufacturer and marketer of branded consumer foods, since 2014. He is a member of the Business Roundtable and serves on the U.S.-India Business Council Board of Directors. Mr. Cordani was named one of Fortune Magazine’s Top Business Persons of the Year in 2015. His current term as a Director of Cigna began in 2013 and expires in 2016.

Business Leader. Mr. Cordani has extensive executive leadership and management experience, including through his current role as President and Chief Executive Officer of Cigna. Mr. Cordani has spearheaded Cigna’s transformation into a leading global health service company, more than doubling the size of the business since 2009. His prior role as Chief Operating Officer also encompassed broad responsibility for Cigna’s global business and corporate functions.

Finance. Mr. Cordani served as Business Financial Officer for Cigna’s healthcare division and in senior roles in corporate accounting and planning. He was formerly a CPA with public accounting experience at Coopers & Lybrand.

Healthcare and Delivery Systems. Mr. Cordani is President and Chief Executive Officer of Cigna Corporation, a global health service company and previously served as President of the Cigna HealthCare business segment. His long tenure with Cigna provides Mr. Cordani with unique perspective of the evolution of the healthcare service sector and the innovation of health delivery models.

Information Technology. Mr. Cordani manages Cigna’s information technology investments in support of business and strategic objectives.

Marketing and Consumer Insights. As Chief Executive Officer, he leads Cigna’s Go Deep, Go Global, Go Individual strategy, to deliver value in more than 90 million customer relationships around the world.

Regulated Industry/Public Policy. Mr. Cordani is actively engaged in public policy related to the highly regulated healthcare industry and other global business markets.

ISAIAH HARRIS, JR. Former President and Chief Executive Officer of AT&T Advertising & Publishing — East AGE: 63 DIRECTOR SINCE: 2005 COMMITTEES: Executive (Chair)

Mr. Harris has served as Chairman of the Board since December 2009 and served as Vice-Chairman of the Board from July 2009 through December 2009. Mr. Harris served as President and Chief Executive Officer of AT&T Advertising & Publishing — East (formerly BellSouth Advertising & Publishing Group), a communications services company, from 2005 until his retirement in 2007; as President, BellSouth Enterprises, Inc. from 2004 until 2005 and as President, Consumer Services, BellSouth Corporation from 2000 until 2004. Mr. Harris has served as an Independent Trustee of Wells Fargo Advantage Funds, a provider of mutual funds, since 2008 and served as a Director of Deluxe Corporation, a provider of customized products and services including financial services and direct checks, from 2004 until 2011. Mr. Harris was nominated as NYSE 2014 Chairman of the Year and was recognized by the Outstanding Directors Exchange as a 2010 Outstanding Director. His current term as a Director of Cigna began in 2013 and expires in 2016.

Business Leader. In his executive business leadership roles, including as CEO of AT&T Advertising and Publishing, Mr. Harris managed large organizations, developed and executed business strategies and led transformational change initiatives in both domestic and international operations.

Finance. Mr. Harris’ extensive finance experience includes 19 years of corporate finance and operational experience in multi-national organizations, including as Vice President of Finance, BellSouth Corporation, preceded by 13 years as a CPA with KPMG LLP. Through service on the Deluxe board of directors and as a trustee of Wells Fargo Advantage Funds, he has insight into financial services-related issues.

Marketing and Consumer Insights. Throughout his career with AT&T Advertising & Publishing, and particularly as President, Consumer Services, BellSouth Corporation (2000 to 2004), Mr. Harris focused on marketing communication services to end-user consumers.

Regulated Industry/Public Policy. Throughout his career at AT&T Advertising & Publishing, Mr. Harris navigated a heavily regulated and dynamic legal environment.

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	11

CORPORATE GOVERNANCE MATTERS

JANE E. HENNEY, M.D.

Former Senior Vice President,

Provost and Professor of Medicine,

University of Cincinnati College of

Medicine

AGE: 68

DIRECTOR SINCE: 2004

COMMITTEES: Corporate

Governance (Chair), Executive,

People Resources

Dr. Henney served as a Professor of Medicine at the University of Cincinnati College of Medicine, an educational institution, from 2008 until 2012. She served as Senior Vice President and Provost, Health Affairs at the University of Cincinnati Academic Health Center from 2003 until 2008. Appointed by President Bill Clinton, Dr. Henney served as the first female U.S. Commissioner of Food and Drugs from 1998 to 2001. Dr. Henney was appointed to the position of Home Secretary of the National Academy of Medicine, a division of The National Academies of Sciences designed to advise the nation on health issues, in April 2014. She has been a Director of AmerisourceBergen Corporation, a publicly traded bio-pharmaceutical company, since 2002, and was elected Lead Independent Director effective in March 2016. She also served as a director of Cubist Pharmaceuticals, Inc., a publicly traded pharmaceutical and biologics company, from 2012 until January 2015, and as a Director of AstraZeneca PLC, a publicly traded global pharmaceutical company, from 2001 until 2011. Dr. Henney has also served on the China Medical Board since 2004. She received recognition from the National Association of Corporate Directors as an NACD Directorship 100 “Class of 2011” and “Class of 2012” member. Dr. Henney also is an NACD Board Leadership Fellow. Her current term as a Director of Cigna began in 2013 and expires in 2016.

Healthcare and Delivery Systems. Dr. Henney’s positions as Medical Doctor, Home Secretary of the National Academy of Medicine, Commissioner of Food and Drugs, and Executive of Academic Health Center provide her with direct experience regarding emerging health care issues and complex health delivery systems.

Regulated Industry/Public Policy. As former Commissioner of Food and Drugs and Home Secretary of the National Academy of Medicine, Dr. Henney has extensive insight into the highly regulated health industry in the U.S. and abroad.

DONNA F. ZARCONE President and Chief Executive Officer of The Economic Club of Chicago AGE: 58 DIRECTOR SINCE: 2005 COMMITTEES: Audit, Finance

Ms. Zarcone has been the President and Chief Executive Officer of The Economic Club of Chicago, a civic and business leadership organization, since February 2012. She served as Interim President of The Economic Club of Chicago from October 2011 until February 2012 and as President and Chief Executive Officer of D. F. Zarcone & Associates LLC, a strategic advisory firm, from 2007 until February 2012. Ms. Zarcone served as the President and Chief Operating Officer of Harley-Davidson Financial Services, Inc., a provider of wholesale and retail financing, insurance and credit card programs and a wholly owned subsidiary of Harley-Davidson, Inc., from 1998 until 2006. She has been a Director of CDW Corporation, a publicly traded provider of technology products and services, since 2011. She also served as a Director of The Jones Group, Inc., a publicly traded designer, marketer and wholesaler of branded clothing, from 2007 to 2012 and Chairman of the Board of Eaglemark Savings Bank, a financial services provider, from 2002 to 2006. She received recognition from the National Association of Corporate Directors as an NACD Directorship 100 “Class of 2012” member. Ms. Zarcone is also an NACD Board Leadership Fellow. Her current term as a Director of Cigna began in 2013 and expires in 2016.

Finance. As an executive at Harley Davidson Financial Services and as the Chairman of the Board of Eaglemark Savings Bank, an FDIC-regulated entity, Ms. Zarcone oversaw end-user consumer financial services matters. She is a certified public accountant. As President and CEO of The Economic Club of Chicago, she monitors social and economic issues facing the U.S. and global markets.

Marketing and Consumer Insights. As President of Harley-Davidson Financial Services, Ms. Zarcone oversaw direct marketing initiatives to end-user consumers for a portfolio of financial products. As head of Enthusiast Services at Harley-Davidson, she oversaw brand loyalty initiatives. As a director of The Jones Group, she focused on end-user consumer-related issues.

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CORPORATE GOVERNANCE MATTERS

DIRECTORS WHO WILL CONTINUE IN OFFICE

ERIC J. FOSS Chairman, President and Chief Executive Officer of ARAMARK Corporation AGE: 57 DIRECTOR SINCE: 2011 COMMITTEES: Corporate Governance, People Resources

Mr. Foss has been Chairman of the Board of ARAMARK Corporation, a publicly traded provider of food services, facilities management and uniform services, since February 2015, and President and Chief Executive Officer since May 2012. He served as Chief Executive Officer of Pepsi Beverages Company, a beverage manufacturer, seller and distributor and a division of PepsiCo, Inc., from 2010 until December 2011. He served with The Pepsi Bottling Group, Inc. as its Chairman and Chief Executive Officer from 2008 until 2010; President and Chief Executive Officer from 2006 until 2008; and Chief Operating Officer from 2005 until 2006. Mr. Foss served on the Board of UDR, Inc., a publicly traded real estate investment trust, from 2003 until May of 2015. His current term as a Director of Cigna began in 2015 and expires in 2017.

Business Leader. Mr. Foss has extensive leadership experience through his roles as Chairman, President and CEO of ARAMARK Corporation, combined with his 30-year career at Pepsi Beverages Company and The Pepsi Bottling Group, including his role as Chairman and CEO.

Finance. As Chairman, President and CEO of ARAMARK and as CEO of Pepsi Beverages Company and The Pepsi Bottling Group, his experience includes oversight of financial operations, financial reporting, merger and acquisition activities and corporate restructurings. He led ARAMARK’s initial public offering in 2013 and was instrumental in The Pepsi Bottling Group’s initial public offering and oversaw its acquisition by PepsiCo.

International/Global. Mr. Foss’ responsibilities at ARAMARK, Pepsi Beverages Company and The Pepsi Bottling Group included international business leadership, managing the challenges of operating a global business, and strategic planning. At ARAMARK, he has oversight of operations in 20 countries, and throughout his tenure at Pepsi Beverage Company and The Pepsi Bottling Group, had responsibilities for global operations including international assignments.

Marketing and Consumer Insights. Mr. Foss’ service as CEO of Pepsi Beverages Company and The Pepsi Bottling Group provided him experience as an executive officer of a consumer oriented company.

MICHELLE D. GASS Chief Merchandising & Customer Officer of Kohl’s Corporation AGE: 48 DIRECTOR SINCE: 2014 COMMITTEES: Audit, Corporate Governance

Ms. Gass has served as Chief Customer Officer of Kohl’s Corporation, a publicly traded retailer, since 2013, and Chief Merchandising & Customer Officer since June 2015. Prior to this, Ms. Gass held various roles with Starbucks Coffee Company, a publicly traded manufacturer and retailer, for more than 16 years, including President, Starbucks Coffee, EMEA, from 2011 to 2013; President of the Seattle’s Best Coffee Unit and Interim President of the Global Consumer Products Division from 2009 to 2010; Executive Vice President, Global Marketing and Category and Chief Global Strategist from 2008 to 2009. Ms. Gass also served as a director of Ann, Inc., a publicly traded retailer, from 1998 to 2013. Her current term as a Director of Cigna began in 2014 and expires in 2017.

Business Leader. Ms. Gass’ business leadership experience includes her position as the Chief Merchandising & Customer Officer of Kohl’s Corporation, and various roles of increasing responsibility over her 15-year career at Starbucks Coffee Company.

International/Global. As President, Starbucks EMEA (Europe, Middle East and Africa), Ms. Gass oversaw and grew the company’s 1,900 owned and licensed store operations across the region and fulfilled international assignments.

Marketing and Consumer Insights. Ms. Gass is responsible for Kohl’s overall customer engagement strategy, including the company’s digital, marketing, public relations, and social responsibility efforts, as well as the high growth omni-channel business. During her Starbucks tenure, she held a variety of leadership roles across marketing, global strategy and category management, playing a key role in the company’s overall strategic blueprint.

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CORPORATE GOVERNANCE MATTERS

ROMAN MARTINEZ IV Private Investor AGE: 68 DIRECTOR SINCE: 2005 COMMITTEES: Audit (Chair), Executive, Finance

Mr. Martinez has been a private investor since 2003. In 2003, he retired as Managing Director of Lehman Brothers, an investment banking firm, following a 31-year career with the firm. He served as a director of Alliant Techsystems Inc., a publicly traded aerospace, defense and commercial products company, from 2004 until February 2015, when Alliant Techsystems, Inc. merged with Orbital Sciences, Inc. to create Orbital ATK, Inc. and simultaneously spun-off its commercial products company. Mr. Martinez has served as a director of Orbital ATK, Inc. since February 2015. Mr. Martinez has served on the Board of Trustees of New York Presbyterian Hospital since 1996. His current term as a Director of Cigna began in 2014 and expires in 2017.

Finance. Mr. Martinez has over ten years of experience as a private investor and serves on the Investment Committees of several non-profit organizations. He previously served on the Investment Advisory Council of the State of Florida, which provides independent oversight of the Florida Retirement System funds and other state funds, which aggregated in excess of $150 billion. He has extensive experience in investment banking through his 31-year tenure with Lehman Brothers where he was involved in a broad spectrum of U.S. and international investment banking activities covering financing, mergers and acquisitions and restructuring advisory assignments as well as financing transactions for governments and corporations.

Healthcare and Delivery Systems. Through his over 15 years serving on the Board of Trustees of New York Presbyterian Hospital, Mr. Martinez developed insights into the issues facing health care systems in a rapidly changing environment, including the provision of care management and delivery systems.

JOHN M. PARTRIDGE Former President of Visa, Inc. AGE: 66 DIRECTOR SINCE: 2009 COMMITTEES: Finance (Chair), Executive, People Resources

Mr. Partridge served as President of Visa, Inc., a publicly traded consumer credit company, from 2009 until 2013 and as Chief Operating Officer from 2007 to 2009. He joined Visa USA in October 1999 and served as President and Chief Executive Officer of Inovant (a Visa subsidiary) from 2000 to 2007 and as Interim President of Visa USA in 2007. From 1998 until joining Visa USA, Mr. Partridge served as Senior Vice President and Chief Information Officer of Unum Provident Corp., a publicly traded disability insurance company. From 1989 to 1998, Mr. Partridge was Executive Vice President for Credicorp Inc., a commercial banking, insurance and investment banking company, where he was responsible for consumer banking, technology and operations. Prior to joining Credicorp Inc., Mr. Partridge held various management positions with Wells Fargo Bank. Mr. Partridge has been a Director of Global Payments, Inc., a publicly traded provider of electronic transaction processing services, since 2013. His current term as a Director of Cigna began in 2015 and expires in 2018.

Business Leader. Mr. Partridge has extensive senior leadership experience through his positions with Visa, Inc., Visa USA, Inovant, Unum and Credicorp.

Finance. As President and CEO of Inovant, he had direct oversight of financial operations, financial reporting, merger and acquisition activities and corporate restructurings. As President of Visa, he was involved with financial oversight and reporting and strategic transactions. His responsibilities at Credicorp provided significant financial services experience.

Information Technology. Mr. Partridge has experience managing and overseeing information technology investments in support of business objectives which he gained through each of his executive leadership positions, including as Chief Information Officer of Unum and as a director of Global Payments. As President of Inovant, he oversaw Visa’s electronic payment processing service.

International/Global. As President of Visa, Mr. Partridge’s responsibilities included international business leadership. He also serves as a director of a large public company with extensive international operations. His responsibilities with Credicorp included international assignments.

Marketing and Consumer Insights. Through his tenure with Visa, Mr. Partridge focused heavily on consumer credit and oversaw marketing, product, client service, support and processing services. As Executive Vice President of Credicorp, his responsibilities included consumer banking.

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CORPORATE GOVERNANCE MATTERS

JAMES E. ROGERS Former Chairman, President and Chief Executive Officer of Duke Energy Corporation AGE: 68 DIRECTOR SINCE: 2007 COMMITTEES: Audit, Finance

Mr. Rogers served as Chairman of Duke Energy Corporation, a publicly traded electric power company, from 2007 until 2013 and as the President and Chief Executive Officer from 2006 until 2013. He co-founded and has served as Chairman of Brightlight Foundation, a non-profit provider of globally accessible and affordable energy solutions, since 2011. He was formerly the Chairman, President and Chief Executive Officer of CINERGY Corp. (which merged with Duke Energy Corporation in 2006) from 1994 until 2006. Mr. Rogers served as a Director of Applied Materials, Inc., a publicly traded provider of equipment services and software, from 2008 until April 2015, and a director of Fifth Third Bancorp, a regional banking corporation from 1995 until 2009. He received recognition from the National Association of Corporate Directors as an NACD Directorship 100 “Class of 2011” member. His current term as a Director of Cigna began in 2015 and expires in 2018.

Business Leader. Mr. Rogers has extensive senior leadership experience through his positions with Duke Energy and in the utility industry for 25 years. Over the course of his career, he served on the boards of eight Fortune 500 companies.

Finance. As President and CEO of Duke Energy, he had oversight of financial operations, financial reporting, merger and acquisition activities and corporate restructurings. As a director of Fifth Third Bancorp, Mr. Rogers developed expertise in several facets of commercial and consumer financial services.

Regulated Industry/Public Policy. Throughout his career at Duke Energy and CINERGY, Mr. Rogers operated in a heavily regulated environment and oversaw and implemented strategic policy initiatives. Before his corporate career, he served as the Deputy General Counsel for the Federal Energy Regulatory Commission and as a partner in the law firm of Akin Gump Strauss Hauer & Feld in Washington, D.C.

ERIC C. WISEMAN Chairman and Chief Executive Officer of VF Corporation AGE: 60 DIRECTOR SINCE: 2007 COMMITTEES: Finance, People Resources

Mr. Wiseman has served as Chairman of VF Corporation, a publicly traded apparel and footwear company, since August 2008, as Chief Executive Officer since January 2008, Director since 2006, and President from 2006 until June 2015. He served as Chief Operating Officer of VF Corporation from 2006 to 2008; Executive Vice President, Global Brands from 2005 to 2006; Vice President and Chairman, Sportswear and Outdoor Coalitions from 2004 until 2005; and Vice President and Chairman, Global Intimates and Sportswear Coalition from 2003 until 2004. Mr. Wiseman has been a Director of Lowe’s Companies, Inc., a publicly traded retail home improvement and appliance company, since 2011. His current term as a Director of Cigna began in 2015 and expires in 2018.

Business Leader. Mr. Wiseman has extensive senior leadership experience through his positions with VF Corporation.

Finance. As Chairman and CEO of VF Corporation, he has oversight of financial operations, merger and acquisition activities and corporate restructurings.

International/Global. Through leadership positions at VF Corporation, Mr. Wiseman oversees operations and product sales in over 150 countries. Prior to joining VF Corporation, he held executive leadership roles at Sara Lee Corporation that included international business leadership and international assignments.

Marketing and Consumer Insights. Through leadership roles at VF Corporation, Mr. Wiseman oversees marketing of 30 different brands through all channels of distribution, both domestically and internationally. As a director of Lowe’s, he focuses on end-user consumer-related issues.

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CORPORATE GOVERNANCE MATTERS

WILLIAM D. ZOLLARS Former Chairman, President and Chief Executive Officer of YRC Worldwide, Inc. AGE: 68 DIRECTOR SINCE: 2005 COMMITTEES: People Resources (Chair), Executive and Corporate Governance

Mr. Zollars served from 1999 to 2011 as Chairman, President and Chief Executive Officer of YRC Worldwide, Inc., a holding company whose subsidiaries provide regional, national and international transportation and related services. Prior to that, Mr. Zollars was President of Yellow Transportation, Inc., from September 1996 through November 1999. From 1994 to 1996, he was Senior Vice President of Ryder Integrated Logistics. He also held various executive positions with Eastman Kodak. Mr. Zollars served as Director of ProLogis Trust, a real estate investment trust, from 2004 through 2010 and rejoined the Board of ProLogis in 2011. He has served as a Director of

Cerner Corporation, a publicly traded supplier of health care information technology, since 2005. His current term as a Director of Cigna began in 2014 and expires in 2017.

Business Leader. Mr. Zollars’ role as Chairman, President and Chief Executive Officer of YRC Worldwide and various executive leadership positions with Yellow Transportation, Ryder Integrated Logistics and Eastman Kodak provided him extensive senior leadership experience.

Finance. As Chairman, President and CEO of YRC Worldwide, Mr. Zollars had oversight of financial operations, merger and acquisition activities and corporate restructurings and led YRC’s comprehensive recovery plan to reduce cost structure and improve operating results, cash flow from operations, liquidity and financial condition.

Healthcare and Delivery Systems. As a director of Cerner, he focuses on issues facing the healthcare industry, particularly health information technology.

International/Global. As President and CEO of YRC, Mr. Zollars oversaw global operations and strategic planning and, throughout his YRC tenure, undertook international assignments.

Corporate Governance Policies and Practices

Cigna is committed to ensuring strong corporate governance practices on behalf of our shareholders. We believe that strong corporate governance and an independent Board provide the foundation for financial integrity, shareholder confidence and attractive performance. The Corporate Governance Committee regularly reviews Cigna’s governance program based on, among other things, developments in corporate governance, shareholder interactions, legal or regulatory actions, proxy advisory firm positions, Securities and Exchange Commission (SEC) guidance and NYSE requirements. In 2015, the Board and the Corporate Governance Committee conducted a thorough review of its governance practices and developed a set of Board Corporate Governance Guidelines (the Guidelines). The Guidelines set forth the key governance principles that guide the Board while also meeting the NYSE listing standards. The Guidelines, together with the charters of the Audit, Corporate Governance, Finance, People Resources and Executive Committees, provide a framework of policies and practices for our effective governance.

The Board and the Corporate Governance Committee review the Guidelines and the committees review their respective charters at least annually and update these governing documents as necessary to reflect changes in the regulatory environment, evolving practices and input from shareholders. The full text of the Guidelines and committee charters are available on our website at www.cigna.com/about-us/corporate-governance/ and are available to any shareholder who requests a copy.1

Corporate Governance Highlights

•    Independent board of directors with diversity in composition, skills and experience

•    Independent Chairman of the Board

•    Regular executive sessions of the Board and its committees

•    Director elections by majority voting

•    Separate Code of Business Conduct and Ethics for the Board of Directors

•    Independent Audit, Corporate Governance, Finance and People Resources Committees

•    Annual self-evaluations of Board, committees and individual directors, including periodic independent third party assessments

•    Majority of director compensation delivered in Cigna common stock

•    Meaningful stock ownership guidelines for directors

1 The information on our website is not, and shall not be deemed to be, part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

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CORPORATE GOVERNANCE MATTERS

DIRECTOR INDEPENDENCE

Cigna believes in the importance of a board comprised largely of independent, non-employee directors. The current Board includes 10 non-employee directors. On an annual basis, the Board, through its Corporate Governance Committee, reviews relevant relationships between directors, their immediate family members and the Company, consistent with Cigna’s independence standards. Cigna’s independence standards, which are detailed in the Guidelines, are consistent with the independence requirements set forth in the NYSE’s listing standards.

To be independent under Cigna and NYSE standards, the Board must affirmatively determine that a director has no material relationships with the Company directly or as an officer, shareholder or partner of an organization that has a relationship with the Company. In making its assessment, the Board considers all relevant facts and circumstances, including whether transactions with such organizations are in the ordinary course of Cigna’s business and/or the amount of such transactions (in aggregate or as a percentage of the organization’s revenues or assets). The Board also considers that the Company may sell products and services to, and/or purchase products and services from, organizations affiliated with our directors and may hold investments (generally, debt securities) in organizations affiliated with our directors.

Based on its review of director relationships, the Board has affirmatively determined that there are no material relationships between the non-employee directors and the Company and all non-employee directors (Dr. Henney, Ms. Gass, Ms. Zarcone and Messrs. Foss, Harris, Martinez, Partridge, Rogers, Wiseman and Zollars, as well as former director Mr. Joseph Sullivan) are independent as defined in both Cigna’s Guidelines and the NYSE listing standards. In addition, at the committee level, all committee members are independent and the members of the Audit Committee and the People Resources Committee meet the NYSE’s heightened independence requirements for service on those committees.

BOARD LEADERSHIP STRUCTURE

The Board is committed to the long-term growth of the business and the successful execution of our mission to improve the health, well-being and sense of security of the people Cigna serves around the globe. To fulfill its responsibilities to our shareholders, Cigna’s Board, both directly and through its committees, regularly engages with management, ensures management accountability and reviews the most critical issues that face Cigna. The Board is committed to meeting the dynamic needs of the Company and focusing on the interests of its shareholders and, as a result, regularly evaluates and adapts its composition, role and relationship with management.

Independent Chairman of the Board

We currently separate the roles of the Chairman of the Board and CEO. Our CEO sets the strategic direction for the Company, working with the Board, and provides day-to-day leadership, while our Chairman leads the Board in the performance of its duties and serves as the principal liaison between the independent directors and the CEO. We believe that having an independent Chairman assists in ensuring independent oversight of the Company and the management team. The Board regularly assesses the appropriateness of this leadership structure and has concluded that this structure best suits Cigna’s needs at this time.

In February 2015, the Board re-elected Isaiah Harris, Jr. to serve as our independent Chairman. The Board elects the Chairman to a three-year term, expiring at the annual meeting occurring at the end of the third year. Mr. Harris’ current term as Chairman will expire in April 2018. The full Board evaluates the Chairman’s performance on an annual basis as part of the annual Board evaluation.

Chairman Responsibilities

•   Serve as principal representative of the Board

•   Facilitate discussion among independent directors on key issues

•   Preside over Board and shareholder meetings

•   Advise the CEO on issues of concern for the Board

•   Develop agenda for Board meetings, in consultation with the CEO and other directors

•   Act as liaison between Board and management

•   Lead the Board in CEO succession planning

•   Engage in the director recruitment process

•   Represent the Company in interactions with external stakeholders, at the direction of the Board

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CORPORATE GOVERNANCE MATTERS

Annual Board Evaluations

Each year, the Corporate Governance Committee oversees the self-evaluation of the Board and its committees, as well as a review of each individual director’s performance (including the Chairman’s) against the established responsibilities of Cigna Board members. Each committee also is responsible for conducting a self-assessment to identify potential areas of improvement. On an ongoing basis, directors offer suggestions and recommendations intended to further improve Board performance. Periodically, the Board engages an independent third party to conduct a Board assessment.

Access to Management and Advisors

A member of senior management is assigned to each committee to act as a staff officer. Staff officers attend committee and Board meetings and work with their respective committee chair to assist in setting and developing meeting agenda and materials. Committee chairs communicate frequently with staff officers and other members of management between scheduled Board meetings with respect to committee issues.

The Board and its committees are able to access and retain independent advisors as and to the extent they deem necessary or appropriate.

RESPONSIBILITIES OF THE BOARD

Board Oversight of Risk and Enterprise Risk Management

The Board of Directors has the ultimate responsibility for risk oversight under Cigna’s risk management framework. The Board executes its duty both directly and through its Audit, Corporate Governance, Finance and People Resources Committees. The Audit Committee oversees Cigna’s enterprise risk management (ERM) framework. ERM is a Company-wide initiative that involves the Board, Cigna’s management, Cigna’s Chief Risk Officer and General Auditor (CRO) and internal audit function in an integrated effort to (1) identify, assess, prioritize and monitor a broad range of risks and (2) formulate and execute plans to monitor and, to the extent possible, mitigate the effect of those risks. The CRO meets with the Audit Committee regularly during its executive sessions and reports to the Board at least annually.

Cigna has implemented practices so that the Board and its committees are regularly briefed on issues related to the Company’s risk profile. These reports are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include strategic, operational, financial reporting, succession and compensation, cyber-security, compliance, reputational, governance and other risks.

The Board, including its committees, oversees risks associated with their respective areas of responsibility, as summarized below. Each committee meets in executive session and with key management personnel and representatives of outside advisors as necessary.

BOARD/COMMITTEE	PRIMARY AREAS OF RISK OVERSIGHT
Full Board

Strategic, financial and execution risks and exposures associated with Cigna’s business strategy, including impact of changes to laws and regulations, significant litigation and regulatory exposures, and other current matters that may present material risk to financial performance, operations, infrastructure, plans, prospects, reputation, acquisitions and divestitures.

Audit Committee

In addition to overseeing Cigna’s ERM framework, oversees risks related to the Company’s financial statements, the financial reporting process, accounting, cyber-security and certain legal and compliance matters. The Audit Committee also oversees the internal audit function and the Company’s ethics and compliance program.

Corporate Governance Committee

Oversees risks and exposures associated with director succession planning, corporate governance and overall Board effectiveness. Also oversees the Company’s risks related to political and charitable contributions. In exercising this oversight, the Corporate Governance Committee reviews and discusses financial contributions to such organizations.

Finance Committee

Oversees the Company’s deployment of capital, technology and investment-related initiatives. In exercising this oversight, the Finance Committee regularly reviews and discusses the technology, financial market and capital management risks that are monitored through the Company’s ERM process.

People Resources Committee

Oversees compensation related-risks and management succession planning. For additional information regarding the People Resources Committee’s role in evaluating the impact of risk on executive compensation, see page 47 of the CD&A.

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CORPORATE GOVERNANCE MATTERS

Oversight of Business Strategy

Our directors provide keen insights into the strategic issues facing the Company, including changes in the regulatory environment, changing market dynamics and the competitive landscape. As part of its oversight of business strategy, the Board:

•	Formally reviews Cigna’s annual and longer-term strategic plan, financial targets and strategies for achieving those targets;

•	Regularly reviews and assesses Cigna’s results of operations, financial performance, prospects and competitive position;

•	Regularly discusses external factors that affect the Company, such as regulatory developments and trends impacting the health care industry generally;

•	Regularly reviews our performance compared to our competitors; and

•	Regularly evaluates potential strategic alternatives relating to Cigna and our business, including possible acquisitions, divestitures and business combinations.

Management Succession Planning

At the direction of the Chairman, the Board oversees management succession planning, including the CEO. With the assistance of the People Resources Committee, the Board reviews and approves regular and emergency succession plans and, as part of those plans, develops and evaluates potential candidates who have the skills and experience that the Board believes are necessary for executive leadership positions. The People Resources Committee is responsible for overseeing the Company’s policies and processes for people development in general. In fulfilling that responsibility, the People Resources Committee considers an annual review of executive officers and key senior management presented by the CEO, including a discussion of those employees who are considered to be potential successors to executive and senior level positions with regard to their readiness and development opportunities. This assessment is presented to and reviewed by the full Board.

Shareholder Interests

The Board has oversight of a shareholder engagement practice whereby senior management and the investor relations team regularly meet with shareholders and respond to their questions and feedback throughout the year. The Office of the Corporate Secretary engages with shareholders on issues related to corporate governance, executive compensation and social issues.

In addition, the Board has adopted a number of practices that align the interests of the directors with those of the shareholders, including:

•	A director compensation program whereby a majority of compensation is delivered in common stock;

•	Robust stock ownership requirements for directors; and

•	No shareholder rights plan and, at this time, the Board has no intention of adopting such a plan.

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CORPORATE GOVERNANCE MATTERS

BOARD MEETINGS AND COMMITTEES

As part of all regularly scheduled Board meetings, the Chairman presides over all executive sessions of the Board. At a significant number of meetings held in 2015, the independent members of the Board met in executive session. Each Board committee also met in executive session on a regular basis in connection with their respective meetings. In 2015, the Board held 25 meetings and the committees of the Board held a total of 29 meetings. Overall director attendance at Board and committee meetings was approximately 95%. Each director attended 75% or more of the aggregate of all meetings of the Board and committees on which he or she served during 2015. In addition to formal Board meetings, the Board engages with management throughout the year on critical matters and topics.

The Board encourages directors to attend the annual meeting of shareholders. In 2015, all directors attended the annual meeting and the special shareholder meeting held in December. All directors are expected to attend the Annual Meeting in 2016.

The Board has the five committees: Executive, Audit, Corporate Governance, Finance and People Resources. Complete copies of the committee charters are available on Cigna’s website at www.cigna.com/about-us/company-profile/corporate-governance/cigna-board-committee-members.

The directors serve on the following committees.

	Executive	Audit*	Corporate Governance	Finance	People Resources
David M. Cordani	✓
Eric J. Foss			✓		✓
Michelle D. Gass		✓	✓
Isaiah Harris, Jr.	Chair
Jane E. Henney, M.D.	✓		Chair		✓
Roman Martinez IV	✓	Chair #		✓
John M. Partridge	✓			Chair	✓
James E. Rogers		✓#		✓
Eric C. Wiseman				✓	✓
Donna F. Zarcone		✓#		✓
William D. Zollars	✓		✓		Chair
Meetings in 2015	0	9	7	5	8

✓	Committee member
#	Designated “audit committee financial expert” as defined in the SEC rules.
*	All members of the Audit Committee are financially literate within the meaning of the NYSE listing standards.

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CORPORATE GOVERNANCE MATTERS

Committee	Responsibilities

Executive Committee

•   Exercises the power and authority of the Board as specifically delegated by the Board when convening a meeting of the full Board of Directors is impracticable.

•   Serves as an advisory body to the Chairman of the Board as needed.

Audit Committee

•   Assesses the qualification and independence of, appoints, compensates, oversees the work of and removes, if appropriate, Cigna’s independent registered public accounting firm.

•   Represents and assists the Board in fulfilling its oversight responsibilities regarding the adequacy and effectiveness of internal controls and the integrity of financial statements.

•   Reviews annual and quarterly financial statements, earnings releases, earnings guidance and significant accounting policies with management and, if appropriate, the independent registered public accounting firm.

•   Oversees compliance with material legal and regulatory requirements.

•   Oversees the Company’s enterprise risk management program and internal audit function and advises the Board on financial and enterprise risks, including risks related to the security of information technology systems.

•   Maintains procedures for and reviews the receipt, retention and treatment of complaints and concerns regarding accounting, controls, auditing, reporting and disclosure matters.

Corporate Governance Committee

•   Reviews, advises and reports to the Board on the Board’s membership, structure, organization, governance practices and performance, as well as shareholder engagement activities.

•   Assists the Board in the oversight and governance of director succession plans.

•   Reviews committee assignments and director independence.

•   Oversees director nomination and compensation and develops specific director recruitment criteria.

•   Oversees communications with external stakeholders, including shareholders.

•   Oversees corporate political and charitable contributions.

Finance Committee

•   Oversees the structure and use of Cigna’s capital.

•   Oversees Cigna’s long-term financial objectives and progress against those objectives.

•   Reviews Cigna’s strategic operating plan and budget.

•   Oversees Cigna’s investment strategy and sets investment policies and guidelines.

•   Oversees on information technology strategy and execution.

People Resources Committee

•   Oversees the policies and processes for people development and assessments of executive officers and key senior management and assists the Board in developing and evaluating executive officer succession plans.

•   Establishes company goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance in light of those established goals and objectives, and based on this evaluation, recommends the CEO’s compensation to the independent members of the Board for approval.

•   Reviews and approves compensation targets, base salaries, cash and equity-based incentive compensation payments and arrangements, severance, and other compensation and benefits arrangements for any current or prospective executive officers other than the CEO, subject to required Board or shareholder approvals.

•   Establishes performance measures and goals and assesses whether these goals are met for awards under short-term and long-term cash-based and equity-based compensation plans.

•   Reviews and monitors the Company’s diversity program.

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CORPORATE GOVERNANCE MATTERS

CODES OF ETHICS

Cigna is committed to conducting business in accordance with the highest standards of integrity, legal compliance and ethical conduct. In 2015, at the recommendation of the Corporate Governance Committee, the Board adopted a Director Code of Business Conduct and Ethics, available on Cigna’s website at www.cigna.com/about-us/corporate-governance/. While having a universal code of ethics appears to be the majority practice, companies are beginning to adopt separate codes of conduct to meaningfully tailor the content to boards of directors. The Board believes that having a separate code of conduct for the Board meaningfully enhances Cigna’s governance framework by making Board-specific policies clearer, while also representing an approach to addressing general shareholder concerns over transparency of company and board practices.

All employees, including our executive officers, must comply with the Company’s Code of Ethics, available on Cigna’s website at www.cigna.com/about-us/corporate-governance/. Both the Director Code of Business Conduct and Ethics and the Company Code of Ethics, together with Cigna’s related policies and procedures, address major areas of professional conduct, including, among others, conflicts of interest, protection of private, sensitive or confidential information, insider trading and adherence to laws and regulations affecting the conduct of Cigna’s business.

ANNUAL POLITICAL CONTRIBUTION AND LOBBYING ACTIVITY REPORT

Cigna is committed to transparency and strives to provide clarity about our goals and positions related to the Company’s federal and state lobbying and advocacy efforts as well as why we believe active engagement in the public policy arena is important to our mission, business and customers. Cigna has regularly engaged with shareholders to gain feedback regarding desired political contribution disclosure and published its first annual political contributions and lobbying activity report in 2011. The initial report provided information about Cigna’s political contributions, lobbying activities, trade association affiliations and related matters. Since then, we have significantly enhanced this report to incorporate subsequent input from shareholders and to provide greater clarity on our overall lobbying framework, including the areas in which we focus our advocacy efforts and why we believe active engagement in the public policy arena is necessary to support the achievement of our mission, the success of our business and the well-being of our customers. The report also provides information about: (1) direct political contributions that Cigna makes at a corporate level; (2) contributions that Cigna makes through the Cigna Political Action Committee; and (3) the total amount of dues paid to any industry trade association to which Cigna pays $50,000 or more in annual dues, as well as the portion of any such dues that such trade associations inform us are allocable to any non-deductible lobbying expenses. The Corporate Governance Committee provides guidance and oversees Cigna’s political and lobbying activities. The Company updates the report annually and we encourage you to review our 2015 report which is available on Cigna’s website at www.cigna.com/about-us/corporate-governance/.

CORPORATE RESPONSIBILITY REPORT

As a global health service company with the mission of helping improve the health, well-being and sense of security of the people we serve, Cigna strongly believes that its success depends on earning trust through responsible business practices, corporate citizenship and providing superior services that meet our customers’ individual needs. Inspired by this mission, Cigna works to positively impact the health of people, communities and the environment. Cigna annually publishes a Corporate Responsibility Report highlighting our corporate responsibility goals and initiatives. The Corporate Responsibility Report is presented to the Corporate Governance Committee, which reviews the report with the Board. We encourage our shareholders to review our most current report which is available on Cigna’s website at www.cigna.com/about-us/corporate-responsibility/report.

CERTAIN TRANSACTIONS

Transactions with Related Persons

Cigna has not adopted a written policy concerning review, approval or ratification of related person transactions. Cigna compiles information about transactions between Cigna and Cigna’s directors, director nominees and executive officers and any immediate family members and affiliated entities identified by directors, director nominees and executive officers as having any form of relationship with Cigna. Cigna’s Office of the Corporate Secretary analyzes the nature of any transaction to determine whether the transaction may require disclosure under SEC rules as a related person transaction. On an annual basis, the Corporate Governance Committee reviews the analysis prepared by the Company, and presents its assessment to the full Board of Directors.

Based on this review, there are no related person transactions requiring disclosure under SEC rules.

Compensation Committee Interlocks and Insider Participation

The People Resources Committee is comprised of the five independent directors listed on page 20. There are no compensation committee interlocks.

22	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

NON-EMPLOYEE DIRECTOR COMPENSATION

OVERVIEW

The Corporate Governance Committee reviews and makes recommendations to the Board about the compensation paid to non-employee directors for service on the Cigna Board of Directors. A director who also is an employee of the Company does not receive payment for service as a director. The CEO is the only employee who currently serves as a director.

The Board believes that the current director compensation program:

•	aligns with shareholder interests because it includes a significant equity-based compensation component, the value of which is tied to Cigna’s stock price; and

•	is competitive based on the work required of directors serving on the board of an entity of the Company’s size, complexity and scope.

The Corporate Governance Committee’s charter provides that it will periodically review director compensation and assist the Board in the administration of director compensation plans. The Board approves the amount and form of director compensation. The Corporate Governance

Committee may from time to time engage a compensation consultant to assist in its review of director compensation. Under our policies, this compensation consultant must be independent from the Company. The independence requirements for a director compensation consultant engaged by the Corporate Governance Committee are identical to those required by the People Resources Committee for its executive compensation consultant, as described on page 48.

DIRECTOR COMPENSATION PROGRAM

The Corporate Governance Committee reviews Cigna’s non-employee director compensation program on a periodic basis. In October 2011, the Board, upon recommendation from the Corporate Governance Committee, approved the current director compensation program, effective as of January 2012. In 2015, the Board and the Corporate Governance Committee reviewed the director compensation program and did not make any changes.

The following chart summarizes the retainer compensation provided to directors for their service on Cigna’s board and each committee on which they serve. Payments are made in equal, quarterly installments.

RETAINER TYPE	ANNUAL AMOUNT	METHOD OF PAYMENT
Board	$275,000	Cigna common stock ($180,000) Cash ($95,000)
Committee chair	$ 15,000	Cash
Committee member	$ 10,000	Cash

There is no retainer for service on the Executive Committee. In addition to the Board retainer, the Chairman of the Board receives $225,000 in cash for his service as Chairman.

Deferral of Payments

Under the Deferred Compensation Plan of 2005 for Directors of Cigna Corporation (Deferral Plan), directors may elect to defer the payment of the cash and/or common stock portion of their annual retainers. Deferred common stock compensation is credited to a director’s deferred compensation account as a number of shares of hypothetical common stock and ultimately paid in shares. Deferred cash compensation is ultimately paid in cash, and directors have a choice of hypothetical investment funds whose rates of return are credited to that account. These funds include a Cigna stock fund and several other funds selected from those offered to all Cigna employees under the Cigna 401(k) Plan. Directors may elect to receive payments under the Deferral Plan in a lump sum or installments. Lump sum payments are made, or payment installments begin, in January of the year following a director’s separation from service.

Stock Ownership Guidelines

Cigna requires directors to maintain a stock ownership level of at least $500,000 in value of Cigna common stock, which is more than five times the annual Board cash retainer. Under the guidelines, directors have five years from their election to the Board to satisfy this ownership obligation. Common stock, deferred common stock, restricted stock units and hypothetical shares of Cigna common stock held by a director count toward the stock ownership guidelines for directors whose service started before February 2014. Directors whose service started after February 2014 may only count common stock and deferred common stock for compliance. As of December 31, 2015, all of the directors are in compliance with the stock ownership guidelines. Ms. Gass does not yet hold $500,000 in value of Cigna common stock, but has until April 2019 to satisfy her stock ownership obligations.

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	23

CORPORATE GOVERNANCE MATTERS

Financial Planning and Matching Charitable Gift Programs

Directors may participate in the same financial planning and tax preparation program available to Cigna executive officers. Under this program, Cigna will make direct payments or reimburse directors for financial planning services that are provided by firms designated by Cigna and for tax preparation services in the amount of up to $6,500 annually. Each director whose service started before 2006 and has at least nine years of board service upon separation from service also is eligible for direct payments or reimbursement in the amount of up to $5,000 for financial planning and tax preparation services during the one-year period following separation from service.

Directors also may participate in the matching charitable gift program available to Cigna employees, under which Cigna will make a matching charitable gift of up to $5,000 annually. In addition, upon a director’s retirement, in recognition of the retiring director’s service, the Board may make a donation in the amount of $10,000 to a charitable organization of the director’s choice.

Insurance Coverage

Cigna offers to each director, at no cost to the director, group term life insurance coverage equal to the annual Board retainer ($275,000 during 2015), and business travel accident insurance coverage equal to three times the annual Board retainer ($825,000 during 2015).

Directors also may purchase or participate in, by paying premiums on an after-tax basis, additional life insurance, medical care, long-term care, property/casualty personal lines, and various other insurance programs available on a broad basis to Cigna employees. Directors also may elect to purchase worldwide emergency assistance coverage. This program, which provides international emergency medical, personal, travel and security assistance, also is available to Cigna executive officers and certain other Cigna employees who frequently travel abroad for business.

In addition, Cigna provides each retired director whose service started before 2006 and who has at least nine years of Board service upon separation from service with $10,000 of group term life insurance coverage, with premiums paid by Cigna. These directors may also participate for two years following separation from service in the medical care programs currently offered by Cigna to retired employees, with premiums paid by the director on an after-tax basis.

24	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

DIRECTOR COMPENSATION TABLE FOR 2015

The table below includes information about the compensation paid to non-employee directors in 2015. Mr. Cordani, the only Company employee on the Board of Directors, does not receive any director compensation for his Board service.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)	ALL OTHER COMPENSATION ($)	TOTAL COMPENSATION ($)
(a)	(b)	(c)	(d)	(e)
Eric J. Foss	115,000	180,000	338	295,338
Michelle D. Gass	115,000	180,000	338	295,338
Isaiah Harris, Jr.	320,000	180,000	892	500,892
Jane E. Henney, M.D.	120,000	180,000	6,131	306,131
Roman Martinez IV	118,750	180,000	1,242	299,992
John M. Partridge	120,000	180,000	338	300,338
James E. Rogers	115,000	180,000	688	295,688
Joseph P. Sullivan(1)	28,750	45,000	83,806	157,556
Eric C. Wiseman	115,000	180,000	688	295,688
Donna F. Zarcone	117,500	180,000	6,185	303,685
William D. Zollars	120,000	180,000	990	300,990

(1) Mr. Sullivan retired from the Board in February 2015.

Fees Earned or Paid in Cash (Column (b))

•	In addition to the annual cash retainer for Board service received by each director (prorated for Mr. Sullivan):

•	Messrs. Martinez, Partridge and Zollars, Dr. Henney and Ms. Zarcone each served as a committee chair and as a member of another committee for all or part of 2015.

•	Messrs. Foss, Rogers, Sullivan, Wiseman and Ms. Gass each served as a member of two committees.

•	Mr. Harris served as Chairman of the Board.

•	Director fees listed in this column may be deferred by directors under the Deferral Plan (see Deferral of Payments as described on page 23).

Stock Awards (Column (c))

Column (c) lists the aggregate grant date fair value of Cigna common stock awarded to directors as part of their Board retainer, computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718, applying the same model and assumptions that Cigna applies for financial statement reporting purposes as described in Note 20 to Cigna’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (disregarding any estimates for forfeitures). Common stock awards listed in this column may be deferred by directors under the Deferral Plan. See Director Ownership below for amounts and a description of equity-based awards outstanding as of December 31, 2015.

All Other Compensation (Column (d))

Column (d) includes:

•	reinvested dividends on certain share equivalent awards and on deferred Cigna common stock, and dividends paid in cash on restricted stock units, as described below under Director Ownership;

•	matching charitable awards made by Cigna as part of its matching gift program (also available on a broad basis to Cigna employees) in the amount of $5,000 each for Dr. Henney and Ms. Zarcone;

•	for Mr. Sullivan, a payment of $73,750, equivalent to the total dollar value of his second quarter board and committee service retainer and a charitable donation in the amount of $10,000 to a non-profit organization in honor of his retirement from the Board; and

•	the dollar value of Company-paid life insurance premiums for all directors.

Column (d) does not include the value of premiums, if any, paid by the directors for additional life insurance, medical care programs, long-term care, property/casualty personal lines, and various other insurance programs that also are available on a broad basis to Cigna employees.

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	25

CORPORATE GOVERNANCE MATTERS

DIRECTOR OWNERSHIP

The table shows Cigna securities held by each non-employee director as of December 31, 2015. The value of these securities was calculated using $146.33, which was Cigna’s closing stock price on December 31, 2015.

NAME	COMMON STOCK (a)	DEFERRED COMMON STOCK (b)	RESTRICTED STOCK UNITS (c)	HYPOTHETICAL SHARES OF COMMON STOCK (d)	TOTAL OWNERSHIP (e)	TOTAL OWNERSHIP VALUE (f)
Eric J. Foss	11,017	—	—	—	11,017	$1,612,118
Michelle D. Gass	2,753	—	—	—	2,753	$402,846
Isaiah Harris, Jr.	—	—	13,500	23,242	36,742	$5,376,457
Jane E. Henney, M.D.	1,840	—	13,500	19,024	34,364	$5,028,484
Roman Martinez IV	9,496	20,384	13,500	15,414	58,794	$8,603,326
John M. Partridge	30,871	—	—	—	30,871	$4,517,353
James E. Rogers	—	35,124	—	9,913	45,037	$6,590,264
Eric C. Wiseman	4,200	9,721	—	2,121	16,042	$2,347,426
Donna F. Zarcone	5,971	5,834	13,500	2,795	28,100	$4,111,873
William D. Zollars	971	—	13,500	9,779	24,250	$3,548,503

Deferred Common Stock (Column (b))

Column (b) includes the equity portion of the 2015 and any previous year’s Board retainer granted in Cigna common stock or deferred stock units that have been deferred under the Deferral Plan.

Restricted Stock Units (Column (c))

Column (c) includes restricted stock units that were issued in April 2014 upon the cancellation and exchange of 13,500 restricted share equivalents held by each of Messrs. Harris, Martinez and Zollars, Dr. Henney and Ms. Zarcone. The restricted share equivalents were originally granted pursuant to the terms of the compensation program in place at the times of the directors’ election to the Board between 2004 and 2006. The restricted share equivalents and the restricted stock units have the same terms and conditions, except that, upon separation of service, the restricted share equivalents would have settled in cash and the restricted stock units will settle in shares of Cigna stock. The restricted stock units vest after nine years of service or upon reaching age 65. All of these restricted stock units are vested.

Hypothetical Shares of Common Stock (Column (d))

Column (d) includes (1) share equivalents resulting from voluntary deferrals of cash compensation hypothetically invested in the Cigna stock fund; (2) hypothetical shares of Cigna common stock credited to directors’ restricted deferred compensation accounts under the terms of the retirement plan in effect between 1997 and 2005; and (3) hypothetical shares of Cigna common stock acquired pursuant to a pre-2006 requirement that directors invest or defer a portion of their Board retainer in shares of hypothetical Cigna common stock. Although these securities are not common stock, the value of the hypothetical shares of Cigna common stock credited to a director’s deferred compensation account is tied directly to the value of Cigna common stock.

26	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

Advisory Approval of Executive Compensation (Proposal 2)

Our Board is committed to strong governance and recognizes that Cigna shareholders have an interest in our executive compensation policies and practices. Section 14A of the Securities Exchange Act requires that we provide our shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers (NEOs). In recognition of the preference of shareholders expressed at our 2011 annual meeting, the Board has adopted a policy that provides for annual “say on pay” advisory votes. Consistent with this policy and SEC rules, we are asking you to approve the following advisory resolution:

Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Executive Compensation Tables and accompanying narrative disclosure.

We believe that our executive compensation program design effectively aligns the interests of our executive officers with those of our shareholders by tying a significant portion of their compensation to Cigna’s performance and rewarding our executive officers for the creation of long-term value for Cigna’s shareholders. In considering your vote, we encourage you to review the Proxy Statement Summary beginning on page 1, the Compensation Discussion and Analysis beginning on page 28 and the Executive Compensation Tables beginning on page 51.

This advisory vote is intended to address our overall compensation policies and practices related to the NEOs, rather than any specific element of compensation. Because your vote is advisory, it will not be binding upon the Board. However, the Board and People Resources Committee value your opinion and will review and consider the voting results when making future executive compensation decisions.

The Board of Directors unanimously recommends that shareholders vote FOR advisory approval of the Company’s executive compensation.

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	27

COMPENSATION MATTERS

Compensation Discussion and Analysis

SUMMARY

Cigna’s executive compensation program is based on the philosophy that executive pay should strongly align with the interests of our shareholders, directly link to Company and individual performance, and attract and retain executive talent. We believe the achievement of our corporate goals will result in the creation of meaningful and sustained long-term value for our shareholders. The primary principles underlying our compensation philosophy are to:

•	Motivate superior enterprise results with appropriate consideration of risk and while maintaining commitment to the Company’s ethics and values.

•	Align the interests of the Company’s executives with those of its shareholders and reward the creation of long-term value for Cigna shareholders.

•	Emphasize performance-based short-term and long-term compensation over fixed compensation.
•	Reward the achievement of favorable long-term financial results more heavily than the achievement of short-term results.

•	Provide market competitive compensation opportunities designed to attract and retain highly qualified executives.

This Compensation Discussion and Analysis (CD&A) describes the compensation policies, programs and decisions regarding our named executive officers (NEOs) for 2015, who include our Chief Executive Officer, Chief Financial Officer and the three most highly-compensated executive officers as of the end of 2015. The People Resources Committee (the Committee) is charged with oversight of the Company’s executive compensation policy and plans and makes all compensation decisions for our executive officers with the exception of our CEO, for whom the Committee makes recommendations to the Board of Directors. This section also describes why the Committee has chosen each element of compensation and how it made compensation decisions. For 2015, our NEOs are:

NAME	TITLE
David M. Cordani	President and Chief Executive Officer
Thomas A. McCarthy	Executive Vice President and Chief Financial Officer
Herbert A. Fritch	President, Cigna–HealthSpring
Nicole S. Jones	Executive Vice President and General Counsel
Matthew G. Manders	President, U.S. Commercial Markets and Global Health Care Operations

Company Performance

Cigna’s mission is to improve the health, well-being and sense of security of the people we serve in our more than 90 million customer relationships around the globe. Our strategic focus is centered on delivering high quality, affordable and personalized solutions to our customers and clients by leveraging our insights, brand, talent and localized approach. Creating value for our customers, and in turn, our shareholders, is a direct result of the effective execution of our Go Deep, Go Global, Go Individual strategy that we implemented in 2010.

28	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

In 2015, Cigna again delivered strong results with revenue and earnings contributions across the Company’s diversified portfolio of businesses. Consolidated revenue increased 8% over 2014 to $37.9 billion. Consolidated adjusted income from operations* increased to $2.3 billion compared to $2.1 billion for 2014. This reflects strong revenue growth and continued favorable medical and operating costs in the Global Health Care segment. The following charts illustrate our revenue and adjusted income from operations growth, two key measures in determining the performance awards for our NEOs.

CONSOLIDATED REVENUES (IN BILLIONS)	CONSOLIDATED ADJUSTED INCOME FROM OPERATIONS* (IN BILLIONS)

* We encourage you to review our Annual Report on Form 10-K for the year ended December 31, 2015 for more complete financial information. Consolidated adjusted income from operations is a measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income. This consolidated measure is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. For a reconciliation of consolidated adjusted income from operations to shareholders’ net income, see Annex A.

In July 2015, we entered into a merger agreement with Anthem, Inc. (Anthem). Our shareholders overwhelmingly approved this merger at our special meeting in December 2015, with approximately 99% of the votes cast voting in favor of the adoption of the merger agreement, representing approximately 82% of Cigna’s outstanding shares as of the record date for the special meeting. We continue to expect the merger to close in the second half of 2016.

Until the merger with Anthem closes, we remain a separate and independent company, focused on delivering competitively attractive earnings and revenue growth to Cigna shareholders, as we have over the past several years through the successful execution of our strategy.

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	29

COMPENSATION MATTERS

Total Shareholder Return and Relative Peer Performance

The chart below shows the growth trend of a $100 investment in Cigna stock on December 31, 2012 over the past three years. For comparison purposes, we also have included the TSR of Cigna’s 2015 Strategic Performance Share performance peer group (see page 33) and the S&P 500 Index over the same time period.

*	Assumes that the value of the investment in Cigna common stock and each index was $100 on December 31, 2012 and that all dividends were reinvested.
**	Includes Aetna, Inc., Aflac Incorporated, Anthem, Inc., The Hartford Financial Services Group, Inc., Health Net, Inc., Humana, Inc., Manulife Financial Corporation, MetLife, Inc., UnitedHealth Group Incorporated and Unum Group. Market returns are weighted by relative market capitalization.

30	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

2015 Performance-Based Compensation Awards

For 2015, the Committee approved the following awards to the NEOs to reward the achievement of enterprise goals and to incent ongoing superior performance. The 2015 Management Incentive Plan performance measures and targets were determined in 2015 and awards were paid in 2016 based on 2015 performance. The 2013–2015 Strategic Performance Shares were paid out in 2016 based on 2013–2015 performance. The 2015 Long-Term Incentive was granted in 2015 based on the factors discussed on page 41.

Management Incentive Plan (MIP)
Measure	Result	Award
Adjusted income from operations*	5.9% growth was within target range	Individual payouts ranged from 70% to 135% of each NEO’s target.
Revenue	9.0% growth was within target range
Operating expense ratio improvement	0.1% growth was within target range
Net promoter score	2015 NPS score decreased from 2014
2013–2015 Strategic Performance Shares (SPS) ($ in millions)
Measure	Result	Award
Relative TSR	90th percentile (200% of target)	2013–2015 SPSs were paid out at 155.5% of target.
Adjusted income from operations*	$6,612 (113.3% of target)
Revenue	$103,296 (108.6% of target)
Long-Term Incentive (LTI)
Description		Award
In determining awards for the NEOs, the Committee (and, for Mr. Cordani, the Board, upon the recommendation of the Committee) primarily evaluates individual contributions, but also may take into consideration enterprise performance, Long-Term Incentive Plan (LTIP) share utilization, succession planning needs and other factors as circumstances warrant. In addition, the Committee takes into account market data and an individual’s competitive position.		LTI awards ranged from 85% to 121% of each NEO’s target. The LTI awards were delivered 50% in stock options and 50% in strategic performance shares with a 2015–2017 performance period.

* Cigna uses adjusted income from operations as the principal financial measure for operating performance because management believes it best reflects the underlying results of our business operations and permits analysis of trends in underlying revenue, expenses and profitability. Effective January 1, 2015, adjusted income from operations is defined as shareholders’ net income (loss) excluding the following after-tax adjustments: net realized investment results, net amortization of other acquired intangible assets and special items. Prior to 2015, and at the time that the Committee approved the 2013–2015 SPS program, Cigna did not exclude net amortization of other acquired intangible assets in the calculation of adjusted income from operations. For this reason, net amortization of other acquired intangible assets is not excluded from the calculation of adjusted income from operations for the 2013–2015 SPS program. For a reconciliation of adjusted income from operations for the Global Health Care, Global Supplemental Benefits and Group Disability and Life segments to shareholders’ net income for each of the three businesses, see Annex A to this Proxy Statement. As appropriate, adjustments are made for acquisitions, dispositions and the implementation of accounting changes to ensure comparability of actual results and targets.

In addition to these awards, the Committee also made changes to the base salary and 2015 MIP and LTI targets for certain NEOs, as further described on pages 36, 39 and 41, to ensure that target total direct compensation remained competitive.

Annual Shareholder Vote on Executive Compensation and Other Shareholder Feedback

The Committee and the Board consider the results of the annual shareholder executive compensation say-on-pay vote, as well as other compensation-related shareholder votes, in determining the ongoing design and administration of the Company’s executive compensation programs. Shareholders have expressed their overwhelming support for our executive compensation program, with 93.7% of votes cast at the 2015 annual meeting in favor of the advisory vote on executive compensation.

The Committee also considers feedback on our executive compensation program received as part of our ongoing communications with shareholders.

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	31

COMPENSATION MATTERS

EXECUTIVE COMPENSATION POLICIES AND PRACTICES

Compensation Objectives and Practices

Cigna’s executive compensation program is based on the philosophy that executive pay should strongly align with the interests of our shareholders, directly link to Company and individual performance, and attract and retain executive talent. By emphasizing performance-based awards over fixed compensation, we strive to motivate superior enterprise results that we believe will result in the creation of meaningful and sustained long-term value for our shareholders.

To further our compensation philosophy, the Committee uses the following compensation practices, processes and instruments:

•	A regular and rigorous analysis of relevant market compensation data for each executive officer. The analysis includes market data for competitors and the broad-based general industry using companies similar in size and scope;

•	Annual pay-for-performance assessment of the achievement of the Company’s short-and long-term goals and an evaluation of each executive officer’s contribution to the Company’s performance;

•	Our MIP is designed to motivate executive officers to achieve the Company’s annual goals. No MIP awards are made unless the Company achieves a pre-defined minimum level of adjusted income from operations;

•	An equity-based incentive plan (the Cigna Long-Term Incentive Plan or LTIP) focused on long-term shareholder value creation. Our SPS plan rewards executives for relative TSR performance as compared to our competitors and the achievement of financial goals over a three-year performance period. Through stock options, executives have the potential to realize value as a result of stock price appreciation; and

•	The retention of an independent compensation consultant to assist the Committee in its design and implementation of the Company’s executive compensation programs.

For information on the oversight of the executive compensation program, see Processes and Procedures for Determining Executive Compensation beginning on page 47.

Compensation Governance and Controls

Our governance practices and controls include:

•	“Double trigger” requirement for change of control benefits.

•	No tax gross-up of severance pay upon a change of control.

•	Regular review of executive compensation governance market practices, particularly when considering the adoption of new practices or changes to existing programs or policies.

•	Robust stock ownership guidelines and share holding requirements for equity awards to align executives’ interests with shareholders.

•	Prohibition of hedging of Cigna stock by all directors and employees, including the executive officers, and restrictions on pledging of Cigna stock by directors and Section 16 officers.

•	A disgorgement of awards (clawback) policy beyond the mandates of Sarbanes-Oxley.

•	Management of LTIP annual share usage (or burn rate) and total dilution by setting an annual share usage limit, which is below the maximum permitted under the plan.

•	Limited executive officer perquisites.

•	Ongoing review by the Committee of people development, including assessments of executive officers and key senior management.

•	CEO and executive officer succession plans overseen by the Board of Directors, with assistance from the Committee.

•	An annual assessment by the Committee of any potential risks and associated internal controls in our incentive compensation programs and policies.

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COMPENSATION MATTERS

These practices are described in more detail throughout this CD&A. For more information about the Committee’s review of people development and succession planning and its role in risk oversight, see pages 18 to 19 and page 47.

Compensation Data

The Committee establishes target compensation levels based on a variety of factors, including published information regarding the pay practices of the Company’s compensation peer group and a general industry peer group.

2015 Peer Groups

Compensation Peer Group. In 2014, the Committee requested that its independent compensation consultant conduct a review of the current peer group and offer suggested modifications for benchmarking future executive pay decisions. The Committee’s consultant utilized multiple sources to develop and recommend potential peer companies for the Committee to consider. Sources included companies screened by industry and business focus, peer groups developed by proxy advisory firms, peers identified in various analyst reports and peers of companies in Cigna’s 2014 peer group. As a result of this review, the Committee added Prudential Financial, Inc. to its peer group and adopted the following as its compensation peer group, effective beginning in 2015.

2015 Compensation Peer Group
ACE Limited
Aetna, Inc.
Aflac Incorporated
Anthem, Inc.
The Hartford Financial Services Group, Inc.
Health Net, Inc.
Humana, Inc.
Manulife Financial Corporation
MetLife, Inc.
Prudential Financial, Inc.
Unum Group

General Industry Peer Group. The Committee also recognized that Cigna often competes for talent from companies beyond that of its compensation peer group. As an additional reference to provide a broader perspective on market practices, particularly for those executive officers with job functions that could apply to a variety of industries, the Committee developed a general industry peer group, effective beginning in 2015. The general industry peer group was developed by screening publicly traded, U.S.-based companies within relevant industry classifications. The list was then narrowed to companies whose revenues were within the range of 0.4 to 2.5 times that of Cigna and whose market capitalization was within the range of 0.2 to 10 times that of Cigna. The screening process resulted in a group of 43 companies that the Committee approved as a general industry peer group. A list of the general industry peer companies is included on Annex B.

SPS Performance Peer Group. In consultation with its compensation consultant, the Committee also created a performance peer group to be used exclusively to track relative TSR within the SPS program, effective beginning with the 2015–2017 performance period. The Committee recognized that certain of our competitors were not included in the 2015 compensation peer group due to their relative size. While size is a relevant factor in determining a compensation peer group, it is less relevant when measuring performance. Other companies were included in the 2015 compensation peer group because Cigna competes with them for talent; however, because of significant differences in business focus, these companies do not make optimal comparators for performance purposes. For these reasons, the Committee created an SPS performance peer group comprising the same companies in its 2015 compensation peer group, but adding UnitedHealth Group Incorporated and removing ACE Limited and Prudential Financial, Inc.

Tally Sheets

The Committee reviews tally sheets for all of its executive officers, first when targets are being reviewed in December and again before annual compensation award decisions are made in February. The tally sheets summarize historical actual compensation and current target compensation. The Committee believes that tally sheets are a useful reference tool when considering whether compensation decisions reflect Cigna’s compensation philosophy and performance, but are not a determining factor when making executive compensation decisions.

Target Total Direct Compensation and Target Pay Mix

The Committee’s decisions regarding target total direct compensation and target pay mix are consistent with its principles that (1) performance-based compensation should be emphasized over fixed compensation; and (2) long-term incentives should be more heavily weighted than annual incentives. Actual compensation, however, is driven by Company performance.

Target total direct compensation consists of base salary, the annual incentive target and the long-term incentive target. On an annual basis, the Committee approves each of these amounts for each NEO and seeks to target an executive officer’s total direct compensation in a “competitive range” of within plus or minus 15% of the 50th percentile of the relevant survey data.

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COMPENSATION MATTERS

While the Committee targets total direct compensation in the competitive range, there may be variation in the target pay mix such that target amounts for individual compensation elements may be above or below the competitive range for the individual element. Target total direct compensation for a NEO also may vary outside of the competitive range of the 50th percentile of the survey data due to factors such as performance, tenure in role, range of data available and market and economic conditions. Internal pay comparisons among the NEOs are not generally considered for purposes of the Committee’s determination of target pay mix and target total direct compensation.

The table below presents each primary element of compensation for the NEOs subject to annual review by the Committee and the position of target total direct compensation relative to Cigna’s compensation and general industry peer groups. Target total direct compensation reflects the sum of annual base salary and the 2015 targets for the MIP and LTI programs.

NEO	2015 ANNUAL BASE SALARY ($)	2015 MIP TARGET ($)	2015 LTI TARGET ($)	TARGET TOTAL DIRECT COMPENSATION ($)	TARGET TOTAL DIRECT COMPENSATION POSITION TO COMPENSATION PEER GROUP(1)	TARGET TOTAL DIRECT COMPENSATION POSITION TO GENERAL INDUSTRY PEER GROUP(2)
David M. Cordani	1,200,000	2,200,000	9,600,000	13,000,000	Within competitive range	Within competitive range
Thomas A. McCarthy	740,000	800,000	2,400,000	3,940,000	Within competitive range	Below competitive range
Herbert A. Fritch(3)	1,000,000	1,000,000	2,000,000	4,000,000	Above competitive range	Above competitive range
Nicole S. Jones	581,138	560,000	1,424,500	2,565,638	Within competitive range	Within competitive range
Matthew G. Manders	750,000	900,000	2,200,000	3,850,000	Within competitive range	Within competitive range

(1)	Based on survey data available in December 2014 for the compensation peer group.

(2)	Based on survey data available in December 2014 for the general industry peer group.

(3)	Mr. Fritch’s target total direct compensation is driven by his former role as Chief Executive Officer of HealthSpring before Cigna acquired HealthSpring in January 2012.

As illustrated in the charts below, performance-based compensation represents approximately 91% of Mr. Cordani’s target total direct compensation, including 74% in long-term incentives and 17% in annual incentives. On average, performance-based compensation represents 79% of target total direct compensation for the other NEOs, including an average of 56% in long-term incentives and 23% in annual incentives. These percentages are targets only and will not match the percentages calculable from the compensation amounts reflected in the Summary Compensation Table on page 51.

CEO TARGET PAY MIX	OTHER NEO AVERAGE TARGET PAY MIX

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COMPENSATION MATTERS

ELEMENTS OF COMPENSATION

Cigna’s 2015 executive compensation program consists of the following elements:

ELEMENT		DESCRIPTION	COMMITTEE ACTIONS FOR 2015
Base salary		Fixed portion of total direct compensation, set with reference to competitive market data and designed to attract and retain key talent.

Increased 2015 base salaries for certain NEOs to better align the base salaries with median market data, to reward individual performance and/or to reflect changes in role or responsibilities. See also page 36.

Management Incentive Plan (MIP)

Performance-based cash compensation designed to reward the achievement of annual enterprise results relative to pre-established goals, as well as individual performance accomplishments and contributions.

Increased MIP targets for certain NEOs to ensure that target total direct compensation remained within a competitive range of the market median. See also page 39.
Long-Term Incentives (LTI)	Stock Options	Performance-based compensation, the potential realized value of which is determined by stock price appreciation from the date of grant through the date of exercise.	Increased LTI targets for certain NEOs to ensure that target total direct compensation remained within a competitive range of the market median. See also page 41.
	Strategic Performance Shares	Performance-based compensation, the payout of which is based upon the achievement of pre-determined enterprise goals over a three-year performance period.
Retirement and Deferred Compensation

Fixed component of compensation that is aligned to competitive market practice, including 401(k) plans and a voluntary non-qualified deferred compensation program that does not have any Company contributions. U.S.-based NEOs hired before July 1, 2009 have accrued benefits from defined benefit pension plans that were frozen on July 1, 2009.

No changes in 2015.
Limited Perquisites and Other Benefits		Limited perquisites that are designed to attract and retain key talent and provide for the safety and security of executive officers.	No changes in 2015.

Base Salary

Base salary represents the only fixed portion of an NEO’s total target direct compensation and, consistent with the Committee’s philosophy that executive pay should strongly align with the interests of our shareholders, represents a small portion of total target direct compensation.

Base salary levels are set with reference to both competitive market data and individual performance. Base salaries are reviewed annually and may be adjusted as a result of updated market data and an assessment of an executive’s role and performance contributions, including the demonstration of Cigna’s core values and the achievement of the expectations associated with his or her role. The overall salary budget also is a factor in determining the extent of base salary adjustments.

Base salary represents only 9% of CEO target pay and an average of 21% for all other NEOs, with the balance of target compensation being performance-based compensation.

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COMPENSATION MATTERS

The table below shows base salaries for each of the NEOs. In March 2015, as part of the annual review process, the base salaries of Messrs. Cordani, McCarthy and Manders and Ms. Jones were increased by an average of 7.8%. These increases were driven in part by the survey data available in December 2014 as well as by individual performance assessments. Base salaries listed below may differ from the values reported in the Summary Compensation Table on page 51, due to the timing of changes to the NEOs’ base salaries.

NEO	2015 Annual Base Salary ($)
David M. Cordani	1,200,000
Thomas A. McCarthy	740,000
Herbert A. Fritch(1)	1,000,000
Nicole S. Jones	581,138
Matthew G. Manders	750,000
(1)	Mr. Fritch’s 2015 base salary is driven by his base salary in his former role as Chief Executive Officer of HealthSpring before Cigna acquired HealthSpring in January 2012.

Annual Incentives

Because profitability is

critical to the long-term

success of the business, no

incentive award payments

are made unless the

Company achieves a pre-

defined minimum level of

adjusted income from

operations.

Management Incentive Plan (MIP) Overview

Annual incentives are paid primarily under the MIP. The MIP is designed to reward executives for the achievement of short-term goals. On an annual basis, the Committee approves:

•	Enterprise performance measures and goals, which are designed to align with and drive execution of the Company’s business strategy;

•	Aggregate funding levels for actual MIP awards;

•	Individual targets for the NEOs, except for Mr. Cordani’s target, which is approved by the Board upon the recommendation of the Committee; and
•	Actual MIP awards for the NEOs, except for Mr. Cordani’s award, which is approved by the Board upon the recommendation of the Committee.

Subject to certain limits described below, the actual annual incentive can range from 0% to 200% of the individual’s target, allowing the Committee to differentiate based on an individual’s contributions to the attainment of enterprise goals. Contribution reflects the way an executive officer impacts and adds value to the enterprise. This includes factors such as the extent to which an executive delivers results that provide improved financial results, customer service, or employee engagement, an executive’s level of innovation, and thoughtful risk-taking. For 2015, MIP awards ranged from 70% to 135% of target based on Company results and individual contributions.

MIP Performance Measures and Goals

Each year, the Committee sets enterprise performance measures, weightings and goals for annual incentive awards based on Cigna’s business priorities. The Committee works with its independent compensation consultant to evaluate the appropriateness of these measures and weightings and the degree of challenge in the MIP performance goals. The measures are designed to align with and drive execution of the Company’s business strategy. For 2015, performance measures included adjusted income from operations, revenue, operating expense ratio improvement and net promoter score (NPS). More detailed information on these measures is included in the table on page 38.

For each MIP goal other than NPS, the Committee specifies certain below target, target and above target levels of performance. For NPS, the Committee considers whether our score remained the same, improved or decreased over the prior year’s score. To aid the Committee in setting the financial performance targets, and to assess the reasonableness and rigor of those targets, the Committee’s compensation consultant annually presents a comprehensive report to the Committee that evaluates Cigna’s historical relationship between pay and performance in comparison with Cigna’s compensation peer group. The compensation consultant also reviews performance goals determined by the Committee in the context of historical performance and analyst expectations of future performance for Cigna and Cigna’s compensation peer group.

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COMPENSATION MATTERS

MIP Funding and Award Determination Process

The key considerations to funding the MIP and determining individual award amounts are discussed below.

Achieve Earnings Minimum. The Committee believes that achieving Cigna’s profitability goals is critically important to the long-term success of the business. In recognition of its importance, a minimum acceptable level of financial performance relative to Cigna’s corporate objectives for the year must be achieved in order for the Committee to fund the MIP. If the Company does not meet a pre-defined minimum level of adjusted income from operations, the MIP will not be funded and no annual incentives will be paid.

Company Performance Drives Funding Level. If the Company achieves the earnings minimum, the Committee may fund the pool from 0% to 200% of target based upon the following performance ranges: below target, target and above target. The target performance range for the adjusted income from operations, revenue and operating expense improvement goals results in funding at 80% to 120% of target award levels. An NPS score equal to or greater than the prior year’s score results in funding at 100% to 200% of target award levels.

The Company’s actual performance is the basis for establishing the range of funding available for awards. The Committee maintains the discretion to determine at which point within the limits of the pre-established range the actual funding will be set. In setting the actual funding, the Committee considers Cigna’s performance as a whole (both in absolute terms and relative to competitors), as well as Cigna’s achievement of the goals within each performance measure. The MIP funding mechanisms ensure that a minimum level of performance is achieved and that NEOs are rewarded for strong Company performance.

The Committee retains the flexibility to make incentive awards if target MIP goals are not achieved (provided that the earnings minimum has been met) to aid in the retention of select key talent over the long-term and the encouragement of management to make decisions that could yield lesser results in the short-term, but are in the best interests of the Company’s shareholders over the long-term.

Award Amounts Based on Individual Contributions to Company Performance. Once MIP funding has been determined, the Committee (and for Mr. Cordani, the Board of Directors upon the recommendation of the Committee) assesses each executive officer’s individual contributions and how such contributions impacted the achievement of the MIP goals to determine the actual award amounts for each NEO. Actual awards can range from 0% to 200% of a NEO’s MIP target, allowing the Committee to differentiate based on each individual’s contributions.

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COMPENSATION MATTERS

2015 Performance Goals, Measures and Actual Results

Each year, the Committee considers the appropriate measures for the MIP program at its October and December meetings, and then considers and approves the actual targets at its meetings in January and February. For 2015, the Committee established the performance measures, weightings and target performance goals below, which were used to determine the range of potential aggregate funding for MIP awards.

MEASURE	RATIONALE	WEIGHTING	TARGET PERFORMANCE GOALS	ACTUAL RESULT
Adjusted income from operations*	Reinforces the importance of profitable growth across the enterprise.	50%	(2.5)% to 7% growth	5.9% growth was within target range
The target was set as a year-over-year growth goal for Cigna’s Global Health Care, Global Supplemental Benefits and Group Disability and Life segments.
Revenue	Focuses on enterprise growth, encourages business decisions that optimize results for the enterprise, promotes cross-selling efforts and collaboration across business units, and drives customer focus.	20%	6% to 13% growth	9.0% growth was within target range
The target was set as a year-over-year growth goal for Cigna’s Global Health Care, Global Supplemental Benefits and Group Disability and Life segments.
Operating expense ratio improvement	Drives continued focus on delivering ongoing expense efficiency while furthering investment capacity for ongoing innovation.	20%	(1)% to 2.9% improvement	0.1% improvement was within target range

The target was set as a composite objective, which measures operating expense improvement in Cigna’s Global Health Care, Global Supplemental Benefits and Group Disability and Life segments versus 2014. Operating expenses are expressed as a percent of revenue for each segment. As further described below, this target considers the impact of the health insurance industry tax.

Net promoter score (NPS)	Reinforces our focus on customer retention and loyalty by measuring customer perception on matters such as our reputation, brand, product, service, pricing and providers, all of which we believe are critical to Cigna’s success.	10%	Improve or maintain 2014 NPS score	2015 NPS score decreased from 2014

This is a measure of customer loyalty based on the results of externally conducted customer surveys. The target was set as a composite objective, measuring the year-over-year change in the NPS against 2014 results. NPS results from each of Cigna’s segments are weighted based on the Company’s 2015 operating plan for the segment’s premiums and fees to establish both the NPS baseline and final result for 2015.

*	Cigna uses adjusted income from operations as the principal financial measure for operating performance because management believes it best reflects the underlying results of our business operations and permits analysis of trends in underlying revenue, expenses and profitability. For a reconciliation of adjusted income from operations for the Global Health Care, Global Supplemental Benefits and Group Disability and Life segments to shareholders’ net income for each of the three businesses, see Annex A to this Proxy Statement. As appropriate, adjustments are made for acquisitions, dispositions and the implementation of accounting changes to ensure comparability of actual results and targets.

In setting the target performance goals for each measure in February 2015, the Committee considered Cigna’s publicly disclosed earnings estimates, historical Company and compensation peer company performance, analyst commentary and the Company’s then-current expectations for the industry and economic environment. The Committee considered various market forces impacting the Company and related uncertainty, including the expectation that the industry would continue to face significant market changes and disruption in 2015. Factors contributing to this uncertainty included continued rate pressure for the Medicare Advantage market, the incremental step up in the health insurance industry tax, and continued uncertainty in enrollment and margins associated with the individual business on the public exchanges. The Committee believed that the target performance goals represented competitively attractive goals that would be challenging to achieve in light of the circumstances facing the Company in 2015.

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COMPENSATION MATTERS

2015 Individual MIP Targets and Awards

MIP target levels for the 2015 performance year for the NEOs are set forth in the table below. In December 2014, after updating the compensation peer group and adopting the general industry peer group, the Committee increased 2015 MIP targets for certain NEOs. The Committee increased the 2015 MIP targets for Mr. Cordani, Mr. McCarthy, Ms. Jones and Mr. Manders by $400,000, $200,000, $124,250 and $150,000, respectively. The Committee believed these changes were necessary to ensure that target total direct compensation remained within a competitive range of the market median.

In determining actual MIP awards, the Committee (and for Mr. Cordani, the Board of Directors upon the recommendation of the Committee) takes an integrated approach, assessing enterprise results together with each executive officer’s individual contributions during 2015. For the 2015 performance year, the Committee and the Board made annual incentive awards to the NEOs ranging from 70% to 135% of the target award value, as reflected in the following table.

NEO	2015 MIP TARGET ($)	MIP MAXIMUM AWARD ($)	ACTUAL MIP PAYOUT ($)	PAYOUT AS A PERCENT OF TARGET (%)
David M. Cordani	2,200,000	4,400,000	2,860,000	130
Thomas A. McCarthy	800,000	1,600,000	1,000,000	125
Herbert A. Fritch(1)	1,000,000	2,000,000	700,000	70
Nicole S. Jones	560,000	1,120,000	756,000	135
Matthew G. Manders	900,000	1,800,000	1,080,000	120

(1)	Mr. Fritch’s MIP target is driven by his annual incentive target in his former role as Chief Executive Officer of HealthSpring before Cigna acquired HealthSpring in January 2012.

Mr. Cordani

In early 2016, the Committee, together with the independent Chairman of the Board, assessed the performance of Mr. Cordani. This assessment included a review of the overall performance of the Company in 2015 against the established enterprise goals. They also considered Mr. Cordani’s individual contributions. Following this review, the Committee made certain recommendations to the Board relating to Mr. Cordani’s MIP award for 2015. The Board considered these recommendations as part of its own independent review of Mr. Cordani’s performance. Under Mr. Cordani’s leadership, Cigna achieved its sixth consecutive year of competitively attractive results. More specifically, the Board considered the following factors:

•	strong leadership of the organization throughout a year marked by significant complexity and change for Cigna as well as disruption and volatility in the industry;

•	the continued advancement of the Company’s Go Deep, Go Global, Go Individual strategy, highlighted by:

¡	significant progress in Cigna’s evaluation of potential strategic alternatives, with the ultimate determination to enter into a combination with Anthem;

¡	the launch of the Company’s localization strategy, which brings together leaders from across the U.S.-businesses with the objective of leveraging Cigna’s assets to win at the local level;

¡	continued expansion of Cigna’s differentiated approach to partnerships with providers, including through the successful implementation and execution of two delivery system alliances and cultivation of additional opportunities for collaborative arrangements; and

¡	continued momentum in targeted geographies in international markets, including revenue growth in China and customer growth in Turkey and Thailand;

•	strong enterprise performance, including:

¡	consolidated adjusted income from operations of $2.3 billion, compared with $2.1 billion in 2014;

¡	consolidated revenue of $37.9 billion, representing 8% growth over 2014;

¡	one-year TSR of 42.2%; and

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COMPENSATION MATTERS

¡	medical customer base growth of 4% over year-end 2014 for a total of approximately 15 million customers;

•	the successful negotiation of and entry into the definitive merger agreement with Anthem in July 2015, which will bring together complementary strengths of the two companies and further accelerate Cigna’s strategy to improve quality, choice and affordability in the marketplace;

•	the audit by the Centers for Medicare and Medicaid Services in 2015 which resulted in sanctions being imposed in January 2016; and

•	effective representation of Cigna and the industry in a number of forums globally, including engagement in the legislative, administrative and policy arenas to ensure focus on the needs of the Company’s customers and clients.

Based on these factors, including the Board’s overall evaluation of Mr. Cordani’s performance, the Board awarded Mr. Cordani a MIP payout for 2015 of $2,860,000, or 130% of his 2015 MIP target.

Other NEOs

For all other NEOs, Mr. Cordani makes recommendations to the Committee regarding MIP awards based on his evaluation of each NEO’s performance and contributions to enterprise goals. The Committee considers Mr. Cordani’s recommendations when determining MIP awards. While not exhaustive, below are certain key factors the Committee considered when making award determinations.

Mr. McCarthy. Under Mr. McCarthy’s leadership as Chief Financial Officer, the enterprise delivered strong financial results. He continues to lead productive engagement between business teams and their financial counterparts, including the development of reporting and management processes to support Cigna’s localization strategy. Mr. McCarthy was critical in executing the Company’s capital management objectives for financial leverage and capital deployment and the Company’s investment strategy to deliver investment income. His efforts led to securing Cigna’s most favorable credit agency ratings in over a decade, further strengthening Cigna’s financial flexibility. In addition to his other contributions, Mr. McCarthy also played a key role in Cigna’s evaluation of potential strategic alternatives and the due diligence and negotiation of the merger agreement with Anthem, as well as the integration planning and regulatory work related to the potential combination. As a result of Mr. McCarthy’s contributions in 2015, Mr. Cordani recommended, and the Committee approved, a 2015 MIP payment of $1,000,000, or 125% of his target.

Mr. Fritch. Mr. Fritch continued to provide leadership to the Cigna-HealthSpring organization throughout 2015. The Cigna-HealthSpring business team partnered with Global Health Care on the successful implementation of the Company’s localization strategy. Net promoter score showed improvement versus 2014 and disenrollment was at its lowest rate in several years. While core seniors businesses met or exceeded certain financial targets, Cigna-HealthSpring did not meet its overall earnings targets and results for the Cigna-HealthSpring business were below expectations. In addition, the audit by the Centers for Medicare and Medicaid Services in 2015 resulted in sanctions being imposed in January 2016. As a result of Mr. Fritch’s contributions in 2015, Mr. Cordani recommended, and the Committee approved, a 2015 MIP payment of $700,000, or 70% of his target.

Ms. Jones. As Cigna’s Executive Vice President and General Counsel, Ms. Jones continued to lead the legal, compliance and government affairs functions in 2015, further strengthening these areas and the partnership with the Company’s business leaders. Under Ms. Jones’ guidance, Cigna Legal successfully developed solutions aligned to the strategic goals and objectives of the Company. Ms. Jones demonstrated her leadership in strategic negotiations with third-party vendors and in the management of various litigation matters. In addition to her other contributions, Ms. Jones played a key role in Cigna’s evaluation of potential strategic alternatives and the due diligence and negotiation of the merger agreement with Anthem. In addition, she has been key to the integration planning and regulatory work related to the potential combination. As a result of Ms. Jones’ contributions in 2015, Mr. Cordani recommended, and the Committee approved, a 2015 MIP payment of $756,000, or 135% of her target.

Mr. Manders. Despite the breadth, scope and complexity of 2015, including the launch of Cigna’s localization strategy, intense marketplace competition and industry consolidation activity, under Mr. Manders’ stewardship, U.S. Commercial Markets and Global Heath Care Operations continued to produce attractive business results and make meaningful progress on strategic initiatives. U.S. Commercial Health Care, by far Cigna’s largest operating segment, exceeded its earnings and revenue targets for 2015. This business also continued its industry leading medical cost trend, as evidenced by its claim accuracy and overall cost containment. Mr. Manders championed Cigna’s localization efforts within the United States in 2015, developing the infrastructure and operational models to support Cigna’s achievement of this strategic objective. As a result of Mr. Manders’ contributions in 2015, Mr. Cordani recommended, and the Committee approved, a 2015 MIP payment of $1,080,000, or 120% of his target.

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COMPENSATION MATTERS

Long-Term Incentives

Long-term incentives are designed to incent and reward superior results through long-term financial achievement and strategic accomplishments that benefit Cigna and its shareholders over the long-term.

LTI Overview

Long-term incentives are administered under the Cigna Long-Term Incentive Plan and are delivered annually through a mix of strategic performance shares (SPSs) and stock options. SPS award opportunities have a three-year performance period and are denominated in shares of Cigna stock. At the end of the three-year performance period, the actual number of shares earned is based on Cigna’s performance against pre-established enterprise goals. The SPSs earned will range from 0% to 200% of the target SPS award opportunity granted, based on individual performance. Cigna’s stock options, whose actual value realized depends upon stock price appreciation at the time that the options are exercised, generally vest (or first become exercisable) in equal installments over three years beginning on the first anniversary of the grant and have a ten-year term.

2015 Individual LTI Targets and Awards

An executive officer’s LTI target is expressed as a dollar value and is determined based on the market data for the officer’s role. The Committee sets the target as an absolute dollar value, not as a percentage of salary, with the primary consideration being the comparison to the 50th percentile LTI target level of the market data. An executive can receive an award between 0% and 200% of the individual target value. In determining awards for the NEOs, the Committee (and, for Mr. Cordani, the Board, upon the recommendation of the Committee) primarily evaluates individual contributions, but also may take into consideration enterprise performance, LTIP share utilization, succession planning needs and other factors as circumstances warrant.

In December 2014, after updating the compensation peer group and adopting the general industry peer group, the Committee increased 2015 LTI targets for certain NEOs. The Committee increased the 2015 LTI targets for Mr. Cordani, Mr. McCarthy and Mr. Manders by $600,000, $300,000, and $100,000, respectively. The Committee believed these changes were necessary to ensure that target total direct compensation remained within a competitive range of the market median.

2015 LTI awards ranged from 85% to 121% of each NEO’s target. These awards were delivered 50% in stock options and 50% in SPS awards with a 2015–2017 performance period. The Committee believes this mix provides an appropriate balance between emphasizing stock price appreciation and enterprise performance.

The table below provides more detail about the 2015 LTI target values, grant values and percentages relative to LTI targets.

	2015 LTI TARGET ($)	LTI MAXIMUM AWARD ($)	ACTUAL LTI GRANT VALUE(1) ($)	LTI AWARD AS A PERCENT OF TARGET (%)
David M. Cordani	9,600,000	19,200,000	11,600,000	121
Thomas A. McCarthy	2,400,000	4,800,000	2,400,000	100
Herbert A. Fritch	2,000,000	4,000,000	1,700,000	85
Nicole S. Jones	1,424,500	2,849,000	1,638,175	115
Matthew G. Manders	2,200,000	4,400,000	2,200,000	100

(1)	Awarded in February 2015. The LTI Grant Value referenced in the table differs from the sum of the Stock Award and Option Award grant date fair values referenced in the Summary Compensation Table on page 51. This is largely due to the timing and determination of the grant date fair value of SPS awards under ASC Topic 718. SPS grant date fair values reflect a probable achievement level of the TSR performance condition as of grant date. The TSR performance condition comprises fifty percent (of the weighting) of the SPS performance measures, and is determined after the Committee arrives at each NEO’s LTI grant value. Thus, an SPS award’s grant date fair value may be higher or lower than the Committee’s LTI grant value if the TSR probable achievement level is above or below target, respectively. For more information on the TSR performance condition, please see the “Stock Awards” footnote for the Summary Compensation table on page 51.

Equity awards granted in 2015 are disclosed in terms of their grant date fair value in columns (e) and (f) of the Summary Compensation Table on page 51 and in the Grants of Plan-Based Awards Table on page 53.

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COMPENSATION MATTERS

Strategic Performance Shares Program

Our SPS program is designed to incent and reward superior results achieved through sustained long-term financial discipline and strategic accomplishments that benefit Cigna and its shareholders over the long-term, but that may not be reflected in annual or short-term results.

Grants

At the time of grant, a total LTI dollar award and value is approved for each executive officer. The SPS portion of the award (50% of the total LTI value) is converted into a specific number of SPSs on the grant date based on

Cigna’s stock price on that date.

Vesting

SPSs vest in the first quarter of the year following the end of the three-year performance period.

Payout Determination The Committee determines payouts based on Company performance of pre-established measures during the performance period.

Measure: Relative TSR, compounded over the

three-year performance period

Weighting: 50%

Rationale: Rewards NEOs for stock performance

relative to Cigna’s applicable peer group at the time

of the award

Comparator: Beginning with the 2015–2017 SPS program, the Committee adopted the SPS performance peer group to measure relative TSR. For the 2013–2015 and 2014–2016 SPS programs, relative TSR is measured against Cigna’s peer group at the time of the award

Measure: Adjusted income from operations

Weighting: 50%

Rationale: Reinforces the importance of profitable growth across the enterprise

Segments Included: Global Health Care, Global Supplemental Benefits and Group Disability and Life

Threshold Performance: Performance that would result in funding of less than 35% of target yields no payment for this measure

Final Payout is 0 – 200% of the SPSs Granted

SPS awards are ultimately settled in Cigna stock, so the actual value of the earned awards is based on

Cigna’s stock price at the time of payment.

The SPS programs are designed to pay at the median for competitive performance results against stretch targets. Each year, when the Committee approves the performance measures and goals for the SPS performance period, the Committee sets the goals with the expectation that performance resulting in a number of shares paid between 80% and 120% of target would be challenging and not certain, while performance resulting in a number of shares paid over 120% of target would be difficult, but not unattainable.

SPS awards with a performance period that began prior to 2015 included revenue as a performance measure. For those programs, TSR was weighted 50% and adjusted income from operations and revenue were each weighted 25%. In 2014, for SPS programs with performance periods beginning in 2015, the Committee adjusted the performance measures to focus on earnings-based and shareholder return-based metrics and exclude revenue, which is consistent with current market practices and trends. The Committee believes that these two measures are more effective to evaluate the Company’s long-term success and value to shareholders. In addition, the removal of revenue as a performance measure in the SPS program helps to mitigate the use of duplicate measures within Cigna’s short-term and long-term incentive plans.

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COMPENSATION MATTERS

The following table shows the performance period for our SPS programs outstanding as of the end of 2015, the potential payment date and the performance measures.

PERFORMANCE PERIOD	GRANT DATE	PAYMENT DATE (IF EARNED)	PERFORMANCE MEASURES (WEIGHTINGS IN %)
2013–2015	March 2013	2016	Relative TSR(1) (50%)	Adjusted income from operations (25%)	Revenue (25%)
2014–2016	February 2014	2017	Relative TSR(1) (50%)	Adjusted income from operations (25%)	Revenue (25%)
2015–2017	February 2015	2018	Relative TSR(2) (50%)	Adjusted income from operations (50%)

(1)	The peer group used to measure relative TSR is the compensation peer group in place at the time of award and includes: ACE Limited, Aetna, Inc., Aflac Incorporated, Anthem, Inc., The Hartford Financial Services Group, Inc., Health Net Inc., Humana, Inc., Manulife Financial Corporation, MetLife, Inc. and Unum Group. Coventry Health Care, Inc. was removed from the peer group for the 2013-2015 performance period after it was acquired by Aetna, Inc. in 2013.

(2)	The SPS performance peer group, which includes Aetna, Inc., Aflac Incorporated, Anthem, Inc., The Hartford Financial Services Group, Inc., Health Net, Inc., Humana, Inc., Manulife Financial Corporation, MetLife, Inc., UnitedHealth Group Incorporated and Unum Group, is used to measure relative TSR.

2013–2015 SPS Program

The performance goals for the 2013–2015 SPSs are presented in the table below, along with actual results for the three-year performance period.

MEASURE	WEIGHTING	TARGET PERFORMANCE GOALS (DOLLARS IN MILLIONS)	ACTUAL RESULT (DOLLARS IN MILLIONS)
Relative TSR	50%	50th Percentile	90th Percentile (200% of target)
Adjusted income from operations*	25%	Cumulative adjusted income from operations of $6,104 to $6,714, calculated assuming a compound annual growth rate of 5%–10%.	$6,612 (113.3% of target)
Revenue	25%	Cumulative revenue of $96,452 to $106,030, calculated assuming a compound annual growth rate of 6%–11%.	$103,296 (108.6% of target)

*	Cigna uses adjusted income from operations as the principal financial measure for operating performance because management believes it best reflects the underlying results of our business operations and permits analysis of trends in underlying revenue, expenses and profitability. Effective January 1, 2015, adjusted income from operations is defined as shareholders’ net income (loss) excluding the following after-tax adjustments: net realized investment results, net amortization of other acquired intangible assets and special items. Prior to 2015, and at the time that the Committee approved the 2013–2015 SPS program, Cigna did not exclude net amortization of other acquired intangible assets in the calculation of adjusted income from operations. For this reason, net amortization of other acquired intangible assets is not excluded from the calculation of adjusted income from operations for the 2013–2015 SPS program. For a reconciliation of adjusted income from operations for the Global Health Care, Global Supplemental Benefits and Group Disability and Life segments to shareholders’ net income for each of the three businesses, see Annex A to this Proxy Statement. As appropriate, adjustments are made for acquisitions, dispositions and the implementation of accounting changes to ensure comparability of actual results and targets.

Over the three-year period from 2013 to 2015, three-year annual compounded TSR was 40%, which ranked at the 90th percentile relative to the applicable peer group companies and was 200% of target.

Based on the results in the table above, on February 23, 2016, the Committee approved payout of the 2013–2015 SPSs at 155.5% of target. The calculations utilized to determine the payout were reviewed for accuracy by PricewaterhouseCoopers LLP. See the Outstanding Equity Awards table on page 55 for actual share amounts issued to each NEO and associated market values.

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COMPENSATION MATTERS

2012–2014 SPS Program

The shares earned under the 2012–2014 SPS Program were measured using performance through December 31, 2014 and were delivered to each executive officer in March 2015. The total share value realized by each NEO on the payment date is reflected in the Option Exercises and Stock Vested table on page 57. The performance measures, targets, results and payout for the 2012–2014 SPS program is discussed in greater detail in our definitive proxy statement for our 2014 annual meeting, filed with the SEC on March 13, 2015.

Other Equity Awards

From time to time, the Committee makes special equity grants to executive officers in the form of restricted stock or restricted stock units (RSUs) to encourage retention of the talent necessary to manage successfully the Company’s businesses or to recognize superior performance. The Committee did not award any special equity grants to executive officers in 2015.

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COMPENSATION MATTERS

Retirement and Deferred Compensation

401(k) Retirement Plan and

Supplemental 401(k) Plan

All U.S. full-time employees are eligible for the tax qualified 401(k) Plan, which provides for employee contributions as well as Company matching contributions of up to 4.5% of eligible pay. Certain employees, including the U.S.-based NEOs, are eligible for the Cigna Supplemental 401(k) Plan.

The Supplemental 401(k) Plan is a non-qualified deferred compensation plan that provides an annual credit to employees equal to 1.5% of earnings that cannot be treated as eligible earnings under the regular 401(k) Plan due to Internal Revenue Code limits and cannot be the basis for employee or Company matching contributions under the regular 401(k) plan. Earnings eligible for the credit are salary and bonus amounts that exceed the IRS annual limit on eligible earnings ($265,000 in 2015) or that an employee defers under the Cigna Deferred Compensation Plan. Credits accumulate with hypothetical interest equal to the rate of return under the 401(k) Plan’s Fixed Income Fund (3.65% as of January 1, 2015 and 3.35% as of January 1, 2016). The account will vest under the same rules that apply to the regular 401(k) Plan. The account balance will be paid after termination of employment in accordance with the plan.

Nonqualified Deferred Compensation Plan

Cigna provides the NEOs and certain other employees with the opportunity to defer base salary and annual incentive awards under the Cigna Deferred Compensation Plan. Cigna does not make any contributions to this plan on behalf of employees. This plan provides eligible employees an opportunity to postpone both the receipt of compensation and the income tax on that compensation — typically until after termination of employment with Cigna. Participants elect when to receive payment and can choose either a single lump sum or annual installments. For amounts deferred before 2005, participants can request an accelerated payment of all or part of their account balance subject to a 10% penalty. Otherwise, early withdrawals are permitted only under financial hardship circumstances.

Additional information about deferred compensation can be found in the Nonqualified Deferred Compensation Table and narrative on page 60.

Defined Benefit Pension Plans

The Cigna Pension Plan and the Cigna Supplemental Pension Plan were frozen on July 1, 2009. Benefits earned under these plans have been determined based on eligible earnings through July 1, 2009. The freeze did not affect benefits earned before July 1, 2009. The Company’s NEOs hired before July 1, 2009 participated in the Pension Plan and the Supplemental Pension Plan.

Additional information about pension benefits can be found in the Pension Benefits Table on page 58.

Limited Perquisites and Other Benefits

Cigna’s executive compensation program provides limited perquisites to executive officers, offered primarily to attract and retain key talent or provide for an executive officer’s safety and security. Perquisites generally have included an annual allowance under our executive financial services program (as described below), payments for residential security system monitoring and maintenance and relocation benefits when a move is required. Executive officers working outside of the United States also may be provided with benefits that are customary in the country in which they are based. In addition, Mr. Cordani is encouraged to use the corporate aircraft for business and personal travel. This serves to increase his time available for business purposes and as a means to better ensure his safety and security. Mr. Cordani is fully responsible for personal income tax liability associated with his personal use of the corporate aircraft.

Cigna’s executive financial services program offers executive officers an annual allowance of up to $6,500 for the costs of financial or estate planning (including associated legal services) and tax return preparation, with the exception of Mr. Cordani who is reimbursed for all such expenses incurred for any year. In 2015, Cigna also reimbursed Mr. Cordani for legal expenses associated with his offer letter with Anthem.

The perquisites provided to the NEOs in 2015 and the associated values and valuation methods are described in the notes to the Summary Compensation Table on page 51.

The NEOs also are eligible to receive all of the benefits offered to Cigna employees generally, including medical and other health and welfare benefits as well as voluntary benefits.

2016 Compensation Actions

The merger agreement with Anthem requires us to conduct our business in the ordinary course and limits the Committee’s ability to make material changes to executive officer compensation or compensation plans, except for the change described below. These covenants are described in greater detail in our Joint Proxy Statement,

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	45

COMPENSATION MATTERS

filed with the SEC on October 28, 2015. In December 2015, to ensure that his target total direct compensation remained within a competitive range of the market median, the Committee increased Mr. Manders’ 2016 LTI target to $2,600,000.

EMPLOYMENT ARRANGEMENTS AND POST-TERMINATION PAYMENTS

Employment Arrangements

We typically do not enter into individual employment contracts with our executive officers. Consistent with our approach of rewarding performance, employment is not guaranteed, and either Cigna or the executive officer may terminate the relationship at any time. An executive officer receives an offer letter upon his or her hire or promotion that describes initial compensation terms, such as base salary, any sign-on or other cash bonus or equity awards, any relocation assistance and target opportunities for annual cash incentive or long-term equity incentive compensation.

In connection with the acquisition of HealthSpring, Inc., we entered into a retention agreement with Mr. Fritch (which was subsequently amended in December 2011 and September 2014), pursuant to which he is not permitted to sell 81,001 shares of Cigna stock and shares underlying 273,787 options, which had an aggregate value of approximately $47 million as of December 31, 2015. In addition, the retention agreement provides for accelerated vesting of his restricted stock awards in certain circumstances, as more fully described in the Potential Payments Upon Termination or Change of Control table and related narrative on pages 61 to 65.

Severance Arrangements

Other than following a change of control of Cigna, the Committee generally has discretion to determine, on a case-by-case basis, whether to make any post-termination payments to an executive officer. In the past, the Committee has approved varying amounts of severance pay for departing executive officers in exchange for certain obligations, including, for example, a general release of all claims or an extended non-competition and non-solicitation period. In approving a severance arrangement, the Committee exercises its business judgment based on individual circumstances, including, but not limited to, the executive officer’s term of employment, past accomplishments, reasons for termination, opportunities for future employment and total unvested annual or long-term incentive compensation.

Other Post-Termination Arrangements

Under the Cigna Long-Term Incentive Plan, if, absent a change of control, an executive officer’s employment terminates prior to the vesting of a stock option, restricted stock, RSU or SPS award, the award is generally forfeited, subject to specific exceptions for disability, death or retirement (as defined in the plan). Upon an executive officer’s disability, death or retirement, stock options, restricted stock, RSUs and SPS awards may vest, depending on the nature of the award, the termination event, and the terms of the grant agreements. For a full explanation of how equity awards are treated in the event of an executive officer’s disability, death or retirement, please see Potential Payments Upon Termination or Change of Control beginning on page 61.

Change of Control Arrangements

Cigna does not provide executive officers with any single-trigger payments, golden parachute excise tax gross-ups or excise tax reimbursements upon a change of control.

The Cigna Executive Severance Benefits Plan applies to executive officers in the event of a qualified separation of service of the executive officer. A mere change of control itself (i.e., a “single trigger”) does not trigger benefits. The intent of the plan is to encourage executives to continue to act in shareholders’ best interests in evaluating potential transactions and ensure management talent will be available to assist with the transaction and business integration.

Under the Cigna Executive Severance Benefits Plan and Cigna Long-Term Incentive Plan, an executive officer will be eligible for benefits if his or her employment is terminated upon or during the two-year period following a change of control (i.e., a “double trigger”) if such termination is:

•	initiated by the company other than “for cause” (i.e., a termination on account of the executive’s felony conviction for fraud or dishonesty directed against the company); or

•	initiated by the executive officer after determining, in his or her reasonable judgment, that there has been a material reduction in authority, duties or responsibilities, any reduction in compensation, or any changes in the executive’s principal office location of more than 35 miles from the location on the date of a change of control. Under the Executive Severance Benefits Plan, the executive must deliver notice to the company within 30 days after such reduction or change and at least 30 days before separation, after which the company has 30 days to remedy the circumstances before a separation upon a change of control is deemed to have occurred.

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COMPENSATION MATTERS

Benefits in a double-trigger situation include the following:

•	A lump sum cash severance payment equal to 156 weeks (approximately three years) of base salary plus three (3) times the higher of (i) the most recent annual incentive paid or (ii) the target annual incentive. The intent of the formula for the annual incentive amount is to reward the executive officer for his or her expected performance prior to the change of control.

•	Full vesting of all unvested stock options, restricted stock and RSUs. As a result, if an executive is involuntarily terminated without cause or resigns for good reason after a change of control, the executive is able to realize the shareholder value to which he or she contributed while employed at the company.

•	Full vesting of all unvested SPS awards with the calculation of such vesting made at the highest of: (1) the target vesting percentage; (2) the vesting percentage for the most recent payout of SPS awards (i.e., the prior cycle); or (3) the average of the vesting percentage established by the Committee for the most recent two SPS payouts. The intent of this formula is to provide executive officers with a reasonable estimate of the potential payouts and to avoid placing executive officers at a disadvantage as a result of a change of control.

•	At the company’s expense, twelve months of basic life insurance plan coverage and six months of reasonable outplacement services following a change of control.

If any portion of the change of control benefits paid to an executive officer would be subject to an excise tax, then either (1) the executive will receive the full amount of the benefits and will pay any resulting excise tax or (2) the change of control benefits will be reduced enough to avoid the excise tax entirely, whichever alternative provides the executive with the greater amount of after-tax benefits. Upon closing, the proposed merger with Anthem would constitute a change of control under the Cigna Executive Severance Benefits Plan and Cigna Long-Term Incentive Plan.

For more information concerning the financial amount of these benefits, see Potential Payments upon Termination or Change of Control beginning on page 61.

PROCESSES AND PROCEDURES FOR DETERMINING EXECUTIVE COMPENSATION

The Role of the People Resources Committee

in Executive Compensation

The Committee is composed entirely of independent directors. Pursuant to its charter, the Committee is charged with oversight of the Company’s compensation and benefit plans and policies that apply to executive officers. The Committee regularly reviews Cigna’s compensation programs against the Company’s strategic goals, industry practices, and emerging trends to ensure a strong linkage between executive pay and performance and alignment with shareholder interests. At each of its regularly scheduled meetings, the Committee conducts executive sessions, without Cigna management present. In addition, the Committee has engaged Pay Governance as its independent compensation consultant to assist the Committee in its responsibilities.

Risk Oversight

As part of its responsibilities, the Committee considers whether Cigna’s compensation programs and policies encourage unnecessary or excessive risk-taking behavior by executives or create risks that are reasonably likely to have a material adverse effect on the Company. For example, at the request of the Committee, on an annual basis, the Chief Risk Officer conducts a comprehensive review of executive and employee compensation programs to determine whether incentive compensation plans are likely to promote risk-taking behavior that could have a material adverse effect on the Company. The findings of this review are presented to, and discussed by, the Committee in February of each year. The review analyzes:

•	compensation governance processes, including general design philosophy and risk considerations in structuring plans;

•	situations where compensation programs may have the potential to raise material risks to the Company;

•	internal controls that mitigate the risk of incentive compensation having an unintended negative impact; and

•	plan design features including clawback arrangements, holding periods, earnings thresholds, payment structures and plan caps.

After conducting the review and assessing potential risks, the Committee determined that each incentive program does not create risks that are reasonably likely to have a material adverse effect on the Company.

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COMPENSATION MATTERS

Process for Executive Compensation Decisions

Chief Executive Officer Compensation

The Committee, together with the independent Chairman of the Board, annually evaluates Mr. Cordani’s performance and Cigna’s established enterprise goals. The Committee then makes recommendations to the independent members of the Board of Directors about his performance and compensation. The Board considers the Committee’s recommendations as part of its review and approval of Mr. Cordani’s compensation. The Chairman of the Board reviews the results of the evaluation with Mr. Cordani.

Mr. Cordani is not present when the Committee and the Board are making decisions about his compensation. At the request of the Committee, the Executive Vice President, Human Resources and Services and the independent compensation consultant attend this Committee session.

Other NEO Compensation

Generally, the Executive Vice President, Human Resources and Services presents recommendations for all other NEOs’ compensation targets for the Committee’s consideration. For compensation decisions involving actual payouts for the NEOs, Mr. Cordani presents his recommendations to the Committee for its consideration. Mr. Cordani discusses Cigna’s performance and the individual officer’s performance. The Executive Vice President, Human Resources and Services is generally present for the discussion of compensation for all executive officers other than himself.

Compensation Consultant Role in Executive Compensation

While the Committee or Board ultimately makes all executive compensation decisions, the Committee engages the services of outside advisors for assistance. The Committee utilized Pay Governance as the Committee’s independent compensation consultant throughout 2015 to provide independent, objective analysis, advice and information and to generally assist the Committee in the performance of its duties. The Committee will typically request information and recommendations directly from the compensation consultant as it deems appropriate to structure and evaluate Cigna’s compensation programs, practices and plans. As part of its engagement, at the direction of the Committee, the compensation consultant will work with the Committee chair, the Executive Vice President, Human Resources and Services and Cigna’s compensation department in their work on the Committee’s behalf.

Since December 2014, Pay Governance has provided the following services to the Committee:

•	analyzed pay practices as compared to Cigna’s compensation peer group to assess whether three- and five-year realizable pay were aligned with Cigna’s performance and compensation philosophy;

•	reviewed incentive measures in the 2015 MIP and 2015-2017 SPS program to provide the Committee with objective reference points to consider when determining target goals;

•	evaluated the effect of Cigna’s equity programs on annual share use, burn rate (the number of shares awarded per year divided by the shares outstanding at the end of the year) and total overhang (the number of stock options and restricted stock outstanding, plus the number of shares available for grants under the Long-Term Incentive Plan, divided by the total number of shares of common stock outstanding), and advised the Committee in its determination of the maximum share limit for use in 2015;

•	provided market research on incentive plans to assist in the design of short-term and long-term incentive compensation plans for 2016;

•	presented a comparison of competitive market data to the current compensation of each executive officer to assist in setting compensation targets for 2016; and

•	reviewed this Compensation Discussion and Analysis.

At the request of the Committee, a representative of Pay Governance regularly attended the Committee’s meetings in 2015. The Committee regularly reviews and evaluates its compensation consultant engagement, and annually reviews the compensation consultant’s performance.

Independence of the Compensation Consultant

The Committee’s policy requires that the compensation consultant be independent of the Company. A compensation consultant is deemed independent under the policy if the compensation consultant (1) is retained by and reports solely to the Committee for all executive compensation services; (2) does not provide any services or products to the Company or management except with approval of the Committee’s Chair; and (3) is otherwise free from conflicts. The Committee has assessed Pay Governance’s independence pursuant to Cigna’s policy and NYSE rules and concluded that Pay Governance was free from conflicts and independent. In addition, each year the Committee receives a letter from its compensation consultant providing appropriate assurances and confirmation of independence.

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COMPENSATION MATTERS

OTHER PRACTICES

Executive officers are subject to robust stock ownership requirements, prohibited from hedging and restricted in their ability to pledge Cigna securities.

Stock Ownership Guidelines

We believe that the ownership of meaningful levels of Cigna stock by our executive officers is a critical factor in aligning the long-term interests of management and our shareholders. To promote this goal, we have adopted stock ownership guidelines that apply to all of our executive officers, including our NEOs. As of December 31, 2015, all of our NEOs met or exceeded stock ownership guidelines.

Our stock ownership guidelines have the following rigorous features:

•	The CEO is required to own stock valued at least six times his base salary, and other executive officers are required to own stock valued at least three times their respective base salary.

•	Wholly owned shares, restricted stock, stock equivalents, SPSs granted prior to January 1, 2014, and shares owned through benefit plans (such as investments in the Cigna stock fund of the Cigna 401(k) Plan) are counted toward meeting the guidelines. SPSs granted on or after January 1, 2014 and stock options do not count towards meeting guidelines.

•	Executive officers have five years from date of hire, promotion or any other event that changes their multiple of base salary to meet their applicable ownership guideline. Once an executive attains his or her required holding level, the executive must maintain the requirement on a continuous basis, even if the requirement is met before the end of the five-year period.

•	Executive officers are required to hold all Company stock acquired until their ownership guidelines are met.

We also have instituted other practices to encourage a long-term ownership philosophy for our executive officers, including:

•	prohibiting the sale of more than 50% of the shares held above the applicable guideline in any single open period;

•	once the guideline is met, an executive officer must retain, for at least one year, a minimum of 50% of the shares acquired upon exercise of any stock options and 50% of the shares acquired upon vesting of restricted stock grants;

•	requiring CEO approval of all transactions in Cigna stock by executive officers; and

•	requiring General Counsel approval of all transactions in Cigna stock by the CEO.

Hedging and Pledging Restrictions

Our insider trading policy prohibits our directors, executive officers and all employees from engaging in hedging, speculative or other transactions that hedge or offset any decrease in the market value of Cigna stock. Prohibited transactions include, but are not limited to, trading in put or call options, short sales, zero cost collars and forward sale contracts.

The Committee has adopted a policy that prohibits directors and Section 16 officers from pledging Cigna stock as loan collateral or holding Cigna stock in a margin account. Cigna’s Office of the Corporate Secretary, in consultation with the Chairman of the Board and the Chief Executive Officer, may grant exceptions to this prohibition only with respect to shares held above the stock ownership guidelines. Exceptions may be granted upon a determination that the pledge is reasonable in amount and scope and structured to minimize risks associated with pledging. This determination will be based on the following considerations, among others:

•	the amount of the pledge as compared to Cigna’s total stock outstanding, market value or trading volume;

•	the amount of the pledge as compared to the total value of Cigna stock held by the individual above the applicable stock ownership guideline;

•	the individual’s ability to repay loans secured by Cigna stock or substitute other assets as collateral; and

•	the terms of the pledging documentation.

To our knowledge, none of our directors, NEOs or other Section 16 officers have pledged Cigna stock, either now or at any time in the past.

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COMPENSATION MATTERS

DISGORGEMENT OF AWARDS (CLAWBACK) POLICY

The Board of Directors has the authority to recoup compensation paid to executive officers in the event of a restatement of financial results, beyond the mandates of Sarbanes-Oxley. In addition, once final rules are released regarding clawback requirements under the Dodd-Frank Act, Cigna intends to review its policy and, if necessary, amend it to comply with the new mandates.

Currently, the Board will, in all appropriate cases and to the full extent permitted by law, require reimbursement of any bonus or other cash incentive compensation awarded to an executive officer or cancel unvested restricted or deferred stock awards previously granted to the executive officer if:

•	the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were later the subject of a restatement;

•	the executive engaged in intentional misconduct that caused or partially caused the need for the restatement; and

•	the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded.

In addition, Cigna’s stock option, restricted stock, RSU and SPS awards include a clawback provision that applies to any Cigna employee, including any NEO, who:

•	is terminated by Cigna due to misconduct;

•	engages in behavior that would be considered grounds for termination due to misconduct;

•	competes with Cigna within one year following any voluntary termination;

•	solicits a Cigna employee or customer within one year following any termination;

•	discloses Cigna confidential information improperly; or

•	fails to assist Cigna in the handling of investigations, litigation, or agency matters with respect to which the employee has relevant information.

If an executive engages in any of the above “violation events,” any option gains realized over the two years before the event and the value of any restricted stock, RSU or SPS vesting over the year before the event are required to be paid back to Cigna. These provisions are designed to discourage executives from engaging in activities that can cause Cigna competitive harm and to support retention.

TAX AND ACCOUNTING TREATMENT

Prior to 2013, Section 162(m) of the Internal Revenue Code imposed limits on the amount that Cigna could deduct for federal income tax purposes for employee compensation. As part of health care reform legislation enacted in 2010, Section 162(m) was revised as it pertains to compensation paid by health insurers, including Cigna. Starting in 2013, under Section 162(m)(6), any per person compensation in excess of $500,000 paid to any employee or, generally, any individual service provider, will not be deductible by Cigna. The tax deduction limitation applies whether or not compensation is performance-based or is provided pursuant to a shareholder-approved plan.

The tax deduction limitation under Section 162(m)(6) has impacted, and will continue to impact, Cigna through the loss of some tax benefits related to employee compensation in excess of the $500,000 per person deduction limit. While the Committee believes it is important to consider the impact of Section 162(m)(6), it also believes that shareholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting the executive compensation program, even if non-deductible compensation expenses could result. Separately, the Committee also considers the accounting consequences of its compensation decisions.

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COMPENSATION MATTERS

Executive Compensation Tables

2015 SUMMARY COMPENSATION TABLE

This table includes information regarding 2015, 2014 and 2013 compensation for each of the NEOs. Other tables in this proxy statement provide more detail about specific types of compensation with respect to 2015.

NAME AND PRINCIPAL POSITION (a)	YEAR (b)	SALARY ($) (c)	BONUS ($) (d)	STOCK AWARDS ($) (e)	OPTION AWARDS ($) (f)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (g)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (h)		ALL OTHER COMPENSATION ($) (i)	TOTAL ($) (j)
David M. Cordani President and Chief Executive Officer	2015	1,189,615	—	7,105,072	5,800,033	2,860,000		†	352,952	17,307,672
	2014	1,125,185	—	5,670,023	5,400,023	1,900,000	125,859		240,355	14,461,445
	2013	1,034,615	—	6,080,687	4,096,268	2,160,000	—		152,509	13,524,079

Thomas A. McCarthy Executive Vice President and Chief Financial Officer	2015	719,231	—	1,470,005	1,200,013	1,000,000		†	29,036	4,418,285
	2014	637,037	—	1,102,541	1,050,006	630,000	205,455		38,063	3,663,102
	2013	504,500	—	1,838,734	224,416	690,000	—		23,819	3,281,469

Herbert A. Fritch President, Cigna-HealthSpring	2015	1,000,000	—	1,041,266	850,020	700,000	—		36,450	3,627,736
	2014	1,000,000	—	787,576	750,001	900,000	—		30,563	3,468,140
	2013	1,000,000	2,000,000	1,233,790	831,144	517,500	—		44,298	5,626,732

Nicole S. Jones Executive Vice President, General Counsel	2015	577,867	—	1,003,501	819,089	756,000		†	31,390	3,187,847
	2014	562,682	—	897,453	854,710	501,113	15,623		32,013	2,863,594
	2013	545,065	—	1,004,339	676,556	576,279	—		31,452	2,833,691

Matthew G. Manders President, U.S. Markets & Global Healthcare Operations	2015	732,692	—	1,347,529	1,100,015	1,080,000		†	37,253	4,297,489
	2014	585,667	—	1,276,282	918,773	787,500	653,845		35,995	4,258,062
	2013	583,404	—	1,130,968	761,870	859,625	—		34,873	3,370,740

Bonus (Column (d))

Amounts in this column represent non-incentive based bonus compensation.

Stock Awards (Column (e))

Amounts in this column represent the grant date fair value of stock awards computed in accordance with ASC Topic 718 as described in Note 20 to Cigna’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and, for SPSs, are based upon the probable outcome of the performance conditions. Includes SPS awards granted in 2015, 2014 and 2013. All awards were made under the Cigna Long-Term Incentive Plan. The SPSs are subject to performance conditions as described beginning on page 42. The grant date fair value of SPS awards granted in 2015 reflects the probable achievement level of the TSR performance condition as of the grant date for the assumed award value of SPS awards as shown in the CD&A. TSR performance comprises fifty percent (of the weighting) of the SPS performance measures. This forecasted performance condition creates an accounting grant date fair value that differs from the assumed award value granted to each NEO, as reflected in the CD&A. The amount reported in column (e) is consistent with the estimate of aggregate compensation cost recognized over the service period determined as of the grant date under ASC Topic 718, excluding the effect of estimated forfeitures, as follows:

NAME	VALUE OF SPSs GRANTED IN 2015
	GRANT DATE FAIR VALUE	AT HIGHEST PERFORMANCE ACHIEVEMENT*
	($)	($)
David M. Cordani	7,105,072	10,005,101
Thomas A. McCarthy	1,470,005	2,070,007
Herbert A. Fritch	1,041,266	1,466,272
Nicole S. Jones	1,003,501	1,413,093
Matthew G. Manders	1,347,529	1,897,541

*	The value at the highest performance achievement reflects adjusted income from operations at 200% of target and projected achievement of total shareholder return relative to Cigna’s SPS performance peers based on accounting assumptions.

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COMPENSATION MATTERS

Option Awards (Column (f))

Represents the grant date fair value of option awards made under the Cigna Long-Term Incentive Plan computed in accordance with ASC Topic 718 applying the same model and assumptions as Cigna applies for financial statement reporting purposes, as described in Note 20 to Cigna’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (disregarding any estimates for forfeitures).

Non-Equity Incentive Plan Compensation (Column (g))

This column reflects performance-based compensation awarded under the MIP as described beginning on page 36.

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (h))

This column includes the aggregate change in the actuarial present value of accumulated benefits under the pension plans, which value increases and decreases from period to period and is subject to the assumptions discussed in connection with the Pension Benefits Table on page 58. Information regarding accumulated benefits under the pension plans is also discussed in the narrative to the Pension Benefits Table beginning on page 59. The amounts in this column do not include deferred compensation because we do not provide above market earnings to our executive officers. As represented by the “†” symbol in the table, the final change in pension present value in 2015 was negative for all participating NEOs. The table below details the net change in present value of as December 31, 2015:

NAME	NET CHANGE TO PRESENT VALUE ($)
David M. Cordani	(12,175)
Thomas A. McCarthy	(4,898)
Nicole S. Jones	(2,694)
Matthew G. Manders	(5,582)

All Other Compensation (Column (i))

This column includes:

•	Cigna’s matching contributions to the NEOs’ accounts under its 401(k) plans in the following amounts: Mr. Cordani — $54,294; Mr. McCarthy — $28,188; Ms. Jones — $24,135; Mr. Fritch — $36,450; and Mr. Manders — $30,753.

•	Dividends paid in 2015 on restricted stock awards of $207 for Ms. Jones.

•	2015 perquisites valued at incremental cost (the cost incurred by Cigna due to the NEO’s personal use or benefit) as follows:

¡	Fees paid for financial planning, tax preparation and legal services related to tax and estate planning in the following amounts: Mr. Cordani — $18,418; Ms. Jones — $6,500; and Mr. Manders — $6,500;

¡	Fees for legal expenses associated with Mr. Cordani’s offer letter with Anthem in the amount of $98,378;

¡	For the corporate aircraft, $170,312 of incremental cost related to Mr. Cordani’s use of the aircraft, at the Company’s encouragement, for personal travel. Incremental cost is determined by dividing the annual variable costs by the total number of flight hours and multiplying the result by the number of personal flight hours during the year. Variable costs include fuel, crew travel, trip-related maintenance, landing fees and hangar costs, and other similar costs. Fixed costs that do not change based on usage are excluded from the incremental cost calculation; and

¡	Costs for security system monitoring and maintenance in the following amounts: Mr. Cordani — $11,550; Mr. McCarthy — $848; and Ms. Jones — $548.

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COMPENSATION MATTERS

GRANTS OF PLAN-BASED AWARDS IN 2015

This table provides information about annual incentive targets for 2015 and grants of plan-based awards made in 2015 to the NEOs. The disclosed dollar and share amounts do not necessarily reflect the actual amounts that will be paid or issued to the NEOs. Those amounts will be known only if and when the awards vest or become payable.

				ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS
NAME (a)	GRANT DATE (b)	COMMITTEE APPROVAL DATE (c)	AWARD TYPE (d)	THRESHOLD ($) (e)	TARGET ($) (f)	MAXIMUM ($) (g)	THRESHOLD (#) (h)	TARGET (#) (i)	MAXIMUM (#) (j)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (k)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#) (l)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh) (m)	CLOSING MARKET PRICE ON DATE OF GRANT ($/Sh) (n)	GRANT DATE FAIR MARKET VALUE OF STOCK AND OPTION AWARDS ($) (o)
David M. Cordani	—	—	MIP Target	—	2,200,000	4,400,000
	2/25/2015	2/25/2015	SPS				8,396	47,976	95,952					7,105,072
	2/25/2015	2/25/2015	Option								159,388	120.895	121.18	5,800,033

Thomas A. McCarthy	—	—	MIP Target	—	800,000	1,600,000
	2/25/2015	2/25/2015	SPS				1,737	9,926	19,852					1,470,005
	2/25/2015	2/25/2015	Option								32,977	120.895	121.18	1,200,013

Herbert A. Fritch	—	—	MIP Target	—	1,000,000	2,000,000
	2/25/2015	2/25/2015	SPS				1,230	7,031	14,062					1,041,266
	2/25/2015	2/25/2015	Option								23,359	120.895	121.18	850,020

Nicole S. Jones	—	—	MIP Target	—	560,000	1,120,000
	2/25/2015	2/25/2015	SPS				1,186	6,776	13,552					1,003,501
	2/25/2015	2/25/2015	Option								22,509	120.895	121.18	819,089

Matthew G. Manders	—	—	MIP Target	—	900,000	1,800,000
	2/25/2015	2/25/2015	SPS				1,592	9,099	18,198					1,347,529
	2/25/2015	2/25/2015	Option								30,229	120.895	121.18	1,100,015

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Column (f) and (g))

Amounts in column (f) represent annual incentive targets for the 2015 performance period paid in 2016. Individual award values can range from 0% to 200% of target (as reflected in column (g)). The actual amounts earned by each NEO are as follows: Mr. Cordani — $2,860,000; Mr. McCarthy — $1,000,000; Mr. Fritch — $700,000; Ms. Jones — $756,000; and Mr. Manders — $1,080,000.

Estimated Future Payouts Under Equity Incentive Plan Awards (Columns (h), (i) and (j))

Represents SPSs awarded for the 2015–2017 performance period. The People Resources Committee will determine payout for the SPSs, if any, in 2018. The number of shares paid can range from 0% to 200% of the number of SPSs awarded. Threshold shares represent a threshold value for the SPS awards at 17.5% of target, which represents the lowest possible level of share payout under these awards assuming achievement at threshold for adjusted income from operations.

All Other Option Awards (Column (l))

Represents stock option awards granted under the Cigna Long-Term Incentive Plan and approved by the People Resources Committee at its February 2015 meeting as part of each NEO’s long-term incentive award. Stock options represented 50% of the long-term incentive awards for executive officers in 2015, as described on page 41.

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COMPENSATION MATTERS

Exercise or Base Price of Option Awards (Column (m))

Pursuant to the Cigna Long-Term Incentive Plan, the stock option exercise price is the average of the high and low trading price of Cigna common stock on the date of the award.

Grant Date Fair Market Value of Stock and Options Awards (Column (o))

These amounts represent the grant date fair value of equity awards computed in accordance with ASC Topic 718, applying the same model and assumptions Cigna uses for financial statement reporting purposes. The award values represented in the table are theoretical, and may not correspond to the actual value that will be recognized by the NEO. The grant date fair value of SPS awards granted in 2015 reflects the probable achievement level of the TSR performance condition as of the grant date for the assumed award value of SPS awards as shown in the CD&A. TSR performance comprises fifty percent (of the weighting) of the SPS performance measures. This forecasted performance condition creates an accounting grant date fair value that differs from the assumed award value granted to each NEO (as reflected in the CD&A).

54	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

OUTSTANDING EQUITY AWARDS AT YEAR-END 2015

This table provides information about unexercised stock options and unvested stock awards (restricted stock and SPSs) held as of December 31, 2015 by the NEOs.

	OPTION AWARDS					STOCK AWARDS
NAME (a)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE (b)		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (1) (c)	OPTION EXERCISE PRICE ($) (d)	OPTION EXPIRATION DATE (e)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#) (1) (f)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2) (g)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (1) (h)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(2) (i)
David M. Cordani	190,180			34.6450	3/3/2020	137,020		20,050,137	117,176	17,146,364
	189,610			42.1900	3/1/2021
	200,229			44.4250	2/28/2022
	137,902		68,941	58.7300	3/5/2023
	76,497		152,946	78.0350	2/26/2024
			159,388	120.8950	2/25/2025

TOTAL	794,418		381,275			137,020		20,050,137	117,176	17,146,364

Thomas A. McCarthy	4,464			46.8833	2/28/2017	21,545		3,152,680	23,382	3,421,488
	5,651			47.9250	2/27/2018
	21,582			14.0250	3/4/2019
	8,138			34.6450	3/3/2020
	8,159			42.1900	3/1/2021
	10,960			44.4250	2/28/2022
	7,555		3,777	58.7300	3/5/2023
	14,875		29,739	78.0350	2/26/2024
			32,977	120.8950	2/25/2025

TOTAL	81,384		66,493			21,545		3,152,680	23,382	3,421,488

Herbert A. Fritch	63,043	(3)		12.2500	2/13/2019	117,842	(3)	17,243,820	16,643	2,435,370
	138,752	(3)		14.4000	2/11/2020
	71,992	(3)		30.1300	3/7/2021
	13,988		13,988	58.7300	3/5/2023
	10,625		21,242	78.0350	2/26/2024
			23,359	120.8950	2/25/2025

TOTAL	298,400		58,589			117,842		17,243,820	16,643	2,435,370

Nicole S. Jones	22,776		11,387	58.7300	3/5/2023	23,922		3,500,506	17,729	2,594,285
	12,108		24,208	78.0350	2/26/2024
			22,509	120.8950	2/25/2025

TOTAL	34,884		58,104			23,922		3,500,506	17,729	2,594,285

Matthew G. Manders	29,953			44.4250	2/28/2022	27,073		3,961,592	22,539	3,298,132
	25,649		12,822	58.7300	3/5/2023
	13,016		26,022	78.0350	2/26/2024
			30,229	120.8950	2/25/2025

TOTAL	68,618		69,073			27,073		3,961,592	22,539	3,298,132

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	55

COMPENSATION MATTERS

(1)	The following table shows the vesting date of stock options, restricted stock and SPSs that have not vested, held as of December 31, 2015 by the NEOs.

	NUMBER OF STOCK OPTIONS THAT HAVE NOT VESTED (a)	VESTING DATE (b)	VESTING AMOUNT (c)	NUMBER OF SHARES OR UNITS THAT HAVE NOT VESTED (i) (d)	VESTING DATE (i) (e)	VESTING AMOUNT (f)	NUMBER OF EQUITY INCENTIVE PLAN AWARD SHARES OR UNITS THAT HAVE NOT VESTED (ii) (g)	VESTING DATE (ii) (h)	VESTING AMOUNT (i)
David M. Cordani	68,941	3/5/2016	68,941	137,020	2/26/2016	137,020	117,176	2017	69,200
	152,946	2/26/2016	76,473					2018	47,976
		2/26/2017	76,473
	159,388	2/25/2016	53,129
		2/25/2017	53,129
		2/25/2018	53,130

TOTAL			381,275			137,020			117,176

Thomas A. McCarthy	3,777	3/5/2016	3,777	21,545	2/26/2016	21,545	23,382	2017	13,456
	29,739	2/26/2016	14,869					2018	9,926
		2/26/2017	14,870
	32,977	2/25/2016	10,992
		2/25/2017	10,992
		2/25/2018	10,993

TOTAL			66,493			21,545			23,382

Herbert A. Fritch	13,988	3/5/2016	13,988	117,842	2/26/2016	27,802	16,643	2017	9,612
	21,242	2/26/2016	10,621		1/31/2016	45,020		2018	7,031
		2/26/2017	10,621		1/31/2017	45,020
	23,359	2/25/2016	7,786
		2/25/2017	7,786
		2/25/2018	7,787

TOTAL			58,589			117,842			16,643

Nicole S. Jones	11,387	3/5/2016	11,387	23,922	2/26/2016	22,631	17,729	2017	10,953
	24,208	2/26/2016	12,104		6/6/2016	1,291		2018	6,776
		2/26/2017	12,104
	22,509	2/25/2016	7,503
		2/25/2017	7,503
		2/25/2018	7,503

TOTAL			58,104			23,922			17,729

Matthew G. Manders	12,822	3/5/2016	12,822	27,073	2/26/2016	27,073	22,539	2017	13,440
	26,022	2/26/2016	13,011					2018	9,099
		2/26/2017	13,011
	30,229	2/25/2016	10,076
		2/25/2017	10,076
		2/25/2018	10,077

TOTAL			69,073			27,073			22,539

(i)	These columns include unvested restricted stock and SPSs granted for the 2013–2015 performance period. The number of SPSs reported in these columns reflects the shares vested in February 2016 for the SPS 2013–2015 performance period at their actual payout percentage. As of December 31, 2015, the relevant performance conditions had been satisfied but the awards were not fully vested until payout in February 2016. See the CD&A on pages 42 to 43 for information about the SPS program and the 2013–2015 SPS grants.

(ii)	These columns include unvested SPSs granted for the 2014–2016 and 2015–2017 performance periods. The SPS awards are not fully vested until paid in the year following the close of the three-year performance period. The People Resources Committee determines payout, if any, in the year of vesting based on achievement of three-year performance goals. It is not possible to determine whether SPS awards will vest until the end of the three-year performance period. Notwithstanding this, the SPS amounts reported in these columns assumes that each of the performance measures are achieved at target (100%). Because payment will be made in Cigna common stock, the actual value will be based on Cigna’s common stock price at the time of payment.

56	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

(2)	Based on the closing price of the Company’s common stock on December 31, 2015 ($146.33).

(3)	For Mr. Fritch, 273,787 vested options represent HealthSpring awards converted into Cigna equity upon the consummation of the HealthSpring merger. 90,040 of the shares in column (f) represent the restricted stock granted under the terms of his retention agreement.

OPTION EXERCISES AND STOCK VESTED IN 2015

This table provides information about the number of shares acquired, and value realized by, the NEOs upon exercise of stock options and the vesting of restricted stock and the 2012–2014 SPS awards during 2015. No SPSs awarded for the 2013–2015, 2014–2016 or 2015–2017 performance periods vested in 2015.

	OPTION AWARDS		STOCK AWARDS
NAME (a)	NUMBER OF SHARES ACQUIRED ON EXERCISE (#) (b)	VALUE REALIZED UPON EXERCISE ($) (c)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#) (d)		VALUE REALIZED UPON VESTING ($) (e)(1)
David M. Cordani	307,215	20,375,519	198,627	(2)	24,230,508
Thomas A. McCarthy	5,475	438,972	19,901	(2)	2,427,723
Herbert A. Fritch	389,289	44,377,317	36,016	(2)	4,393,592
Nicole S. Jones	39,297	2,785,279	32,076	(2)(3)	3,934,269
Matthew G. Manders	23,986	1,724,055	30,317	(2)	3,698,371

(1)	Value realized upon exercise of option awards is calculated by multiplying the number of shares acquired upon exercise by the difference between the market price at the time of the transaction and the option’s exercise price. For stock awards, the value realized upon vesting is calculated by multiplying the number of shares acquired upon vesting by the fair market value (FMV) per share of Cigna common stock. The Cigna Long-Term Incentive Plan defines FMV per share as the average of the high and the low trading price per share of Cigna common stock on the applicable vesting date (see notes (2) and (3) below).

(2)	Includes the vesting on February 27, 2015 of 2012–2014 SPS awards as follows: Mr. Cordani — 198,627; Mr. McCarthy — 19,901; Mr. Fritch — 36,016; Ms. Jones — 30,784; and Mr. Manders — 30,317. The FMV on February 27, 2015 was $121.99 per share.

(3)	Includes shares acquired upon the vesting of restricted shares as follows: Ms. Jones – 1,292 shares acquired on June 6, 2015 (FMV of $138.49 per share).

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	57

COMPENSATION MATTERS

PENSION BENEFITS FOR 2015

This table shows the present value as of December 31, 2015 of the estimated pension benefits payable upon retirement at age 65 to each of the NEOs, except for Mr. Fritch, who was not eligible to participate in the pension benefits plans. The amounts shown are present values and not necessarily the actual amounts that will be paid to the NEOs, because those amounts will not be known until the pension benefits become payable. No pension benefits payments were made to any of the NEOs during 2015.

NAME (a)	PLAN NAME (b)	NUMBER OF YEARS CREDITED SERVICE #(1) (c)	PRESENT VALUE OF ACCUMULATED BENEFIT ($) (d)(2)
David M. Cordani	Cigna Pension Plan (Part B)	18	288,888
	Cigna Supplemental Pension Plan	18	172,336
	Cigna Supplemental Pension Plan of 2005	18	568,943

Thomas A. McCarthy	Cigna Pension Plan (Part A)	19.3	638,960
	Cigna Pension Plan (Part B)	26	179,256
	Cigna Supplemental Pension Plan	26	271,449
	Cigna Supplemental Pension Plan of 2005	26	171,280

Nicole S. Jones	Cigna Pension Plan (Part B)	3	49,035
	Cigna Supplemental Pension Plan of 2005	3	53,669

Matthew G. Manders	Cigna Pension Plan (Part A)	23	827,594
	Cigna Supplemental Pension Plan	23	408,165
	Cigna Supplemental Pension Plan of 2005	23	2,014,682

(1)	No employee has received additional credited years of service since 2009.

(2)	Assumptions used in the calculations of the amounts in this column are included in Note 9 to our audited financial statements for the year ended December 31, 2015 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2016. The actuarial present values of the prior period benefits were, in part, computed as a projected lump sum payout payable at normal retirement age (age 65) which was then discounted to the present value as of December 31, 2015 using the same assumptions as those used for financial reporting purposes. Mr. McCarthy’s and Mr. Manders’ values also include the present value of benefits that are defined as a single life annuity payable at normal retirement age. The assumptions are interest discount rates of 4.11% for the Cigna Pension Plan and 3.74% for the Cigna Supplemental Pension Plan and the Cigna Supplemental Pension Plan of 2005, and the RP 2014 mortality table (adjusted to 2006) with scale MP 2015 on a generational basis for those plans.

58	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

Cigna Pension Plan

The Cigna Pension Plan (CPP), a tax-qualified plan, was frozen effective July 1, 2009, and does not cover employees hired after that date. From 2000 to July 2009, the CPP covered all U.S. based full-time employees, including the NEOs serving during that time. Cigna makes all the contributions necessary to fund CPP benefits into a trust fund, and the annual contributions are at least the amount required to meet the applicable minimum funding requirements. Benefits are payable only after the termination of an employee’s service with Cigna.

The CPP consists of Parts A and B, as described below. Part A covered certain employees hired before 1989, while Part B covered all other eligible U.S. employees. The CPP’s benefit formulas applied equally to NEOs and other employees. CPP benefits are based on an employee’s years of credited service and eligible earnings.

•	“Credited service” is generally the period of an employee’s service with a Cigna company while the individual participated in the CPP. An employee received credit for one year of credited service for any calendar year in which the employee was credited with at least 1,000 hours of service. No employee has received credit for any service after 2009.

•	“Eligible earnings” include base salary and annual incentive pay, but not payments under any long-term incentive compensation plans. Earnings after July 1, 2009 are not eligible earnings.

Part A

For credited service before April 1, 2008, Part A provides an annual retirement benefit stated in terms of a single life annuity payable at age 65. That annual benefit equals:

•	the employee’s years of credited service (up to a maximum of 30 years);

•	multiplied by 2% of the higher of the employee’s average annual eligible earnings over (a) the final 36 months of service, or (b) the three consecutive calendar years with the highest eligible earnings; and

•	minus an offset equal to approximately half of the employee’s annual Social Security benefits.

On March 31, 2008, this formula was frozen so that credited service after March 31, 2008 and eligible earnings after July 1, 2009 are not counted.

Part A benefits under the frozen formula are generally payable only in annuity form as early as age 55. An actuarial reduction applies if benefit payments begin before age 65. All Part A participants are 100% vested.

Effective April 1, 2008, Cigna adopted a new cash balance formula under Part A. For credited service on or after April 1, 2008, the plan provides a retirement benefit stated as a lump sum hypothetical account balance. That account balance equals the sum of (1) the employee’s accumulated annual benefit credits and (2) quarterly interest credits.

For each year that an employee earned a year of credited service, the employee’s account received annual benefit credits equal to a percentage of eligible earnings: 8% for 2008 eligible earnings after March 31, 2008; 9% for 2009 eligible earnings through July 1, 2009; and 3% once an employee has 30 years of credited service.

On the last day of each calendar quarter until an employee’s benefit is paid, the employee’s account also received interest credits, which were based on an annual rate equal to the lesser of 9% or the yield on the five-year U.S. Treasury Constant Maturity Notes for the month of November of the preceding calendar year, plus 25 basis points. However, the annual rate would not be less than 4.5%.

The hypothetical account balance is payable as early as an employee’s termination of employment. Payments may be made in annuity form or lump sum, at the employee’s election subject to the terms of the CPP.

Part B

Part B provides a retirement benefit stated as a lump sum hypothetical account balance similar to the Part A cash balance benefit described above. However:

•	Annual Part B benefit credits range from 3% to 8.5% of eligible earnings, based on the employee’s age and accumulated years of credited service.

•	Effective July 1, 2009, when the Plan was frozen, any Part B participant employed by Cigna on April 1, 2009 became 100% vested.

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	59

COMPENSATION MATTERS

Cigna Supplemental Pension Plan and Cigna Supplemental Pension Plan of 2005

The Cigna Supplemental Pension Plan (CSPP), an unfunded, nonqualified plan, was frozen effective December 31, 2004, and replaced with the Cigna Supplemental Pension Plan of 2005 (CSPP 2005), also an unfunded, nonqualified plan, which was frozen effective July 1, 2009.

The CSPP provides an additional pension benefit to any employee whose CPP benefit is limited by one or more federal income tax laws, including limitations on compensation recognition, limitations on retirement benefits amounts and an exclusion from eligible earnings of any compensation deferred under a nonqualified deferred compensation arrangement. The additional benefit equals the amount by which those limits reduce the pension benefit an employee would otherwise receive under the CPP. The same plan provisions, including the definitions of service and earnings, apply equally to all employees with compensation above the qualified plan limits, including the NEOs.

In calculating CSPP benefits, the above limits are ignored; otherwise, the regular CSPP formulas and other terms and conditions apply. CSPP benefits are paid in the year after an employee reaches age 55 or separates from service with Cigna, whichever is later. Pre-2005 benefits are ordinarily paid in a lump sum, based on the rules of the CSPP, but an employee who makes a timely election in compliance with applicable tax law may have all or part of the benefit that was earned and vested before 2005 paid in equivalent monthly installments. Any lump sum more than $100,000 is payable in two installments, with the second installment paid one year after the first. Supplemental pension plan benefits earned after 2004 are covered under the CSPP 2005, which provides only for payments in a lump sum in the year after an employee separates from service or reaches age 55, whichever is later.

NONQUALIFIED DEFERRED COMPENSATION FOR 2015

This table provides information about the contributions, earnings and balances of Mr. Cordani under the deferred compensation plan as of and for the year ended December 31, 2015. None of the other NEOs have deferred compensation.

NAME (a)	PLAN NAME (b)	EXECUTIVE CONTRIBUTIONS IN LAST FY ($) (c)	REGISTRANT CONTRIBUTIONS IN LAST FY ($) (d)	AGGREGATE EARNINGS IN LAST FY ($) (e)	AGGREGATE WITHDRAWAL/ DISTRIBUTIONS ($) (f)	AGGREGATE BALANCE AT LAST FYE ($) (g)(1)
David M. Cordani	Cigna Deferred Compensation Plan	—	—	135,486	—	456,279

(1)	This column includes compensation earned in prior years and reported in the Summary Compensation Tables of Cigna’s previous proxy statements (beginning with the 2007 proxy statement) in the aggregate amount of $95,200 for Mr. Cordani.

Cigna Deferred Compensation Plan

Cigna credits deferred compensation with hypothetical investment earnings during the deferral period as follows:

•	Deferred cash compensation is credited with amounts that equal the gains (or losses) on the actual investment options available under the Cigna 401(k) Plan. The 401(k) investment options include a default fixed income fund with an annual interest rate applicable for 2015 of 3.65%, which is not considered an “above market” interest rate as that term is defined by the SEC. The fixed income fund is the only hypothetical investment option available to non-executive employees.

•	Deferred shares of Cigna common stock are credited with amounts equal to any dividends that are paid on actual shares of Cigna common stock. These hypothetical dividends are treated as deferred cash compensation.

Subject to limitations under Section 16 of the Securities Exchange Act of 1934 and under Cigna’s Securities Transactions and Insider Trading Policy, which prohibits trading by Cigna’s NEOs during blackout periods, executive officers who participate in the Deferred Compensation Plan can defer up to 100% of their base salary and annual incentive award and change their hypothetical investment allocations on deferrals once per quarter.

Generally, payments of deferrals after 2004 will be made or will begin during one of the following periods: July of the year following the year of an executive’s separation from service; the 90 day period beginning January 1 of the year following the year of an executive’s death; or a date specified by the officer or by Cigna. Deferred compensation balances represent a general unsecured and unfunded obligation of Cigna.

60	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The Contingent Payments Table on page 62 reflects the estimated amount of incremental compensation that would become payable to each of the NEOs under existing plans and arrangements if the NEO’s employment had terminated in certain scenarios on December 31, 2015, given the NEO’s compensation and service levels as of such date and, if applicable, based on our closing stock price on that date ($146.33 per share).

All change of control benefits are “double-trigger,” which means that they are payable only upon a change of control followed by termination of employment. Additionally, in connection with any actual termination of employment or change of control transaction, we may decide to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of the benefits described below, as the People Resources Committee determines appropriate.

The actual incremental amounts that would be paid upon an NEO’s termination of employment or in connection with a change of control can be determined only at the time of any such event. The calculation of the hypothetical amounts paid to each of the NEOs in the circumstances described below relies on assumptions used in making the calculations. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than those reported below. Factors that could affect these amounts include the timing during the year of any such event, our stock price and specific plan terms that govern administration of payments. See also the Employment Arrangements and Post-Termination Payments section of the CD&A on page 46 for a description of Cigna’s policies on severance pay and information on the retention agreement with Mr. Fritch.

In calculating the hypothetical payment amounts, we have assumed that: (1) change of control and termination occur as of December 31, 2015; (2) payments of benefits are made in a lump sum on December 31, 2015; and (3) the value of options would be equal to the value realized upon exercise of those options that accelerate as a result of the applicable event and that were in-the-money as of December 31, 2015. However, the actual exercise date of options is not known and payment dates would vary because of Internal Revenue Code rules relating to deferred compensation.

The table shown below does not include certain non-forfeitable payments or benefits, such as 401(k), supplemental 401(k), deferred compensation, pension plans and the value of previously vested in-the-money options, assuming exercise; in each case, the NEO would, subject to certain limitations, receive these payments or benefits upon termination, including voluntary termination or termination for cause. See the Pension Benefits for 2015 and Nonqualified Deferred Compensation for 2015 tables on pages 58 and 60, respectively.

Contingent Payment Descriptions

The aggregate amounts in the Contingent Payments Table appear under the following headings:

•	Severance, which refers to salary continuation upon involuntary termination, or salary continuation upon involuntary termination and change of control for the NEOs.

•	Annual Incentive, which refers to annual cash incentive awards payable to the NEOs.

•	Vesting of Previously Awarded Long-Term Incentives, which refers to accelerated vesting of in-the-money options and/or restricted stock and SPSs.

•	Outplacement Services and Other Benefits, which includes the cost to the Company for outplacement services and/or Company-paid basic life insurance.

•	Change of Control Cut-Back, which refers to the application of the reduction of the total payment upon change of control, by which either: (1) an executive will receive the full amount of change of control benefits and also pay any resulting excise tax; or (2) an executive’s change of control benefits will be reduced enough to avoid the excise tax entirely – whichever alternative provides the executive with the greater amount of after-tax benefits.

Hypothetical payment amounts represent an approximation of the potential payment.

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	61

COMPENSATION MATTERS

CONTINGENT PAYMENTS All Actions Assume a December 31, 2015 Termination Date
	INVOLUNTARY TERMINATION NOT FOR CAUSE ($) (a)	TERMINATION UPON A CHANGE OF CONTROL ($) (b)	EARLY RETIREMENT OR RETIREMENT ($) (c)	TERMINATION UPON DEATH OR DISABILITY ($) (d)
David M. Cordani
Severance	1,200,000	10,200,000	—	—
Annual Incentive	2,200,000	—	—	—
Vesting of Previously Awarded Long-Term Incentives	21,984,766	71,757,578	—	50,579,091
Outplacement Services and Other Benefits	29,310	19,310	—	—
Change of Control Cut-Back	—	—	—	—

TOTAL	25,414,076	81,976,888	—	50,579,091

Thomas A. McCarthy
Severance	740,000	4,620,000	—	—
Annual Incentive	800,000	—	800,000	—
Vesting of Previously Awarded Long-Term Incentives	3,824,335	12,491,006	7,024,995	8,649,550
Outplacement Services and Other Benefits	26,202	16,202	—	—
Change of Control Cut-Back	—	—	—	—

TOTAL	5,390,537	17,127,208	7,824,995	8,649,550

Herbert A. Fritch
Severance	1,000,000	6,000,000	—	—
Annual Incentive	1,000,000	—	1,000,000	—
Vesting of Previously Awarded Long-Term Incentives	17,072,467	25,058,744	20,342,675	21,497,365
Outplacement Services and Other Benefits	27,037	17,037	—	—
Change of Control Cut-Back	—	(2,090,268)	—	—

TOTAL	19,099,504	28,985,513	21,342,675	21,497,365

Nicole S. Jones
Severance	581,138	3,423,413	—	—
Annual Incentive	560,000	—	—	—
Vesting of Previously Awarded Long-Term Incentives	3,717,660	11,466,657	—	8,136,186
Outplacement Services and Other Benefits	26,327	16,327	—	—
Change of Control Cut-Back	—	—	—	—

TOTAL	4,885,125	14,906,397	—	8,136,186

Matthew G. Manders
Severance	750,000	4,950,000	—	—
Annual Incentive	900,000	—	—	—
Vesting of Previously Awarded Long-Term Incentives	4,302,541	13,636,376	—	9,514,991
Outplacement Services and Other Benefits	26,584	16,584	—	—
Change of Control Cut-Back	—	(3,921,422)	—	—

TOTAL	5,979,125	14,681,538	—	9,514,991

62	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

Involuntary Termination not for Cause (Column (a))

Payments and benefits may be provided to NEOs whose employment is terminated because of job elimination or any other non-cause reason. If a NEO is terminated not for cause, there is no plan or formula that prescribes benefits that would be provided. Some of the benefits, such as severance payments or payments in the amount of the value of unvested restricted stock awards, would be subject to the discretion of the People Resources Committee. In exercising such discretion, the Committee typically considers length of service, target total compensation, and career plans following termination of employment.

From the range of possible decisions the People Resources Committee may make about payments and benefits, we have assumed for purposes of this estimate that a NEO would receive:

•	An amount equal to one year of base salary.

•	A prorated portion of that individual’s annual incentive target for the year in which termination occurs. The total amount of the annual incentive payout for 2015 was included in the estimate because it assumes termination at year-end.

•	Payout of a prorated portion of previously awarded SPSs based on 100% of the 2013–2015 SPS award, 67% of the 2014–2016 SPS award and 33% of the 2015–2017 SPS award. The value shown for such NEO represents the number of SPSs multiplied by $146.33, the December 31, 2015 closing price of Cigna common stock.

•	A lump sum payment equal to the value of unvested restricted stock, calculated by multiplying the number of shares of restricted stock forfeited upon termination, by the closing price on the assumed termination date, which was $146.33 on December 31, 2015. For Mr. Fritch, the restricted stock granted as part of his retention agreement would immediately vest and be delivered as shares in lieu of receiving a lump sum cash payout.

•	Outplacement services and Company-paid basic life insurance, each for a period of one year. For purposes of this estimate, a cost of $25,000 for outplacement services was used.

Previous separation agreements with executive officers required the officer to make certain promises, covenants and waivers, including non-competition and non-solicitation obligations and a general release, in exchange for the benefits and payments provided by Cigna.

Pursuant to his retention agreement, upon a resignation for good reason, the vesting of Mr. Fritch’s restricted stock awards would accelerate. Had Mr. Fritch resigned for good reason on December 31, 2015, the value of this unvested restricted stock would have been $13,175,553.

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	63

COMPENSATION MATTERS

Termination upon a Change of Control (Column (b))

The payments and benefits discussed are entirely hypothetical and contingent in nature. However, if a change of control were to occur, executive officers who are terminated (other than as the result of conviction of a felony involving fraud or dishonesty directed against Cigna) within two years after a change of control would be entitled to the following payments and benefits:

•	156 weeks of pay, at the base salary rate in effect at termination.

•	Three-times the greater of the executive’s last annual incentive payout or the amount of the executive’s annual incentive target immediately before the change of control.

•	The number of outstanding SPSs multiplied by the greatest of: 100%; the vesting percentage from the preceding performance period; or the average vesting percentage for the last two performance periods. For purposes of this estimate, a vesting percentage of 170.5% of target was used. The value shown for each NEO represents the number of SPSs estimated to vest multiplied by $146.33, the closing price of Cigna common stock on December 31, 2015.

•	Unvested stock options and restricted stock awards would vest. Options would expire on the earlier of the original expiration date or three months after the termination date.

•	Six months of outplacement services and life insurance for one year paid by the Company. For purposes of this estimate, a cost of $15,000 for outplacement services was used.

If, within two years after a change of control, any of the following changes affect an executive officer, and he or she then resigns following written notification to Cigna, the resignation will be treated as a termination upon a change of control: any reduction in compensation, any material reduction in authority, duties or responsibilities, or a relocation of the executive’s office more than 35 miles from its location on the date of the change of control.

64	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

Early Retirement or Retirement (Column (c))

Upon early retirement (on or after age 55 and at least five years of service) or retirement (on or after age 65 and at least five years of service), the amount of any benefits or payments to an NEO is subject to the discretion of the People Resources Committee and/or the terms of any agreement executed by the Company and the retiring NEO that has been approved by the Committee. From the range of possible decisions the People Resources Committee may make about payments and benefits, we have assumed for purposes of this estimate a NEO would receive:

•	A prorated portion of that individual’s annual incentive target. The calculation includes the total annual incentive target for 2015 because the estimate assumes termination at year-end.

•	Payout of a prorated portion of previously awarded SPSs based on 100% of the 2013–2015 SPS award, 67% of the 2014–2016 SPS award and 33% of the 2015–2017 SPS award. The value shown for such NEO represents the number of SPSs held by the NEO multiplied by the closing price of Cigna common stock on December 31, 2015 ($146.33).

•	Vesting of any unvested options would be accelerated and the options would become exercisable at retirement and expire on the original expiration date. The calculation includes the gain on in-the-money exercisable options, assuming option exercises on December 31, 2015.

•	Vesting of any unvested Cigna restricted stock awards upon retirement, subject to the People Resources Committee’s approval.

At December 31, 2015, only Mr. McCarthy and Mr. Fritch were eligible for early retirement.

Death or Disability (Column (d))

If a NEO dies while still an active employee, certain benefits are available to that individual’s estate or surviving spouse. Restrictions on restricted stock awards would lapse upon death or disability. In addition, vesting of any unvested options would be accelerated and the options would become exercisable and expire on the original expiration date.

Upon death, the NEO’s estate or the surviving spouse would also receive an immediate payout of 100% of the outstanding SPS awards for the 2014–2016 and 2015–2017 performance periods. Upon disability, the NEO’s 2014–2016 and 2015–2017 SPS awards would fully vest, but would not be paid out until the end of the performance period. Payment of outstanding SPS awards upon death or disability for the 2013–2015 performance period is subject to the discretion of the People Resources Committee. In accordance with past practice, the estimates assume that the NEO’s estate or the surviving spouse would receive payment of 100% of the 2013–2015 SPS award.

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	65

COMPENSATION MATTERS

REPORT OF THE PEOPLE RESOURCES COMMITTEE

The People Resources Committee of the Board of Directors reviewed and discussed with Cigna’s management the Compensation Discussion and Analysis. Based on this review and discussion, the People Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission. The Board accepted the Committee’s recommendation.

People Resources Committee:

William D. Zollars, Chair

Eric J. Foss

Jane E. Henney, M.D.

John M. Partridge

Eric C. Wiseman

66	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

AUDIT MATTERS

Ratification of Appointment of Independent Registered
Public Accounting Firm (Proposal 3)

The Board’s Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee approved the appointment of PricewaterhouseCoopers LLP as Cigna’s independent registered public accounting firm for 2016. PricewaterhouseCoopers LLP has served as Cigna’s independent registered public accounting firm since Cigna’s formation in 1983. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Chair of the Audit Committee and the Chairman of the Board are involved in the selection of PricewaterhouseCoopers LLP’s lead engagement partner.

The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment even though ratification is not legally required. If shareholders do not ratify this appointment, the Audit Committee will reconsider PricewaterhouseCoopers’ appointment. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its shareholders.

A representative from PricewaterhouseCoopers LLP is expected to attend the Annual Meeting, may make a statement, and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Cigna’s independent registered public accounting firm.

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	67

AUDIT MATTERS

Policy for the Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. Specifically:

•	The full Audit Committee pre-approves all audit, review and attest services and their related fees. The Audit Committee has oversight of fee negotiations with the independent registered public accounting firm.

•	The General Auditor and Chief Risk Officer (CRO) for the Company presents to the full Audit Committee a schedule, accompanied by detailed documentation, listing all audit and permissible non-audit services expected to be performed by the Company’s independent registered public accounting firm during the calendar year. In the case of any additional permissible non-audit services concerning internal control over financial reporting and any tax service, the independent registered public accounting firm includes a written description of the scope of service and other information about the proposed service. The Audit Committee reviews the schedule and documentation, and pre-approves the audit and permissible non-audit services it deems appropriate.

•	For additional audit and permissible non-audit services that arise during the calendar year, the CRO presents an updated schedule reflecting the additional services for review and consideration for pre-approval by the Audit Committee. After the CRO’s presentation of the schedules as described above and, if applicable, a discussion with the Company’s independent registered public accounting firm regarding the potential effects of any permissible non-audit services related to internal control over financial reporting or permissible tax services on the independence of the Company’s independent registered public accounting firm, the Audit Committee will approve those audit and permissible non-audit services it deems appropriate and necessary.

•	The policy allows the pre-approval of additional audit and permissible non-audit services to be delegated to one or more Audit Committee members so long as the proposed services do not exceed $250,000 individually. Any services approved in this manner must be reported to the full Audit Committee at its next regularly scheduled meeting.

•	The CRO reports to the Audit Committee at each meeting on any non-audit services performed by the independent registered public accounting firm and on fees incurred for any services performed by the independent registered public accounting firm. At each in-person meeting, the CRO reports to the Audit Committee the projected ratio between audit and non-audit fees of the independent registered public accounting firm.

68	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

AUDIT MATTERS

Fees to Independent Registered Public Accounting Firm

Aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of financial statements for the fiscal years ended December 31, 2015 and December 31, 2014, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods were as follows:

	2015	2014
Audit Fees	$11,396,000	$10,817,000
Audit-Related Fees	2,482,000	1,399,000
Tax Fees	347,000	508,000
All Other Fees	579,000	367,000
TOTAL	$14,804,000	$13,091,000

Audit fees include the audit of annual financial statements; the review of quarterly financial statements; the performance of statutory audits; quarterly comfort letter work; and the evaluation of the effectiveness of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act.

Audit-related fees include assurance and related services that were reasonably related to the audit of annual financial statements and reviews of quarterly financial statements, but not reported under Audit Fees. Audit-related fees include: employee benefit plan audits; internal control reviews (e.g., Statement of Standards for Attestation Engagements No. 16 reports); consultation concerning financial accounting and reporting standards;

agreed upon procedures; due diligence purchase accounting; and regulatory examinations.

Tax fees include tax recovery services, tax consulting and tax compliance services.

All other fees include professional services rendered by PricewaterhouseCoopers LLP not reported in any other category and include pre-approved business process advisory and other services that, for 2015, relate primarily to an information technology assessment, a market demographics assessment, regulatory training and an assessment related to the transition to the new financial reporting standard applicable in the U.K.

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	69

AUDIT MATTERS

REPORT OF THE AUDIT COMMITTEE

Cigna maintains an independent Audit Committee that operates under a written charter adopted by the Board of Directors. All of the members of the Audit Committee are independent (as defined in the listing standards of the New York Stock Exchange, SEC regulations and Cigna’s independence standards).

Cigna’s management has primary responsibility for preparing Cigna’s financial statements and establishing and maintaining financial reporting systems and internal controls. Management also is responsible for reporting on the effectiveness of Cigna’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Cigna’s consolidated financial statements and issuing a report on these financial statements. The independent registered public accounting firm also is responsible for, among other things, issuing an attestation report on the effectiveness of Cigna’s internal control over financial reporting based on its audit. As provided in the Audit Committee’s charter, the Audit Committee’s responsibilities include oversight of these processes. As part of its oversight responsibilities, the Audit Committee meets periodically with Cigna’s CRO, Chief Accounting Officer, General Counsel, Chief Financial Officer and independent registered public accounting firm, with and without management present, to discuss the adequacy and effectiveness of Cigna’s internal controls and the quality of the financial reporting process.

In this context, before Cigna filed its Annual Report on Form 10-K for the year ended December 31, 2015 (Form 10-K) with the Securities and Exchange Commission, the Audit Committee:

•	Reviewed and discussed with Cigna’s management the audited consolidated financial statements included in the Form 10-K and considered management’s view that the financial statements present fairly, in all material respects, the financial condition and results of operations of Cigna.

•	Reviewed and discussed with Cigna’s management and with the independent registered public accounting firm, PricewaterhouseCoopers LLP, the effectiveness of Cigna’s internal control over financial reporting as well as management’s report and PricewaterhouseCoopers LLP’s attestation on the subject.

•	Discussed with PricewaterhouseCoopers LLP matters related to the conduct of its audit that are required to be communicated by auditors to audit committees and matters related to the fair presentation of Cigna’s financial condition and results of operations, including critical accounting estimates and judgments.

•	Received the required written communications from PricewaterhouseCoopers LLP that disclose all relationships that may reasonably be thought to bear on its independence and to confirm its independence. Based on these communications, the Audit Committee discussed with PricewaterhouseCoopers LLP its independence from Cigna.

•	Discussed with each of Cigna’s Chief Executive Officer and Chief Financial Officer their required certifications contained in Cigna’s Form 10-K.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited consolidated financial statements be included in Cigna’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Audit Committee:

Roman Martinez IV, Chair

Michelle D. Gass

James E. Rogers

Donna F. Zarcone

70	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

OWNERSHIP OF CIGNA COMMON STOCK

Stock Held by Directors, Nominees and Executive Officers

The following table provides information as of February 1, 2016 about the amount of Cigna common stock beneficially owned by each director, nominee and executive officer named in the Summary Compensation Table (named executive officers) and the amount of Cigna common stock beneficially owned by the directors, nominees and executive officers as a group. In general, “beneficial ownership” includes those shares a director, nominee or executive officer has the power to vote or transfer (even if another person is the record owner), and stock options that are exercisable as of February 1, 2016 or that may become exercisable within 60 days.

NAME	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)	PERCENT OF CLASS
Directors and Nominees
Eric J. Foss	11,017	*
Michelle D. Gass	2,753	*
Isaiah Harris, Jr.(2)	13,500	*
Jane E. Henney, M.D.(2)	15,340	*
Roman Martinez IV(2)	22,996	*
John M. Partridge	30,871	*
James E. Rogers(2)	—	*
Eric C. Wiseman(2)	4,200	*
Donna F. Zarcone(2)	19,471	*
William D. Zollars(2)	14,471	*
Named Executive Officers
David M. Cordani	1,411,614	*
Thomas A. McCarthy	232,789	*
Herbert A. Fritch	641,250	*
Nicole S. Jones	103,481	*
Matthew G. Manders	179,399	*
All Directors, Nominees and Executive Officers as a group including those named above (19 Persons)	3,045,593	1.2%

*	Less than 1% of the outstanding common stock.

(1)	Includes, in addition to wholly owned shares owned on February 1, 2016:

•	shares of restricted common stock in the amount of 45,020 for Mr. Fritch and 1,291 for Ms. Jones;

•	13,500 vested restricted stock units that settle in common stock upon separation of service held by each of Messrs. Harris, Martinez and Zollars, Dr. Henney and Ms. Zarcone;

•	shares acquirable within 60 days of February 1, 2016 by exercising stock options in the amount of 992,961 for Mr. Cordani; 147,877 for Mr. McCarthy; 356,989 for Mr. Fritch; 65,878 for Ms. Jones; 104,527 for Mr. Manders; and an aggregate of 178,387 for other executive officers;

•	holdings in the Cigna stock fund of Cigna’s 401(k) Plan in the amount of 1,639 for Mr. Cordani; 1,168 for Mr. McCarthy, 1,313 for Ms. Jones; and an aggregate of 3,782 for other executive officers; and

•	shares paid upon the vesting of the 2013–2015 SPS program in the amount of 137,020 for Mr. Cordani; 21,545 for Mr. McCarthy; 27,802 for Mr. Fritch; 22,631 for Ms. Jones; 27,073 for Mr. Manders; and an aggregate of 45,562 for other executive officers.

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	71

OWNERSHIP OF CIGNA COMMON STOCK

(2)	The table below details as of February 1, 2016 certain other securities the value of which is directly tied to the value of Cigna stock, as described on page 26 of this Proxy Statement. Under SEC rules, deferred common stock and hypothetical shares of common stock are not considered beneficially owned and are therefore not included on the table above.

NAME	DEFERRED COMMON STOCK	HYPOTHETICAL SHARES OF COMMON STOCK
Isaiah Harris, Jr.	—	23,242
Jane E. Henney, M.D.	—	19,024
Roman Martinez IV	20,384	15,414
James E. Rogers	35,124	9,913
Eric C. Wiseman	9,721	2,121
Donna F. Zarcone	5,834	2,795
William D. Zollars	—	9,779

Additional Information about Stock Held by Directors, Director Nominees and Executive Officers

Directors, director nominees and executive officers as a group beneficially own approximately 1.2% of the outstanding common stock. These beneficial ownership percentages do not include any common stock equivalents and are based on 255,766,905 shares of common stock outstanding on February 1, 2016.

On February 1, 2016, the Cigna stock fund of Cigna’s 401(k) plan held a total of 5,541,664 shares, or approximately 2.2% of the outstanding common stock on that date. A Cigna management advisory committee determines how the shares held in the Cigna stock fund will be voted only to the extent the plans’ individual participants do not give voting instructions.

The directors, director nominees and executive officers control the voting and investment of all shares of common stock they own beneficially.

The address for each individual in the table above is c/o Cigna Corporation, 900 Cottage Grove Road, Bloomfield, Connecticut 06002.

72	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

OWNERSHIP OF CIGNA COMMON STOCK

Stock Held by Certain Beneficial Owners

The following table and notes provide information about beneficial owners of more than five percent of Cigna’s common stock. The percent of class reported in the table below is based on 255,766,905 shares of Cigna common stock outstanding as of February 1, 2016.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	17,728,719(1)	6.9%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	14,775,756(2)	5.8%
Dodge & Cox 555 California Street 40th Floor San Francisco, CA 94104	13,515,865(3)	5.3%

(1)	Based on information as of December 31, 2015 contained in an amended Schedule 13G filed with the SEC on February 10, 2016 by BlackRock, Inc. The amended Schedule 13G indicates that BlackRock, Inc. has sole voting power with respect to 15,445,029 shares; shared voting power with respect to 1,800 shares; sole dispositive power with respect to 17,726,919 shares; and shared dispositive power with respect to 1,800 shares.

(2)	Based on information as of December 31, 2015 contained in an amended Schedule 13G filed with the SEC on February 11, 2016 by The Vanguard Group. The amended Schedule 13G indicates that The Vanguard Group has sole voting power with respect to 482,015 shares; shared voting power with respect to 25,800 shares; sole dispositive power with respect to 14,266,049 shares; and shared dispositive power with respect to 509,707 shares. According to the amended Schedule 13G, Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., beneficially owns 403,554 of these shares and Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., beneficially owns 184,614 of these shares.

(3)	Based on information as of December 31, 2015 contained in a Schedule 13G filed with the SEC on February 12, 2016 by Dodge & Cox. The Schedule 13G indicates that Dodge & Cox has sole voting power with respect to 12,778,065 shares and sole dispositive power with respect to all of the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Cigna directors and executive officers are required to file reports of their holdings and transactions in Cigna securities with the Securities and Exchange Commission. Based on these reports and representations from our directors and executive officers, the Company believes that all reports due in 2015 were timely filed.

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	73

ANNUAL MEETING INFORMATION

Questions and Answers About the Proxy Materials

Why did I receive proxy materials? What is included in the proxy materials?

Our Board of Directors is soliciting your proxy to vote at the 2016 Annual Meeting of Shareholders. You received proxy materials because you owned shares of Cigna common stock on February 29, 2016, the record date, and that entitles you to vote at the Annual Meeting.

Proxy materials include the notice of annual meeting of shareholders, the proxy statement and our annual report on Form 10-K for the year ended December 31, 2015. If you received paper copies, the proxy materials also include a proxy card or voting instruction form. The proxy statement describes the matters on which the Board of Directors would like you to vote, and provides information about Cigna that we must disclose under Securities and Exchange Commission regulations when we solicit your proxy.

Your proxy will authorize specified persons, each of whom also are referred to as a proxy, to vote on your behalf at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the meeting in person. The written document by which you authorize a proxy to vote on your behalf is referred to as a proxy card.

Why did I receive a “Notice of Internet Availability of Proxy Materials” instead of printed copies of the proxy statement and annual report?

Cigna has elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. On March 18, 2016, we mailed to shareholders a notice of the Internet availability of proxy materials containing instructions on how to access our proxy materials online. We believe electronic delivery will lower costs and reduce the environmental impact of our Annual Meeting because we will print and mail fewer full sets of materials.

You may request to receive printed proxy materials by following the instructions contained in the notice of Internet availability. You also may contact Cigna Shareholder Services at the address listed on page 78.

How can I get electronic access to the proxy materials?

The proxy materials are available for viewing at www.envisionreports.com/ci. The notice of Internet availability of proxy materials also provides instructions on how to:

•	view our proxy materials on the Internet;

•	vote your shares after you have viewed the proxy materials; and

•	select a future delivery preference of paper or electronic copies of the proxy materials.

For shareholders who received a printed copy of our materials, you still may choose to receive proxy materials electronically in the future. If you choose to do so, you will receive an email with instructions containing electronic links to the proxy materials for next year’s annual meeting and the proxy voting site.

If you hold your shares through a bank, broker or other custodian, you also may have the opportunity to receive the proxy materials electronically. Please check the information contained in the documents provided to you by your bank, broker or other custodian.

We encourage you to take advantage of the availability of the proxy materials electronically to help reduce the environmental impact of the Annual Meeting.

74	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

ANNUAL MEETING INFORMATION

Questions and Answers About Voting

What am I voting on at the Annual Meeting?

PROPOSAL	ITEM	BOARD RECOMMENDATION	PAGE
1	Election of the four director nominees named in this proxy statement for terms expiring in April 2017	Vote FOR each of the nominees	7
2	Advisory approval of executive compensation	Vote FOR	27
3	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016	Vote FOR	68

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters that will be presented and voted upon at the Annual Meeting. The proxies will have discretionary authority, to the extent permitted by law, to decide how to vote on other matters that may come before the Annual Meeting.

How many votes can be cast by all shareholders?

Each share of Cigna common stock is entitled to one vote on each of the four directors to be elected and one vote on each of the other matters properly presented at the Annual Meeting. We had 256,253,389 shares of common stock outstanding and entitled to vote on February 29, 2016.

How many votes must be present to hold the Annual Meeting?

At least two-fifths of the issued and outstanding shares entitled to vote, or 102,501,356 shares, present in person or by proxy, are needed for a quorum to hold the Annual Meeting. Abstentions and broker non-votes (discussed below) are included in determining whether a quorum is present. We urge you to vote by proxy even if you plan to attend the Annual Meeting. This will help us know that enough votes will be present to hold the meeting.

How many votes are needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?

The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares held by brokers (referred to as broker non-votes). When a beneficial owner does not provide voting instructions to the institution that holds the shares in street name, brokers may not vote those shares in matters deemed non-routine. Proposals 1 and 2 below are non-routine matters.

PROPOSAL NUMBER	ITEM	VOTE REQUIRED FOR APPROVAL	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON-VOTES
1	Election of directors	Majority of votes cast	No effect	Not voted/No effect
2	Advisory approval of executive compensation	Majority of shares present and entitled to vote	Counted “against”	Not voted/No effect
3	Ratification of the appointment of independent auditor	Majority of shares present and entitled to vote	Counted “against”	No broker non-votes; shares are voted by brokers in their discretion

Signed but unmarked proxy cards will be voted “for” proposals 1, 2 and 3. Shares held by the Cigna stock fund of the Cigna 401(k) Plan that are not voted timely or properly, will be voted by the plan trustees as instructed by Cigna’s Retirement Plan Committee.

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	75

ANNUAL MEETING INFORMATION

How do I vote if I own shares as a record holder?

If your name is registered on Cigna’s shareholder records as the owner of shares, you are the “record holder.” This may include shares held at Computershare from restricted stock that has vested, shares acquired through an option exercise and shares issued in settlement of SPS awards. If you hold shares as a record holder, there are four ways that you can vote your shares.

Over the Internet. Vote at www.envisionreports.com/ci. The Internet voting system is available 24 hours a day until 11:59 p.m. Eastern Time on Tuesday, April 26, 2016. Once you enter the Internet voting system, you can record and confirm (or change) your voting instructions.

By telephone. Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Time on Tuesday, April 26, 2016. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

By mail. If you received a proxy card, mark your voting instructions on the card and sign, date and return it in the postage-paid envelope provided. If you received only a notice of Internet availability but want to vote by mail, the notice includes instructions on how to request a paper proxy card. For your mailed proxy card to be counted, we must receive it before 8:00 a.m. Eastern Time on Wednesday, April 27, 2016.

In person. Attend the Annual Meeting, or send a personal representative with a valid legal proxy.

Please note that you cannot vote using the notice of Internet availability of proxy materials. The notice identifies the items of business and describes how to vote, but you cannot vote by marking the notice and returning it.

How do I vote if my Cigna shares are held by a bank, broker or custodian?

If your shares are held by a bank, broker or other custodian (commonly referred to as shares held “in street name”), the holder of your shares will provide you with a copy of this proxy statement, a voting instruction form and directions on how to provide voting instructions. These directions may allow you to vote over the Internet or by telephone. Unless you provide voting instructions, your shares will not be voted on any matter except for ratifying the appointment of our independent auditors. To ensure that your shares are counted in the election of directors and the advisory approval of executive compensation, we encourage you to provide instructions on how to vote your shares.

If you hold shares in street name and want to vote in person at the Annual Meeting, you will need to ask your bank, broker or custodian to provide you with a valid legal proxy. You will need to bring the proxy with you to the Annual Meeting in order to vote. Please note that if you request a legal proxy from your bank, broker or custodian, any previously executed proxy will be revoked and your vote will not be counted unless you vote in person at the Annual Meeting or appoint another valid legal proxy to vote on your behalf.

How do I vote if my Cigna shares are held by Fidelity in an employee stock account?

Employee stock accounts maintained by Fidelity include unvested restricted stock that is votable if held on the record date. You should follow the rules above for voting shares held as a record holder.

How do I vote shares held in the Cigna stock fund of the Cigna 401(k) Plan?

If you have money invested in the Cigna stock fund of the Cigna 401(k) Plan, you may provide voting instructions as to the number of shares allocated to your account on the record date. However, you have an earlier deadline for submitting voting instructions. Your voting instructions must be received by 11:59 p.m. Eastern Time on Thursday, April 21, 2016. You may vote over the Internet, by telephone or by mail (as described above), but you may not vote shares allocated to your 401(k) accounts in person at the Annual Meeting. The plan trustees will vote such shares in accordance with your voting instructions if they are received timely. If you do not send instructions by the April 21, 2016 deadline, you do not vote or you return your proxy card with unclear voting instructions or no voting instructions, the plan trustees will vote the number of shares allocated to your 401(k) account as instructed by Cigna’s Retirement Plan Committee. Your voting instructions will be kept confidential under the terms of the plan.

Shares allocated to your 401(k) account, shares held in an employee stock account with Fidelity or shares held at Computershare may be aggregated on one proxy card. Please note that if voting instructions are submitted after 11:59 p.m. Eastern Time on Thursday, April 21, 2016, your vote will be counted for any shares held in your employee stock accounts at Fidelity or Computershare, but not with respect to shares allocated to your 401(k) account.

76	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

ANNUAL MEETING INFORMATION

Can I change my vote?

Yes. If you are a record holder, you may:

•	Enter new instructions by telephone or Internet voting before 11:59 p.m. Eastern Time on Tuesday, April 26, 2016;

•	Send a new proxy card with a later date than the card submitted earlier. We must receive your new proxy card before 8:00 a.m. Eastern Time on Wednesday, April 27, 2016;

•	Write to the Corporate Secretary at the address listed below. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received by the Corporate Secretary before 8:00 a.m. Eastern Time on Wednesday, April 27, 2016; or

•	Vote in person (or send a personal representative with a valid proxy) at the Annual Meeting, which will automatically cancel any proxy previously given.

If you hold your shares in street name, you may:

•	Submit new voting instructions in the manner provided by your bank, broker or other custodian; or

•	Contact your bank, broker or other custodian to request a proxy to vote in person at the Annual Meeting.

Written notices of revocation and other communications about revoking Cigna proxies should be addressed to Corporate Secretary, Cigna Corporation, Two Liberty Place, 7th Floor, 1601 Chestnut Street, Philadelphia, Pennsylvania 19192-1550.

Who will count the votes? Is my vote confidential?

Computershare has been appointed Inspector of Election for the Annual Meeting. The Inspector of Election will determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum, and the validity of proxies and ballots, and will count all votes and ballots.

All votes are confidential. Your voting records will not be disclosed to us, except as required by law, in contested Board elections or certain other limited circumstances.

Who pays for the proxy solicitation and how will Cigna solicit votes?

Cigna pays the cost of preparing our proxy materials and soliciting your vote. Proxies may be solicited on our behalf by our directors, officers, employees and agents by telephone, electronic or facsimile transmission or in person. We will enlist the help of banks and brokerage houses in soliciting proxies from their customers and reimburse them for their related out-of-pocket expenses. In addition, we have engaged Georgeson, Inc. to assist in soliciting proxies. Cigna will pay Georgeson a fee of approximately $15,000 plus reasonable out-of-pocket expenses.

Where can I find the voting results of the Annual Meeting?

We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC. The Form 8-K will be available online at www.cigna.com/aboutus/sec-filings within four business days following the end of our Annual Meeting.

How can I communicate with the Board of Directors?

Shareholders and interested parties may contact the Board of Directors, the Chairman, the independent directors, or specific individual directors by submitting an e-mail to DirectorAccessMailbox@cigna.com. Shareholders and interested parties also may send written correspondence to Director Access, Attention: Office of the Corporate Secretary, Cigna Corporation, Two Liberty Place, 7th Floor, 1601 Chestnut Street, Philadelphia, PA 19192-1550.

The Corporate Secretary will compile all communications other than routine commercial solicitations and opinion surveys sent to Board members and periodically submit them to the Board. Communications addressed to individual directors at the director address will be submitted to such individual directors. The Corporate Secretary also will promptly advise the appropriate member of management of any concerns relating to Cigna’s products or services, and the Corporate Secretary will notify the Board of the resolution of those concerns.

How does a shareholder submit a proposal or nomination of a director candidate for the 2017 annual meeting?

The following summarizes the requirements for shareholder proposals.

•	If you intend to submit a proposal to be included in next year’s proxy statement pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal on or before November 18, 2016. Submitting a shareholder proposal does not guarantee that Cigna will include the proposal in the proxy statement if the proposal does not satisfy the SEC’s rules.

•	If you want to present your proposal at the 2017 annual meeting but are not proposing it pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal by the close of business on January 27, 2017 and it must satisfy the requirements set forth in Article II, Section 12 of Cigna’s By-Laws.

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	77

ANNUAL MEETING INFORMATION

If you would like to nominate a candidate for director at the 2017 annual meeting, you must notify the Corporate Secretary by the close of business on January 27, 2017. The notice must include certain information, specified in Cigna’s By-Laws, about you and your nominee.

Correspondence to the Corporate Secretary may be addressed to: Corporate Secretary, Cigna Corporation, Two Liberty Place, 7th Floor, 1601 Chestnut Street, Philadelphia, PA 19192-1550.

How do I obtain copies of Cigna’s corporate governance and other company documents?

The Guidelines, committee charters and Cigna’s Code of Ethics and the Director Code of Business Conduct and Ethics are posted at www.cigna.com/about-us/corporate-governance/. In addition, these documents are available in print to any shareholder who submits a written request to the Corporate Secretary at the address listed above.

The Company’s filings with the SEC, including its annual report on Form 10-K, are available through www.cigna.com/about-us/investors.

If you are a shareholder and did not receive an individual copy of this year’s proxy statement, annual report or notice of Internet availability of proxy materials, we will send a copy to you if you address a written request to Shareholder Services, Cigna Corporation, Two Liberty Place, 5th Floor, 1601 Chestnut Street, Philadelphia, PA 19192-1550. You may also contact Shareholder Services at (215) 761-3516 or shareholderservices@cigna.com.

What is householding and how does it affect me?

If you and other residents at your mailing address own shares of Cigna stock in “street name,” your broker or bank should have notified you that your household will receive only one proxy statement and annual report or notice of Internet availability of proxy materials, but each shareholder who resides at your address will receive a separate proxy card or voting instruction form. This practice is known as “householding.” Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Householding benefits both you and Cigna because it reduces the volume of duplicate information received at your household and helps Cigna reduce expenses and conserve natural resources.

If you would like to receive your own set of Cigna’s proxy statement and annual report or your own notice of Internet availability of proxy materials in the future, or if you share an address with another Cigna shareholder and together both of you would like to receive only a single set of Cigna’s proxy materials, please contact Broadridge,

Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or (800) 542-1061. The request must be made by each person in the household. Be sure to indicate your name, the name of your brokerage firm or bank, and your account number. The revocation of your consent to householding will be effective 30 days following its receipt.

IMPORTANT INFORMATION IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

You must have an admission ticket, as well as a valid form of government-issued photo identification, in order to be admitted to the Annual Meeting. If you are a Cigna shareholder of record and received a printed copy of Cigna’s proxy materials, you must bring the admission ticket portion of your proxy card to be admitted to the Annual Meeting. If you are a beneficial owner and your shares are held in the name of a broker, bank or other nominee, you must request an admission ticket in advance by mailing a request, along with proof of your ownership of Cigna common stock as of the close of business on the Cigna record date of February 29, 2016, to Corporate Secretary, Cigna Corporation, Two Liberty Place, 7th Floor, 1601 Chestnut Street, Philadelphia, Pennsylvania 19192-1550. Proof of ownership would be a bank or brokerage account statement in your name showing the number of shares of Cigna common stock held by you on the Cigna record date or a letter from your broker, bank or other nominee certifying the amount of your beneficial ownership interest as of the close of business on the Cigna record date.

If you wish to appoint a representative to attend the Annual Meeting in your place, you must provide to the Corporate Secretary, Cigna Corporation, Two Liberty Place, 7th Floor, 1601 Chestnut Street, Philadelphia, Pennsylvania 19192-1550, the name of your representative, in addition to the admission ticket portion of your proxy card if you are a Cigna shareholder of record, or your proof of ownership if you are a beneficial owner, and the address where the admission ticket should be sent. A Cigna shareholder may only appoint one representative. Requests from Cigna shareholders that are legal entities must be signed by an authorized officer or other person legally authorized to act on behalf of the legal entity.

Requests received after April 20, 2016, may not be able to be processed in time to allow you to receive your admission ticket before the date of the Annual Meeting so you should mail your request early.

Please note that cameras, recording equipment, electronic devices, large bags, briefcase or packages are not permitted in the meeting. Recording of the meeting is expressly prohibited.

78	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

ANNEX A — NON-GAAP MEASURES

CONSOLIDATED ADJUSTED INCOME FROM OPERATIONS RECONCILIATION (dollars in millions)
Year Ended December 31,	2015	2014	2013	2012	2011
Adjusted income from operations	$2,256	$2,115	$2,076	$1,878	$1,402
After-tax adjustments to reconcile to shareholders’ net income:
Realized investment gains	40	106	141	31	41
Amortization of other acquired intangible assets, net	(80)	(119)	(144)	(144)	(41)
Results of guaranteed minimum income benefits business	—	—	25	29	(135)
Special Items:
Debt extinguishment costs	(65)	—	—	—	—
Merger-related transaction costs	(57)	—	—	—	—
Transaction costs associated with PBM services agreement	—	—	(24)	—	—
Charge related to reinsurance transaction	—	—	(507)	—	—
Charge for disability claims regulatory matter	—	—	(51)	—	—
Charge for organizational efficiency plan	—	—	(40)	(50)	—
Costs associated with acquisitions	—	—	—	(40)	(31)
Litigation matters	—	—	—	(81)	—
Completion of IRS examination	—	—	—	—	24
Shareholders’ net income	$2,094	$2,102	$1,476	$1,623	$1,260

Special Items, pre-tax:
Debt extinguishment costs	$(100)	$—	$—	$—	$—
Merger-related transaction costs	(66)	—	—	—	—
Transaction costs associated with PBM services agreement	—	—	(37)	—	—
Charge related to reinsurance transaction	—	—	(781)	—	—
Charge for disability claims regulatory matter	—	—	(77)	—	—
Charge for organizational efficiency plan	—	—	(60)	(77)	—
Costs associated with acquisitions	—	—	—	(53)	(39)
Litigation matters	—	—	—	(124)	—
Completion of IRS examination	—	—	—	—	38
Total	$(166)	$—	$(955)	$(254)	$(1)

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	A-1

ANNEX A — NON-GAAP MEASURES

OPERATING BUSINESSES ADJUSTED INCOME FROM OPERATIONS RECONCILIATION (dollars in millions)
	Global Health Care			Global Supplemental Benefits			Group Disability and Life
	2015	2014	2013	2015	2014	2013	2015	2014	2013
Adjusted income from operations	$1,848	$1,752	$1,699	$262	$243	$200	$324	$317	$311
After-tax adjustments to reconcile to shareholders’ net income:
Realized investment gains	30	54	73	1	3	5	4	14	40
Amortization of other acquired intangible assets, net	(84)	(106)	(127)	4	(13)	(17)	—	—	—
Special Items:
Transaction costs associated with PBM services agreement	—	—	(24)	—	—	—	—	—	—
Charge for disability claims regulatory matter	—	—	—	—	—	—	—	—	(51)
Charge for organizational efficiency plan	—	—	(31)	—	—	(8)	—	—	(1)
Shareholders’ net income, by segment	$1,794	$1,700	$1,590	$267	$233	$180	$328	$331	$299

Special Items, pre-tax:
Transaction costs associated with PBM services agreement	$—	$—	$(37)	$—	$—	$—	$—	$—	$—
Charge for disability claims regulatory matter	—	—	—	—	—	—	—	—	(77)
Charge for organizational efficiency plan	—	—	(47)	—	—	(11)	—	—	(2)
Total	$—	$—	$(84)	$—	$—	$(11)	$—	$—	$(79)

A-2	Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement

ANNEX B — 2015 GENERAL INDUSTRY PEER GROUP

2015 General Industry Peer Group
Abbott Laboratories	Lowe’s Corporation
AbbVie Inc.	Medtronic, Inc.
Aetna Inc.	Merck & Co. Inc.
AFLAC Inc.	MetLife, Inc.
American Express Company	Morgan Stanley
American International Group, Inc.	Oracle Corporation
Amgen Inc.	Pfizer Inc.
Anthem, Inc.	Progressive Corp.
Baxter International Inc.	Prudential Financial, Inc.
Bristol-Myers Squibb Company	Sprint Nextel
Capital One Financial Corporation	T-Mobile US, Inc.
Catamaran Corporation	The Allstate Corporation
CenturyLink, Inc.	The Bank of New York Mellon Corporation
Citigroup Inc.	The Chubb Corporation
Colgate-Palmolive Co.	The Goldman Sachs Group, Inc.
Community Health Systems, Inc.	The Hartford Financial Services Group, Inc.
Computer Sciences Corporation	The PNC Financial Services Group, Inc.
eBay Inc.	The Travelers Companies, Inc.
Eli Lilly and Company	Thermo Fisher Scientific, Inc.
HCA Holdings, Inc.	U.S. Bancorp
Humana Inc.	Xerox Corporation
Kimberly-Clark Corporation

Cigna 2016 Notice of Annual Meeting of Shareholders and Proxy Statement	B-1

DRIVING DIRECTIONS

FOR THE 2016 ANNUAL MEETING

Windsor Marriott Hotel

Ballroom 4

28 Day Hill Road

Windsor, CT 06095

From Bradley International Airport:

1.	Depart Terminal Road toward Short Drive

2.	Keep right onto Bradley Field Connector (Road name changes to CT-20 E)

3.	Take ramp right for I-91 South toward Hartford

4.	At Exit 38B, take ramp right for Day Hill Road toward Poquonock / Windsor

5.	Hotel is on the right.

From the South and Downtown:

1.	Take I-91 North toward Springfield

2.	At Exit 38, take ramp right for CT-75 North toward Day Hill Rd / Summerwind / Poquonock

3.	Turn right onto CT-75 N / Poquonock Avenue

4.	Take ramp right and follow signs for Day Hill Road

5.	Hotel is on the right.

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 26, 2016.

Vote by Internet
• Go to www.envisionreports.com/ci • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board recommends a vote FOR all nominees named in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors for terms expiring in 2017:
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

01 - David M. Cordani	☐	☐	☐	02 - Isaiah Harris, Jr.	☐	☐	☐	03 - Jane E. Henney, M.D.	☐	☐	☐

04 - Donna F. Zarcone	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Advisory approval of Cigna’s executive compensation.	☐	☐	☐	3.	Ratification of appointment of PricewaterhouseCoopers LLP as Cigna’s independent registered public accounting firm for 2016.	☐	☐	☐

Note: Such other business as may properly come before the meeting or any postponements or adjournments thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The shares represented by this proxy will be voted as directed by the undersigned. Where no direction is given when a duly executed proxy is returned, such shares will be voted “For” all the nominees named in Proposal 1 and “For” Proposals 2 and 3 and will grant authority to the proxy holder to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF CIGNA CORPORATION. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 —Please keep signature within the box.	Signature 2 —Please keep signature within the box.
/ /

029IJB

Admission Ticket

Cigna Corporation 2016 Annual Meeting of Shareholders

Wednesday, April 27, 2016

8:00 a.m.

Windsor Marriott Hotel

Ballroom 4

28 Day Hill Road

Windsor, Connecticut 06095

Please bring a valid government issued photo ID to be admitted to the meeting. In addition, if you own shares in street name, bring your most recent brokerage statement or a letter from your broker or other nominee with you to the meeting so that we can verify your ownership of common stock.

Please note: no cameras, recording equipment, electronic devices, large bags, briefcases, signs or packages will be permitted. Mobile phones will be permitted in the meeting venue but may not be used for any purpose at any time while in the meeting venue. Violation of this rule can result in removal from the meeting venue. Please note that due to security reasons, all bags may be subject to search. Cigna will be unable to admit anyone who does not comply with these security procedures. No one will be admitted to the Cigna annual meeting once the meeting has commenced.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy/Voting Instruction Card

Cigna Corporation

Annual Meeting of Shareholders

April 27, 2016, 8:00 a.m.

This proxy/voting instruction card is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Neil Boyden Tanner and Marguerite C. Geiger, or either of them, as proxies with full power of substitution. Each of them is hereby authorized to represent the undersigned and vote all shares of the Corporation held of record by the undersigned on February 29, 2016 at the Annual Meeting of Shareholders, to be held at the Windsor Marriott Hotel, Ballroom 4, 28 Day Hill Road, Windsor, Connecticut 06095, on Wednesday, April 27, 2016 at 8:00 a.m., or at any postponements or adjournments thereof, on the matters set forth in the Proxy Statement dated March 18, 2016.

If the undersigned has voting rights with respect to shares of the Corporation’s common stock under the Cigna 401(k) Plan, the undersigned hereby directs the trustee of the Cigna 401(k) Plan to vote shares equal to the number of shares allocated to the undersigned’s accounts under the plan in accordance with the instructions given herein. If the trustee does not receive instructions by 11:59 p.m. Eastern time on Thursday, April 21, 2016, the trustee will vote such shares in the manner instructed by the Corporation’s Retirement Plan Committee.

This proxy/voting instruction card is solicited on behalf of the Board of Directors of Cigna Corporation pursuant to a separate Notice of Annual Meeting and Proxy Statement dated March 18, 2016, receipt of which is hereby acknowledged.

You are encouraged to specify your choices by marking the appropriate selections (either on this card or electronically), but you need not specify any choices if you wish to vote in accordance with the Board of Directors’ recommendations, so long as you submit your proxy. If you use this card to vote, you must sign it on the reverse side for your vote to be counted.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.